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                                                           EXHIBIT 5(a)




                           CREDIT AGREEMENT



                             By and Among



                    INSITUFORM TECHNOLOGIES, INC.,

                      THE LENDERS LISTED HEREIN,



                                  and



            SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION
                               As Agent






        $105,000,000 Revolving Credit/Letter of Credit Facility


                           October 25, 1995
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                           TABLE OF CONTENTS
                                                                  PAGE

ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . -1-
     Section 1.01 . . . . . . . . . . . . . . . . . . . . . . . . -1-

ARTICLE II.  THE LOAN . . . . . . . . . . . . . . . . . . . . . .-13-
     Section 2.01.    Revolving Credit Loan Commitment
                      and Term Loan, Revolving Credit
                      Termination, Swing Line Loan,
                      Letter of Credit Facility, Etc. . . . . . .-13-
     Section 2.02.    Lenders Not Permitted or Required To
                      Make Loans. . . . . . . . . . . . . . . . .-17-
     Section 2.03.    Borrowing Procedure under Loans . . . . . .-17-
     Section 2.04.    Disbursement of Funds . . . . . . . . . . .-18-
     Section 2.05.    Notes . . . . . . . . . . . . . . . . . . .-19-
     Section 2.06.    Interest. . . . . . . . . . . . . . . . . .-19-
     Section 2.07.    (a)  Required Prepayment. . . . . . . . . .-20-
                      (b)  Optional Prepayment. . . . . . . . . .-20-
     Section 2.08.    Participation Agreements. . . . . . . . . .-20-
     Section 2.09.    Use of Proceeds . . . . . . . . . . . . . .-20-
     Section 2.10.    Conditions of Lending . . . . . . . . . . .-20-
     Section 2.11.    Term of Agreement; Reduction of
                      Maximum Total Amount. . . . . . . . . . . .-20-
     Section 2.12.    Payments; Debit Authority; Etc. . . . . . .-21-
     Section 2.13.    Funding Losses. . . . . . . . . . . . . . .-22-
     Section 2.14.    Apportionment of Payments . . . . . . . . .-22-
     Section 2.15.    Sharing of Payments, Etc. . . . . . . . . .-22-
     Section 2.16.    Capital Adequacy. . . . . . . . . . . . . .-23-
     Section 2.17.    Right of Offset, Etc. . . . . . . . . . . .-23-
     Section 2.18.    Non-Use Fee . . . . . . . . . . . . . . . .-23-
     Section 2.19.    Letter of Credit Fees . . . . . . . . . . .-23-
     Section 2.20.    Other Fees. . . . . . . . . . . . . . . . .-24-
     Section 2.21.    Substitute Revolving Credit Facility. . . .-24-
     Section 2.22.    Usury . . . . . . . . . . . . . . . . . . .-24-
     Section 2.23.    Interest Rate Not Ascertainable, Etc. . . .-25-
     Section 2.24.    Illegality. . . . . . . . . . . . . . . . .-25-
     Section 2.25.    Increased Costs . . . . . . . . . . . . . .-25-

ARTICLE III. GUARANTIES . . . . . . . . . . . . . . . . . . . . .-26-
     Section 3.01.    Guarantors. . . . . . . . . . . . . . . . .-26-

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . .-26-
     Section 4.01.    Organization and Qualification. . . . . . .-26-
     Section 4.02.    Corporate Power and Authorization . . . . .-26-
     Section 4.03.    Binding Obligations . . . . . . . . . . . .-26-
     Section 4.04.    No Legal Bar or Resultant Lien. . . . . . .-27-
     Section 4.05.    No Consent. . . . . . . . . . . . . . . . .-27-
     Section 4.06.    Liabilities and Litigation. . . . . . . . .-27-
     Section 4.07.    Taxes; Governmental Charges . . . . . . . .-27-
     Section 4.08.    Title, Etc. . . . . . . . . . . . . . . . .-28-
     Section 4.09.    No Default. . . . . . . . . . . . . . . . .-28-
     Section 4.10.    Compliance with Laws, Etc.. . . . . . . . .-28-

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     Section 4.11.    Subsidiaries, Etc.. . . . . . . . . . . . .-28-
     Section 4.12.    No Material Misstatements . . . . . . . . .-29-
     Section 4.13.    Use of Proceeds; Purpose of the
                      Credit. . . . . . . . . . . . . . . . . . .-29-
     Section 4.14.    Financial Statement . . . . . . . . . . . .-29-
     Section 4.15.    Investment Company Act. . . . . . . . . . .-29-
     Section 4.16.    Securities Act, Etc.. . . . . . . . . . . .-29-
     Section 4.17.    Personal Holding Company;
                      Subchapter S. . . . . . . . . . . . . . . .-29-
     Section 4.18.    Solvency. . . . . . . . . . . . . . . . . .-29-
     Section 4.19.    Filings . . . . . . . . . . . . . . . . . .-29-

ARTICLE V.   CONDITIONS PRECEDENT . . . . . . . . . . . . . . . .-30-
     Section 5.01.    Initial Conditions. . . . . . . . . . . . .-30-
     Section 5.02.    All Borrowings; Acquisitions. . . . . . . .-31-
     Section 5.03.    Additional Conditions to Funding. . . . . .-32-

ARTICLE V-A. POST-CLOSING CONDITIONS. . . . . . . . . . . . . . .-33-
     Section 5A.01. Post-Closing Conditions and
                     Agreements . . . . . . . . . . . . . . . . .-33-

ARTICLE VI.  AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . .-33-
     Section 6.01.    Financial Statements and Reports. . . . . .-33-
     Section 6.02.    Certificates of Compliance. . . . . . . . .-34-
     Section 6.03.    Taxes and Other Liens . . . . . . . . . . .-34-
     Section 6.04.    Maintenance . . . . . . . . . . . . . . . .-35-
     Section 6.05.    Further Assurances. . . . . . . . . . . . .-35-
     Section 6.06.    Performance of Obligations. . . . . . . . .-35-
     Section 6.07.    Insurance . . . . . . . . . . . . . . . . .-35-
     Section 6.08.    Accounts and Records. . . . . . . . . . . .-36-
     Section 6.09.    Right of Inspection . . . . . . . . . . . .-36-
     Section 6.10.    Notice of Certain Events. . . . . . . . . .-36-
     Section 6.11.    ERISA Information and Compliance. . . . . .-36-
     Section 6.12.    Management. . . . . . . . . . . . . . . . .-36-
     Section 6.13.    Acquired Subsidiaries' Guaranties . . . . .-36-
     Section 6.14.    Indemnification of Agent and Lenders. . . .-37-
     Section 6.15.    Notice of Equity Offerings. . . . . . . . .-37-

ARTICLE VII. NEGATIVE COVENANTS . . . . . . . . . . . . . . . . .-37-
     Section 7.01.    Debts, Guaranties, and Other
                      Obligations . . . . . . . . . . . . . . . .-38-
     Section 7.02.    Liens . . . . . . . . . . . . . . . . . . .-38-
     Section 7.03.    Investments . . . . . . . . . . . . . . . .-39-
     Section 7.04.    Dividends, Distributions, and
                      Redemptions; Issuance of Stock. . . . . . .-39-
     Section 7.05.    Nature and Ownership of Business. . . . . .-39-
     Section 7.06.    Mergers, Dispositions, Etc. . . . . . . . .-39-
     Section 7.07.    Transactions With Affiliates. . . . . . . .-40-
     Section 7.08.    Use of Loan Proceeds. . . . . . . . . . . .-40-
     Section 7.09.    Disposition of Assets . . . . . . . . . . .-40-
     Section 7.10.    No Loans. . . . . . . . . . . . . . . . . .-40-
     Section 7.11.    Prepayments of Other Debts. . . . . . . . .-41-
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
     Section 7.12.    Financial Covenants . . . . . . . . . . . .-41-
     Section 7.13.    Transactions with Guarantors. . . . . . . .-42-

ARTICLE VIIA. SPECIAL AGREEMENT REGARDING INSITUFORM
               LININGS PLC AND MIDSOUTH PARTNERS. . . . . . . . .-43-
     Section 7A.01.   Insituform Linings Plc and Midsouth
                      Partners. . . . . . . . . . . . . . . . . .-43-

ARTICLE VIII. EVENTS OF DEFAULT . . . . . . . . . . . . . . . . .-43-
     Section 8.01.    Events of Default . . . . . . . . . . . . .-43-
     Section 8.02.    Cross-Default . . . . . . . . . . . . . . .-46-
     Section 8.03.    Remedies. . . . . . . . . . . . . . . . . .-46-
     Section 8.04.    Right of Set-off. . . . . . . . . . . . . .-47-

ARTICLE IX.  THE AGENT. . . . . . . . . . . . . . . . . . . . . .-47-
     Section 9.01.    Appointment of Agent. . . . . . . . . . . .-47-
     Section 9.02.    Authorization of Agent with Respect to
                      the Loan Documents. . . . . . . . . . . . .-47-
     Section 9.03.    Agent's Duties Limited; No Fiduciary
                      Duty. . . . . . . . . . . . . . . . . . . .-48-
     Section 9.04.    No Reliance on the Agent. . . . . . . . . .-48-
     Section 9.05.    Certain Rights of Agent . . . . . . . . . .-49-
     Section 9.06.    Reliance by Agent . . . . . . . . . . . . .-49-
     Section 9.07.    Indemnification of Agent. . . . . . . . . .-49-
     Section 9.08.    The Agent in its Individual Capacity. . . .-49-
     Section 9.09.    Holders of Notes. . . . . . . . . . . . . .-50-
     Section 9.10.    Successor Agent . . . . . . . . . . . . . .-50-
     Section 9.11.    Notice of Default or Event of Default . . .-50-
     Section 9.12.    Benefit of Agreement. . . . . . . . . . . .-50-

ARTICLE X.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . .-52-
     Section 10.01.   Representation and Indemnity Regarding
                      Hazardous Substances. . . . . . . . . . . .-52-
     Section 10.02.   Notices . . . . . . . . . . . . . . . . . .-53-
     Section 10.03.   Deviation from Covenants. . . . . . . . . .-54-
     Section 10.04.   Invalidity. . . . . . . . . . . . . . . . .-54-
     Section 10.05.   Survival of Agreements. . . . . . . . . . .-54-
     Section 10.06.   Successors and Assigns. . . . . . . . . . .-54-
     Section 10.07.   Renewal, Extension, or Rearrangement. . . .-54-
     Section 10.08.   Waivers . . . . . . . . . . . . . . . . . .-55-
     Section 10.09.   Cumulative Rights . . . . . . . . . . . . .-55-
     Section 10.10.   Nature of Loan Commitment . . . . . . . . .-55-
     Section 10.11.   Governance; Exhibits. . . . . . . . . . . .-55-
     Section 10.12.   Titles of Articles, Sections, and
                      Subsections . . . . . . . . . . . . . . . .-55-
     Section 10.13.   Time of Essence . . . . . . . . . . . . . .-55-
     Section 10.14.   Remedies. . . . . . . . . . . . . . . . . .-55-
     Section 10.15.   Application of Prepayments. . . . . . . . .-55-
     Section 10.16.   Costs, Expenses, and Taxes. . . . . . . . .-55-
     Section 10.17.   Governing Law; Construction;
                      Consent to Forum. . . . . . . . . . . . . .-56-
     Section 10.18.   Effectiveness . . . . . . . . . . . . . . .-56-
     Section 10.19.   Severability. . . . . . . . . . . . . . . .-56-

     Section 10.20.   Counterparts. . . . . . . . . . . . . . . .-57-
     Section 10.21.   Entire Agreement; No Oral
                      Representations Limiting Enforcement. . . .-57-
     Section 10.22.   Amendments, Etc.. . . . . . . . . . . . . .-57-
     Section 10.23.   Jury Waiver . . . . . . . . . . . . . . . .-57-

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                               SCHEDULES


SCHEDULE 1            Description of Refinanced Indebtedness

SCHEDULE 2            Notifications

SCHEDULE 3            Certain Indebtedness

SCHEDULE 4 Schedule of Certain Net Positive Receivables Balances at June 30, 1995 to Borrower and
                      Guaranteeing Subsidiaries by Non-Guaranteeing
                      Subsidiaries






                               EXHIBITS


EXHIBIT A       Form of Borrowing Request

EXHIBIT B       Form of Revolving Credit Note

EXHIBIT C       Form of Swing Line Note

EXHIBIT D       Form of Master Letter of Credit Demand Note

EXHIBIT E       Form of Borrower's Counsel's Opinion Letter

EXHIBIT F       Form of Guaranty Agreement

EXHIBIT G       Form of Certificate of Compliance

                           CREDIT AGREEMENT

     This Credit Agreement ("Agreement") is executed by INSITUFORM TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, a national banking association formerly known as Third National Bank in Nashville ("STB"), the other banks and lending institutions listed on the signature pages hereof (STB and such other banks and lending institutions are referred to collectively herein as the "Lenders"), and SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders and each successive agent for such Lenders as may be appointed from time to time pursuant to Article IX hereof (the "Agent").

                         W I T N E S S E T H :

     WHEREAS, the Borrower has requested and the Lenders have agreed to provide to Borrower a certain credit facility on terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                       ARTICLE I.  DEFINITIONS.

     Section 1.01. As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

           "Adjusted LIBOR Rate" means the LIBOR Rate adjusted to include the cost, in basis points, of any applicable reserve requirements of the Board of Governors of the Federal Reserve System (or any successor), applicable to "Eurocurrency Liabilities" pursuant to Regulation D or other then-applicable regulations of the Board of Governors, if any, and any other applicable reserve or insurance requirements or costs charged to any of the Lenders, respectively.

           "Advance" means any extension of credit made pursuant to the Loans and/or the Notes. The terms "Advance" and "Loan" (or the plural forms thereof) are used interchangeably in this Agreement.

           "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower,
     (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower, or (iii) of which 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is beneficially owned or held by the Borrower or another Affiliate.

           "Agreement" means this Credit Agreement (including all schedules and exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

           "Applicable Margin" and "Applicable Margins" means:

                (i)   From the Closing Date through December 31,
           1995, zero for the Base Rate and            1.50% per annum
           for the Adjusted LIBOR Rate;

                (ii)  From January 1, 1996 to the Maturity Date:

                      (a)  If the Borrower's ratio of
                Funded Debt to EBITDA is equal to or
                greater than 1.5 to 1 and the Borrower's ratio of Funded Debt to Total
                Capitalization is equal to or greater
                than 0.65 to 1, .25% per annum for the
                Base Rate and 1.75% per annum for the
                Adjusted LIBOR Rate;

                      (b)  If the Borrower's ratio of
                Funded Debt to EBITDA is equal to or
                greater than 1.5 to 1 and the Borrower's ratio of Funded Debt to Total
                Capitalization is less than 0.65 to 1 but equal to or greater than 0.45 to 1, zero for the Base Rate and 1.50% per annum for the Adjusted LIBOR Rate;

                      (c)  If the Borrower's ratio of
                Funded Debt to EBITDA is equal to or
                greater than 1.5 to 1 and the Borrower's ratio of Funded Debt to Total
                Capitalization is less than 0.45 to 1,
                zero for the Base Rate and 1.25% per
                annum for the Adjusted LIBOR Rate.

                      (d)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 1.5 to 1, but equal to or greater than 1.0 to 1, and the Borrower's ratio of Funded Debt to Total Capitalization is equal to or greater than 0.65 to 1, zero for the Base
                Rate and 1.50% per annum for the Adjusted
                LIBOR Rate;

                      (e)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 1.5 to 1 but equal to or greater than 1.0 to 1 and the Borrower's ratio of Funded Debt to Total Capitalization is less than 0.65 to 1 but equal to or greater than 0.45 to

                1, zero for the Base Rate and 1.25% per
                annum for the Adjusted LIBOR Rate;

                      (f)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 1.5 to 1 but equal to or greater than 1.0 to 1 and the Borrower's ratio of Funded Debt to Total Capitalization is less than 0.45 to 1, zero for the Base Rate and 1.00%
                per annum for the Adjusted LIBOR Rate.

                      (g)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 1.0 to 1 and the Borrower's ratio of Funded Debt to Total Capitalization is equal to or greater than 0.65 to 1, zero for the Base
                Rate and 1.25% per annum for the Adjusted
                LIBOR Rate.

                      (h)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 1.0 to 1 and the Borrower's ratio of Funded Debt to Total Capitalization is less than 0.65 to 1 but equal to or greater than 0.45 to 1, zero for the Base Rate and 1.00% per annum for the Adjusted LIBOR Rate.

                      (i)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 1.0 to 1 and the Borrower's ratio of Funded Debt to Total Capitalization is less than 0.45 to 1, zero for the Base Rate and 0.75%
                per annum for the Adjusted LIBOR Rate.

                provided, that for purposes of
                determining the Applicable Margins: (i)
                the Borrower's ratios of Funded Debt to
                EBITDA and Funded Debt to Total
                Capitalization will be measured quarterly
                at the end of each calendar quarter based
                on Borrower's quarterly and annual
                Financial Statements, beginning with the
                measurements to occur as of June 30, 1995
                (it being acknowledged and agreed that
                all measurements as of June 30 and
                September 30, 1995 shall give retroactive
                effect to the    IMA Merger on a pooling-
                of-interests basis), and (ii) each
                Applicable Margin so determined shall be effective as of the first day of the second Fiscal Quarter following the date of such determination, and (iii) EBITDA shall be calculated on a trailing four-quarters basis.

           "Assignment and Acceptance" means an Assignment and Acceptance form executed by a Lender assigning its interest in the Loan, or any portion therein (other than as a participation), to an Eligible Assignee, in a form reasonably satisfactory to Agent and Borrower.

           "Base Rate" means the rate of interest established from time to time and announced by Agent as its "base rate", such rate being an interest rate used as an index for establishing interest rates on loans. The Base Rate is determined daily.

           "Bond Obligations" means, collectively, the Panola County Bond Obligations and the Shelby County Bond Obligations.

           "Borrowing Request" shall mean a request for a Revolving Credit Loan and certificate duly executed by an authorized officer of the Borrower, in the form of Exhibit A hereto, appropriately completed.

           "Business Day" means any day other than a Saturday, Sunday or other day on which Agent is closed in Nashville and/or Memphis, Tennessee.

           "Closing" means the time and place of the execution and/or delivery of the Loan Documents.

           "Closing Date" means the 25th day of October, 1995.

           "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

           "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to Lenders' being obligated to fund any Advance, including, but not limited to, those matters described in Article V hereof.

           "Debt" means, with respect to any Person, (a) the Obligations and all other indebtedness which in accordance with GAAP would be classified on a balance sheet of such Person as indebtedness of such Person, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (b) all indebtedness, contingent or otherwise, for reimbursement of drafts drawn or available to be drawn under letters of credit, (c) all deferred indebtedness which in accordance with GAAP would be classified on a balance sheet of such Person as indebtedness of such Person, for the payment of the purchase price of property or assets purchased, (d) all capitalized lease obligations, (e) all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Debt of all Persons that are not Subsidiaries that are included in Borrower's consolidated financial statements), (f) all indebtedness secured by any mortgage or pledge of, or Lien on property of such Person, whether or not any indebtedness secured thereby shall have been assumed, and
     (g) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt.

           "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.

           "EBIT" means for any period (a) Net Income for such period plus (b) the sum of the following items to the extent deducted in determining such Net Income: (i) Fixed Charges and
     (ii) provisions for taxes based on income or profit.

           "EBITDA" means for any period (a) Net Income for such period plus (b) the sum of the following items to the extent deducted in determining such Net Income: (i) Fixed Charges and
     (ii) provisions for depreciation, amortization and taxes based on income or profit and other non-cash charges that reduced such Net Income for such period, minus: the value or proceeds received from the sale, transfer or disposition, outside the ordinary course of business, of any assets during such period, if the proceeds or amounts were included in the determination of Net Income.

           "Eligible Assignee" means (i) a commercial bank organized under the laws of the United States or any state thereof having total assets in excess of $1,000,000,000 or any commercial finance or asset based lending Affiliate of any such commercial bank, in each case which has complied with the requirements set forth in Section 9.12(c) of this Agreement, and (ii) any Lender.

           "Environmental Law" means any federal, state or local law, statute, ordinance or regulation applicable or pertaining to health, industrial hygiene, waste materials, removal of waste materials, oil, gas, or underground storage tanks, Hazardous Substances, other environmental conditions on, under, or affecting Borrower's Property or any interest therein.

           "Enviroq Obligations" shall mean all obligations of IMA to Enviroq Corporation (formerly, New Enviroq Corporation) arising from the subordinated promissory note by IMA to said corporation dated April 18, 1995, in the original principal amount of $3,000,000.

           "Exempted Significant Subsidiaries" shall be those Significant Subsidiaries organized under the laws of a jurisdiction outside of the United States (whether or not domesticated, so long as such domesticated company was organized under and continues to be governed by the laws of a non-United States jurisdiction), and Midsouth Partners.

           "Federal Funds Rate" means for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by the Agent.

           "Financial Statements" means the financial statement or statements of Borrower described or referenced in Section 6.01 hereof and delivered pursuant to this Agreement to Agent and each Lender.

           "Fiscal Month" means each of the twelve months in the Fiscal Year.

           "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on March 31, June 30, September 30, and December
     31.

           "Fiscal Year" or "Annually" means any twelve-month accounting period ending December 31.

           "Fixed Charges" means total interest expense including without limitation, for borrowed money, and the interest component (determined in accordance with GAAP) of capital lease payments.

           "Funded Debt" means all indebtedness for money borrowed, indebtedness evidenced or secured by purchase money mortgages, capitalized leases, face amounts of letters of credit issued for the account of Borrower or any of its Subsidiaries, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Borrower and its Subsidiaries, plus all Funded Debt of other Persons, which has been guaranteed by the Borrower or any Subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary, or as to which and to the extent which the Borrower or a Subsidiary or its assets otherwise have become liable for payment thereof. Funded Debt shall also include the redemption amount with respect to any stock of the Borrower or its Subsidiaries required to be redeemed within the next twelve months.

           "GAAP" means generally accepted accounting principles.

           "Guarantor" and "Guarantors" mean each and all of the Significant Subsidiaries of Borrower other than the Exempted
     Significant Subsidiaries.

           "Guaranty" and "Guaranties" mean each and all of the guaranty agreements executed by Guarantors in favor of Lenders, substantially in form and substance as set forth in Exhibit F.

           "Hanseatic Obligations" means that certain 8.5% Senior Subordinated Note dated as of July 26, 1993 executed by the Borrower to Deltec Asset Management Corporation, as custodian for Hanseatic Corporation, in the original principal amount of $5,000,000, together with the related purchase agreement of even date therewith, as amended from time to time.

           "Hazardous Substances" means those substances included within the definition of hazardous substances, hazardous materials, toxic substances, or solid waste under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. Section 9601 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., any applicable state law and in the regulations promulgated pursuant to such acts and laws, and such other substances, materials and waste which are or become regulated under any Environmental Law.

           "IMA" means Insituform Mid-America, Inc., a Delaware corporation.

           "IMA Merger" means the acquisition by Borrower of IMA as a result of the merger of ITI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Borrower, into IMA upon substantially the terms described in the Agreement and Plan of Merger dated May 23, 1995 among the Borrower, IMA and ITI Acquisition Corp. and the Registration Statement.

           "Interest Period" shall mean (a) in the case of interest accruing at the Base Rate Interest Rate Option or the one-month Adjusted LIBOR Rate Interest Rate Option, the period of one calendar month, (b) in the case of interest accruing at the two-month Adjusted LIBOR Rate Interest Option, the period of two calendar months, and (c) in the case of interest accruing at the three-month Adjusted LIBOR Rate Interest Rate Option, the period of three calendar months, in all events commencing with the first day of the calendar month in which an Interest Rate Option is elected or otherwise becomes applicable. No Interest Period may end on a date beyond the Maturity Date (it being understood and agreed that any Base

     Rate Interest Period otherwise including the Maturity Date shall end on the Maturity Date).

           "Interest Rate Option" means either (a) the Base Rate plus the Applicable Margin as such rate may change from day to day as the Base Rate changes, or (b) the one-month Adjusted LIBOR Rate plus the Applicable Margin as such rate may change from month to month on the first day of each month (having been established for such month on the last Business Day of the prior month), or (c) the two-month Adjusted LIBOR Rate plus the Applicable Margin as such rate may changed every two months on the first day of each two-month period (having been established for such period on the last Business Day of the month immediately preceding the first day of such period), or
     (d) the three-month Adjusted LIBOR Rate plus the Applicable Margin as such rate may change from quarter to quarter on the first day of each quarter (having been established for such quarter on the last Business Day of the month immediately preceding the first day of such quarter), as selected by Borrower pursuant to the terms of Section 2.06 of this Agreement.

           "Lender" or "Lenders" means STB, the other banks and lending institutions listed on the signature pages hereof and each permitted assignee thereof, if any, pursuant to Section
     9.06 but shall not include any participants.

           "Letters of Credit" means any and all letter(s) of credit issued at any time and/or from time to time pursuant to this Agreement by STB for the account of Borrower and/or any of its Subsidiaries.

           "Liabilities" means, with respect to any Person, all Debt and all other items (including without limitation taxes accrued as estimated) that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

           "LIBOR Loans" shall have the meaning set forth in Section
     2.25.

           "LIBOR Rate" means the offered rates for deposits in U.S. Dollars for, as applicable, either one (1) month periods, (2) month periods or three (3) month periods, as selected by Borrower in accordance with the terms of Section 2.06, as quoted on the Telerate System subscribed to by STB and listed by STB's Funds Management Desk as the thirty (30) day LIBOR rate or the sixty (60) day LIBOR rate or the ninety (90) day LIBOR Rate, respectively, established on the last Business Day of each month (it being acknowledged that the two-month and three-month LIBOR rates, as initially established on the last Business Day of a month, once such rate is selected by Borrower and is in effect at any given time will not change until the last Business Day of the second month or the third month as the case may be after the establishment thereof). If any of such one-month or two-month or three-month rate, as the case may be, is unavailable on the Telerate System, then such rate shall be determined by and based on any other interest rate reporting service of generally recognized standing designated in advance in writing by the Agent to the Borrower.

           "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

           "Loan" or "Loans" means any borrowing by Borrower and collectively all borrowings by Borrower under the Revolving Credit Loans and/or the Swing Line Loan and/or any or all of the Notes, including without limitation all amounts outstanding under the Revolving Credit Notes and all amounts outstanding under the Swing Line Note, and/or any extension of credit under the Revolving Credit Loans and/or the Swing Line Loan by Lenders (or any of them) to or for Borrower pursuant to this Agreement or any other Loan Document, including any renewal, amendment, extension, or modification thereof.

           "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, each and all of the Notes, the Guaranties, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at the request of Agent or any of the Lenders.

           "LOC Committed Amount" shall have the meaning set forth under Section 2.01(b)(ii).

           "Mandatory Borrowing" shall have the meaning set forth under Section 2.01(b)(vi).

           "Master Letter of Credit Demand Note" means the promissory note of the Borrower payable to STB, in the principal amount of up to $5,000,000, in the form of Exhibit C hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate obligations of the Borrower to STB resulting from draws under any Letters of Credit issued from time to time by STB, in STB's discretion, for the account of Borrower or any Subsidiary of Borrower, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Maturity Date" means the earlier of (i) October 25, 2000, or (ii) the date Agent or Lenders accelerate the Obligations following an Event of Default. All amounts owed by Borrower to Lenders pursuant to this Agreement and the Loan Documents shall be due and payable in full on the Maturity Date, unless the Maturity Date is extended in writing by all of the Lenders.

           "Maximum Revolving Credit Note Amount" means the maximum principal amount of any individual Revolving Credit Note, which shall be in the applicable Lender's Percentage of the Maximum Total Amount.

           "Maximum Total Amount" means the principal amount of $105,000,000, less the aggregate face amounts of all outstanding Letters of Credit, less the aggregate amount of unreimbursed drafts under any Letters of Credit, less the amount of all indebtedness incurred by Borrower permitted under Section 7.01(j), which is the maximum principal amount that may be outstanding at any time under the Loans, as the same may be permanently reduced pursuant to this Agreement.

           "Net Income" means the consolidated net income before extraordinary items (but after giving effect to the credit resulting from tax loss carryforwards) of the Borrower for any period determined in conformity with GAAP applied on a basis consistent with those applied in preparing the Borrower's audited annual reports.

           "Non-Guaranteeing Joint Venture" shall have the meaning set forth under Section 7.10.

           "Non-Guaranteeing Subsidiary" shall have the meaning set forth under Section 7.10.

           "Note" or "Notes" means, as the context may require, either any Revolving Credit Note or the Swing Line Note, or, collectively, all Revolving Credit Notes and the Swing Line Note, and any and all amendments, modifications, increases, decreases, consolidations, extensions, restatements and renewals thereto and thereof, and all changes in form thereof, and all promissory notes accepted from time to time in amendment, renewal, consolidation, payment and/or substitution thereof and/or therefor.

           "Obligations" means any and all amounts and liabilities owing or to be owing by Borrower to Lenders (and/or to any of them) from time to time whether now existing or hereafter incurred, in connection with this Agreement and/or any of the Notes, and/or Master Letter of Credit Demand Note, as any or all of them may from time to time be modified, amended, supplemented, extended, renewed, increased, decreased and/or restated, and all changes in form thereof and all agreements and notes given in substitution, payment, replacement, amendment and/or supplement thereof and thereto, including without limitation all of Borrower's agreements, representations, warranties, and covenants therein.

           "Offering Proceeds" means all net proceeds derived by Borrower or any Subsidiary through the issuance in exchange for cash of (a) any equity security (other than in connection with any employee benefit plan or compensatory arrangement generally available to employees or to the chief executive officer) or, (b) any indebtedness evidenced by a note, bond, debenture or certificate, other than Debt permitted under
     Section 7.01 hereof; and includes without limitation (if not already included by the foregoing language but subject to the foregoing exceptions) the net amount raised by Borrower in an equity offering (less expenses incurred in such equity offering). At least five days prior notice of any proposed equity offering giving rise to Offering Proceeds must be given to Agent, and any information concerning which reasonably requested by Agent shall be given to Agent.

           "Panola County Bond Obligations" means those certain
     $4,756,000 Panola County, Mississippi Industrial Development
     Revenue Bonds Series 1988, of the Borrower, dated January 1,
     1992, as amended from time to time.

           "Partners" means each of the general partners of any and all of the Guarantors that are partnerships.

           "Payment Office" means, at any time for any Lender, the Payment Office set forth opposite such Lender's name on the signature pages hereof, as the same may be amended by written notice to Agent from such Lender in accordance with this Agreement specifically requesting that such Lender's Payment Office be changed and specifying the new address and any other information that may be required by Agent.

           "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

           "Percentage" means, relative to any Lender, the percentage set forth opposite its signature hereto, as such percentage may be adjusted from time to time as a result of assignments or amendments made pursuant to this Agreement.

           "Permitted Acquisition" means any purchase by the Borrower, or any Subsidiary that is a Guarantor, of:

                (A) a direct or indirect licensee or sublicensee of Borrower or any Subsidiary, and any parent of any such licensee or sublicensee, and the interest of other joint venturers of any joint venture of which Borrower is a joint venturer, if the following conditions are met: (i) any such licensee or sublicensee or parent thereof was either a licensee or sublicensee of Borrower or any Subsidiary (or a parent thereof) as of December 31, 1994 and at all times thereafter, and with respect to any joint venture Borrower was a joint venturer in such venture as of December 31, 1994 and at all times thereafter; (ii) no Event of Default hereunder has occurred and is then continuing; (iii) no Event of Default (or event or condition that, with the giving of notice or the passage of time or both, would constitute an Event of Default) would reasonably be expected to occur as a result of such acquisition; (iv) Borrower has delivered to the Agent Borrower's certificate, in form and substance reasonably satisfactory to Agent, as to the matters stated in this definition; and (v) either (1) such acquisition is for a purchase price not exceeding a total of $5,000,000, or (2) Agent has expressly approved on behalf of the Lenders the acquisition in advance in writing, which consent shall not be unreasonably withheld by the Lenders and which consent may be evidenced by a writing signed solely by Agent; or

                (B) without limiting any provision of subsection (A) immediately preceding, a joint venture interest in a Solvent joint venture engaged in the Subject Business or ownership interest in a Solvent Subsidiary engaged in the Subject Business, if the following conditions are met:
           (i) no Event of Default hereunder has occurred and is then continuing; (ii) no Event of Default (or event or condition that, with the giving of notice or the passage of time or both, would constitute an Event of Default) would reasonably be expected to occur as a result of such acquisition; (iii) Borrower has delivered to the Agent Borrower's certificate, in form and substance reasonably satisfactory to Agent, as to the matters stated in this definition; and (iv) either (1) such acquisition is for a total price not exceeding $2,000,000, or (2) Agent has expressly approved the acquisition in advance in writing, which consent shall not be unreasonably withheld; provided, however, that except for Permitted Acquisitions described under subsection (A), in no event shall Borrower be entitled to use any proceeds of the Loans for a Permitted Acquisition described under this subsection
           (B) with respect to any joint venture or Subsidiary engaged in the Subject Business, if the aggregate amount of all purchases of interests in joint ventures and/or Subsidiaries engaged in the Subject Business, and described in this subsection (B) excluding amounts used in the acquisition of the entities described under the provisions of subsection (A) above of the definition of "Permitted Acquisitions", and excluding amounts invested in Guarantors and excluding amounts used in purchases of interests described under this subsection (B) that have been expressly approved by the Agent, exceeds $6,000,000, without the prior express written consent of the Agent on behalf of the Lenders, which consent shall not be unreasonably withheld by the Lenders and which consent may be evidenced by a writing signed solely by Agent.

           "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

           "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Borrower or any Subsidiary and covered by Title
     IV of ERISA or to which Section 412 of the Code applies.

           "Principal Office" means the principal office of the Agent located at 201 Fourth Avenue North, Nashville, Tennessee 37219.

           "Prior TNB Loan Agreement" shall mean the Amended and Restated Loan Agreement dated as of June 7, 1995 executed by Borrower and STB (then known as Third National Bank in Nashville) in connection with a certain loan facility between STB and Borrower in the principal amount of up to $50,000,000, which amended and restated a certain loan agreement previously executed by Borrower and STB (then known as Third National Bank in Nashville) dated July 12, 1993 in the original principal amount of $30,000,000, as subsequently thereafter increased and amended.

           "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

           "Refinanced Indebtedness" means the indebtedness (without limitation including accrued interest) of IMA to be paid on the Closing Date with the proceeds of the Loans, as more particularly described on Schedule 1 attached hereto.

           "Registration Statement" means the Registration Statement on Form S-4 filed by the Borrower with the Securities and Exchange Commission on September 15, 1995, including the Joint Proxy Statement Prospectus dated such date, of the Borrower and IMA and the exhibits included with or incorporated by reference in such Registration Statement.

           "Required Lenders" means, at any time, Lenders holding at least an aggregate of sixty-six and two-thirds percent (66 2/3%) of the then aggregate unpaid principal amount of the Loans or, if no Loans are then outstanding, having at least an aggregate Percentage of sixty-six and two-thirds (66 2/3%) of the Maximum Total Amount.

           "Revolving Credit Loan Commitment" means, relative to any Lender, such Lender's obligation to make Advances pursuant to
     Section 2.01 of this Agreement.

           "Revolving Credit Loans" shall have the meaning set forth in Section 2.01(a).

           "Revolving Credit Note" and "Revolving Credit Notes" means, as the context may require (a) any of the Promissory Notes executed by Borrower payable to any Lender, substantially in the form of Exhibit A hereto, originally in the principal amounts each such Lender's Percentage bears to the Maximum Total Amount, evidencing the aggregate indebtedness of Borrower to such Lender resulting from outstanding Revolving Credit Loans, as each such Promissory Note may from time to time be amended, increased, decreased, extended, renewed, restated and/or changed in any way, and all other promissory notes accepted from time to time in amendment, renewal, payment and/or substitution thereof and/or therefor, and/or (b) collectively, all of the foregoing.

           "Revolving Credit Termination Date" means October 25, 1997, or any later date (if expressly extended in writing signed by Lenders) subsequent to which Borrower may not request any additional Advances hereunder or under the Notes and may not request the issuance of any Letter(s) of Credit.

           "Shelby County Bond Obligations" means the indebtedness evidenced by that certain promissory note dated December 20, 1985 issued by Borrower to the Industrial Development Board of the City of Memphis and County of Shelby, Tennessee, in the original principal amount of $1,500,000.

           "Significant Subsidiary" means any Subsidiary that has gross assets (based on undepreciated historical cost) aggregating $125,000 or more at any time (excluding
     Subsidiaries whose sole material assets consist of stock in another Subsidiary). The Significant Subsidiaries include, without limitation, the following Subsidiaries:

                Affholder, Inc., a Missouri corporation
                E-Midsouth, Inc., a Florida corporation
                Gelco Services, Inc., an Oregon corporation
                Geltech Constructors, Inc., an Oregon corporation INA Acquisition Corp., a Delaware corporation Insituform California, Inc., a Delaware corporation Insituform Capital Corp., a Delaware corporation

                Insituform Central, Inc., a Delaware corporation Insituform de Puerto Rico, Inc., a Delaware corporation
                Insituform Gulf South, Inc., a Delaware corporation
                   (formerly known as Naylor EnviroSystems, Inc.)
                Insituform Mid-America, Inc., a Delaware corporation
                Insituform Midwest, Inc., a Delaware corporation Insituform Missouri, Inc., a Delaware corporation Insituform of New England, Inc., a Massachusetts corporation
                Insituform North America Corp., a Tennessee corporation
                Insituform North, Inc., a Delaware corporation Insituform Plains, Inc., a Delaware corporation Insituform Rockies, Inc., a Delaware corporation Insituform Southeast, Inc., a Florida corporation Insituform Southwest, a partnership having Insituform California, Inc., a Delaware corporation, and NuPipe California, Inc., a Delaware corporation, as sole general partners Insituform Texark, Inc., a Delaware corporation NuPipe California, Inc., a Delaware corporation NuPipe, Inc., an Oregon corporation
                NuPipe International, Inc., a Delaware corporation PALTEM Systems, Inc., a Delaware corporation
                Pipe Rehab International, Inc., a Delaware corporation
                United Pipeline Systems USA, Inc., a Delaware corporation

           "Solvent" means, with respect to any Person, that as of any date of determination, (a) the then fair saleable value of the assets of such Person is (i) greater than the then total amount of liabilities (including contingent, subordinated, matured and unliquidated liabilities), in each case determined in accordance with GAAP, of such Person and (ii) greater than the amount that will be required to pay such Person's probable liability on such Person's then existing debts as they become absolute and matured, (b) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction, and (c) such Person does not intend to incur, or believe or reasonably should believe that it will incur, debts beyond its ability to pay such debts as they become due.

           "Subject Business" means the reconstruction, construction, rehabilitation, and repair of sewers, tunnels, pipelines and other conduits, and related construction activities, and the manufacture or other provision of the materials, equipment, tooling and other apparatus used in connection therewith, in each case in connection with current or reasonably-anticipated legally binding obligations with respect thereto.

           "Subsidiary" means any corporation (or other entity) of which more than fifty percent (50%) of the issued and outstanding voting stock (or other ownership interest therein) is owned or controlled at the time as of which any determination is being made directly or indirectly, by the Borrower and/or by one or more of any Subsidiaries of the Borrower. A corporation that otherwise would be a "Subsidiary" shall not be included within the definition of Subsidiary if, on the date of this Agreement and at all times hereafter, such corporation is dormant and has no material assets. Should any such corporation that is dormant and has no material assets on the date of this Agreement at any time become active or own any asset other than immaterial assets, then such corporation shall immediately be deemed to be included within the definition of "Subsidiary".

           "Substitute Revolving Credit Facility" shall have the meaning set forth in Section 2.21.

           "Swing Line Loan" shall have the same meaning as set forth in Section 2.01(d).

           "Swing Line Loan Commitment" means STB's obligation pursuant to Section 2.01(d) to make Swing Line Loans.

           "Swing Line Loan Maximum Amount" means, on any date, the lesser of (a) $5,000,000 or (b) the difference between (x) the Maximum Total Amount and (y) the sum of: (i) aggregate principal amounts outstanding under all of the Revolving Credit Notes on such date, and (ii) the aggregate face amounts of all Letters of Credit outstanding on such date and (iii) the aggregate amount of unreimbursed drafts under any Letters of Credit.

           "Swing Line Note" means the promissory note of the Borrower payable to STB, in the principal amount of up to $5,000,000, in the form of Exhibit B hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Obligations of the Borrower to STB resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

           "Swing Line Termination Date" means the date that is the earlier of (i) three Business Days after demand by STB or (ii) the date the Swing Line Loan is accelerated due to the occurrence of any Event of Default or (iii) three Business Days prior to the Revolving Credit Termination Date. All amounts owed by Borrower to STB pursuant to this Agreement and the Loan Documents in connection with the Swing Line Loan shall be due and payable in full on the Swing Line Termination Date, it being understood and agreed that unless otherwise paid by the Borrower, notwithstanding any other provision in this Agreement, on the Revolving Credit Termination Date the

     Swing Line Loan shall be refinanced as a Revolving Credit
     Loan.

           "Tangible Net Worth" means (i) the aggregate amount of all assets of the Borrower as may properly be classified as such under GAAP, other than goodwill and such other assets as are properly classified as "intangible assets" in accordance with GAAP, less (ii) the aggregate amount of all liabilities of the Borrower as may properly be classified under GAAP.

           "Total Capitalization" means Funded Debt plus Tangible
     Net Worth.

           "Voting Stock" means securities of any class of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

                        ARTICLE II.  THE LOAN.

     Section 2.01. Revolving Credit Loan Commitment and Term Loan, Revolving Credit Termination, Swing Line Loan, Letter of Credit
Facility, Etc..

     (a) Revolving Credit Loan. Subject to the conditions and pursuant to the terms of the Loan Documents, and in reliance upon the representations, warranties and covenants set forth in the Loan Documents, in the aggregate for all Lenders up to the Maximum Total Amount and on any Business Day occurring prior to the Revolving Credit Termination Date, each Lender severally agrees to make Advances (relative to such Lender, and of any type, its "Revolving Credit Loans") to the Borrower equal to such Lender's Percentage of the aggregate amount of the borrowing of total Advances requested by the Borrower to be made on such day (that are not requested by the Borrower to be made under the Swing Line Loan). The commitment of each Lender described in this Section 2.01(a) is herein referred to as its "Revolving Credit Loan Commitment". On the terms and subject to the conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans, provided that at no time may the principal balance outstanding under any Revolving Credit Note exceed the applicable Revolving Credit Loan Commitment, nor may the aggregate principal balance outstanding at any time under all Notes (including all Revolving Credit Notes and the Swing Line Note) exceed the Maximum Total Amount. The failure of any Lender to make any Advance under its Revolving Credit Loan Commitment shall not relieve any other Lender of its obligations, if any, hereunder to make Advances under such Lender's Revolving Credit Loan Commitment, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any requested borrowing.

     (b) Letter of Credit Facility. (i) As part of its agreement to extend Revolving Credit Advances, the Lenders have agreed that STB will issue to third-party beneficiaries on behalf of Borrower and/or its Subsidiaries standby Letters of Credit in the maximum aggregate face amounts of up to $5,000,000 outstanding at any time. The issuance of any Letter of Credit shall reduce Borrower's ability to receive Revolving Credit Advances by an amount equal to the face amount of such outstanding Letter of Credit. Additionally, any payment by STB under a Letter of Credit shall, as long as the Revolving Credit Loan Commitments are still in effect and have not been prepaid in whole and terminated, be treated as an Advance under the Revolving Credit Loan Commitments, and the terms and provisions of repayment shall be as set forth in the Revolving Credit Note. Subject to and upon the terms and conditions herein set forth, until the Revolving Credit Termination Date, Borrower may request from time to time that STB issue standby Letters of Credit for the account of Borrower or any Subsidiary of Borrower. Borrower shall deliver to STB any information regarding the requested Letter of Credit as STB may reasonably request, and shall, and shall cause its applicable Subsidiary to, execute an Application and Agreement for Standby Letter of Credit in the customary form approved by STB (for all purposes of this Agreement, to the extent any such application and agreement contains any terms inconsistent with this Agreement, the provisions of this Agreement shall govern). STB shall issue and deliver to the Borrower or such Subsidiary, as the case may be, or the beneficiary, each Letter of Credit so requested within three Business Days of submission of such completed application, and such other requested information, in each case. The language of the Letter of Credit, including the requirements for a draw thereunder shall be subject to the reasonable approval of STB. Borrower shall be jointly and severally liable with the Subsidiary for whose account the Letter of Credit is issued for payment of all amounts owing in connection with the Letter of Credit.

           (ii) Issuance. The Lenders shall participate in all Letters of Credit requested by Borrower or its Subsidiary to be issued for the account of the Borrower or such Subsidiary from time to time upon request from the Closing Date until the Revolving Credit Termination Date. Borrower agrees that (A) the aggregate face amounts of all Letters of Credit shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount") and (B) the sum of the aggregate amount of Revolving Credit Loans (other than Revolving Credit Loans made for the purpose of repaying Swing Line Loans or reimbursing STB for any amount drawn under any Letter of Credit but not yet so applied) plus the aggregate face amounts of all Letters of Credit then outstanding, or drawn on but not repaid, plus the aggregate amount of Swing Line Loans shall not at any time exceed the Maximum Total Amount and (C) any Letter of Credit shall be issued in the ordinary course of business of the Borrower and its Subsidiaries. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than one year from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of

     Credit hereunder, the expiry dates of Letters of Credit may be extended annually on each anniversary date of their date of issuance for an additional period; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the Revolving Credit Termination Date. The day of issuance of each Letter of Credit shall be a Business Day.

           (iii) Notice and Reports. STB will, at least quarterly, provide to the Lenders a detailed report specifying the Letters of Credit that are then issued and outstanding and any activity with respect thereto that may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and expiry date, as well as any payments or expirations which may have occurred.

           (iv) Participations. Each Lender, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from STB in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Percentage of all obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to STB therefor and discharge when due, its Percentage of all obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that STB has not been reimbursed as required hereunder or under any such Letter of Credit, each such Lender shall pay to STB its Percentage of such unreimbursed drawing in same day funds on the day of notification by STB of an unreimbursed drawing pursuant to the provisions of subsection (v) hereof. The obligation of each Lender to so reimburse STB shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event; provided, however, that a Lender shall not be obligated to reimburse STB for any wrongful payment made by STB as a result of acts or omissions constituting willful misconduct or gross negligence on the part of STB. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse STB under any Letter of Credit, together with interest as hereinafter provided.

           (v) Reimbursement. In the event of any drawing under any Letter of Credit, STB will make demand under the Master Letter of Credit Demand Note and promptly notify the Borrower. While the Revolving Credit Loans are still in effect and have not been prepaid in whole and terminated, the Borrower shall be deemed upon the occurrence of a draw under a Letter of Credit to have requested a Revolving Credit Loan in the amount of the drawing and any demand under the Master Letter of Credit Note, or in the event payments under such Master Letter of Credit

     Note shall otherwise be due at such note's Maturity Date, shall be deemed to have requested a Revolving Credit Loan in the amount thereof, the proceeds of which advance under the Revolving Credit Loan will be used to satisfy the reimbursement obligations and such payment under the Master Letter of Credit Note. The Borrower shall reimburse STB under any Letter of Credit (either with the proceeds of a Revolving Credit Loan obtained hereunder or otherwise) in same-day funds as provided herein on the same day as such draw while the Revolving Credit Loans are in effect and have not been prepaid in whole and terminated, or otherwise within three Business Days of such draw. If the Borrower shall fail to reimburse STB as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against STB, STB as the Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including, without limitation, any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit; provided, however, that the Borrower shall not be obligated to reimburse STB for any wrongful payment made by STB under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of STB. STB will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to STB in Dollars and in immediately available funds, the amount of such Lender's Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from STB if such notice is received at or before 2:00 P.M. (Nashville, Tennessee time), otherwise such payment shall be made at or before 12:00 Noon Nashville, Tennessee time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to STB in full following such request in accordance with the preceding sentence, such Lender shall, on demand, pay to STB interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to STB in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to STB, and the right of STB to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance other than the gross negligence or willful misconduct of STB and without regard to the termination of this Credit Agreement or the Loans hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

           (vi) Repayment with Revolving Credit Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Credit Loan borrowing to reimburse a drawing under a Letter of Credit or demand for payment under the Master Letter of Credit Demand Note, or in the event payment(s) under the Master Letter of Credit Demand Note shall otherwise be due, STB shall give notice to the Lenders that a Revolving Credit Loan has been requested or deemed requested, in which case a Revolving Credit Loan borrowing (each such borrowing, a "Mandatory Borrowing") shall be deemed immediately made from all Lenders pro rata based on each Lender's respective Percentage and the proceeds thereof shall be paid directly to STB for application to the respective obligations arising in connection with the Letters of Credit. Each such Lender hereby irrevocably agrees to make such Revolving Credit Loans promptly upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date (or by 12:00 noon on the next Business Day if such notice is received after 2:00 P.M. (Nashville, Tennessee time)) notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Credit Loans otherwise required hereunder, (B) whether any conditions specified in Article V are then satisfied, (C) whether an Event of Default (or any condition which, with the giving of notice or passage of time or both could constitute an Event of Default) then exists, (D) failure of any such request or deemed request for a Revolving Credit Loan to be made by the time otherwise required in
     Section 2.03, (E) the date of such Mandatory Borrowing (provided that such date must be a Business Day occurring prior to the Revolving Credit Termination Date), or (F) any reduction in the Maximum Revolving Credit Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund
     (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase), its Percentage of all amounts drawn under the Letters of Credit (such Percentage being referred to as each Lender's "Letter of Credit Participation Interest"); provided, further, that in the event any Lender shall fail to fund its Percentage on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Percentage therein shall bear interest payable to STB upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

           (vii) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

           (viii) Uniform Customs and Practices. STB may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

     (c) Swing Line Loan. Subject to and upon the terms and conditions herein set forth, from time to time on any Business Day occurring prior to the Swing Line Termination Date, Borrower may request Loans (the "Swing Line Loans") from STB under the Swing Line Note. STB shall have no obligation to make any advances under the Swing Line Loan to Borrower after the Swing Line Termination Date and Borrower shall have no obligation to borrow a Swing Line Loan rather than a Revolving Credit Loan at any time. All advances under the Swing Line Loan requested by Borrower shall be in the minimum principal amount of at least $10,000, and the total principal amount of all Swing Line Loans outstanding on any day may not exceed the Swing Line Loan Maximum Amount, nor may any Swing Line Loan be made if after giving effect thereto, the aggregate of Revolving Credit Loans, face amounts of Letters of Credit, unreimbursed drafts under Letters of Credit and Swing Line Loans would be greater than the Maximum Total Amount. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, repay and reborrow Swing Line Loans. Borrower shall make monthly payments of interest, fees and any other charges under the Swing Line Note. On the Swing Line Termination Date, all outstanding principal and accrued interest and any fees or charges in connection with the Swing Line Loan shall be immediately due and payable.

     (d) Extension of Revolving Credit Termination Date. Beginning in 1996, during the period beginning on September 15 and ending on October 15 of each year prior to the Revolving Credit Termination Date, Borrower may request in writing delivered to Agent that Agent and Lenders agree to extend the Revolving Credit Termination Date to the date one year after the Revolving Credit Termination Date then in effect. The Borrower shall furnish to Agent any information Agent may reasonably request concerning Borrower and the Subsidiaries in connection with such request. The decision whether to agree to such extension is within the sole and absolute discretion of the Agent and the Lenders, and if one hundred percent (100%) of the Lenders do not agree to such extension, the Revolving Credit Termination Date shall not be extended as to any of the Revolving Credit Notes. The Agent and Lenders shall endeavor in good faith to respond to Borrower's request by the following November 30, and should the Agent and/or Lenders fail to respond to the Borrower by such date, such failure shall be deemed a refusal to extend the Revolving Credit Termination Date, and neither Agent nor any of the Lenders shall have any liability to Borrower for any failure to respond to Borrower's request. Should the Agent and Lenders agree to extend the Revolving Credit Termination Date, such extension shall be evidenced by extensions and consents of guarantors and by amendments and other documentation as Agent and Lenders may reasonably require, and such resolutions, certificates of existence and other items as Agent and Lenders may reasonably request shall be delivered by Borrower to Agent and Lenders, all at Borrower's expense (it being understood that neither Borrower nor any Guarantor shall be obligated to enter into any modifications of this Agreement or its Guaranty, as the case may be, unless it has agreed thereto, but that in such case, there may be no extension of the Revolving Credit Termination Date).

     (e) On and After Revolving Credit Termination Date. On the Revolving Credit Termination Date Borrower shall have no further ability to request any Advances under the Loans, and all amounts outstanding under the Notes and Loans shall be repaid on a five-year amortization schedule but due and payable in three years, as follows: Beginning on the last day of the month following the month in which the Revolving Credit Termination Date falls, and continuing on the last day of each consecutive month thereafter, Borrower shall pay to Lenders, via Agent, all then-accrued interest on the Revolving Credit Loans and Revolving Credit Notes, and any fees, expenses or other charges thereon, and additionally, beginning on the first December 31 after the Revolving Credit Termination Date, and continuing on the last day of each March, June, September and December thereafter until the Maturity Date, Borrower shall pay to Lenders, via Agent, principal payments equal to one-twentieth (1/20th) of the total principal amount outstanding under the Notes and Loans on the Revolving Credit Termination Date. The Revolving Credit Loans will mature on the Maturity Date, at which time a balloon payment of all outstanding principal and then-accrued interest shall be immediately due and payable. If no principal is outstanding under the Loans on December 31, 1997, then this loan facility shall be cancelled, and Lenders will have no further obligations to extend any credit to the Borrower.

     (f) Prior TNB Loan Agreement. The Prior TNB Loan Agreement is superseded by this Agreement and hereby terminated, and neither the execution or delivery hereof or of any of the Notes, nor any borrowing hereunder, shall constitute a default or Event of Default or breach under the Prior Loan Agreement. For purposes of this Agreement (but without waiving any of the provisions of this Agreement), the IMA Merger shall be deemed consummated prior to Closing.

     Section 2.02. Lenders Not Permitted or Required To Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Credit Loans made by such Lender would exceed such Lender's Percentage of the Maximum Total Amount. STB shall not be required to make any Swing Line Loan if the aggregate outstanding principal amount of the Swing Line Loans made by STB would exceed the Swing Line Loan Maximum Amount.

     Section 2.03. Borrowing Procedure under Loans. (a) Revolving Credit Loans. Until October 24, 1997 the Borrower shall give the Agent at least three Business Days' written notice of a proposed borrowing under the Revolving Credit Loan (except that, with regard to borrowings to bear interest at the Base Rate plus the Applicable Margin, such notice may be at least two Business Days), and shall present any certificates or documentation required under this Agreement to be given in connection with such borrowing, including without limitation a Borrowing Request. Agent will promptly notify Lenders after receiving such Borrowing Request. Written notice of the borrowing request may be delivered by facsimile transmission actually received by Agent at least three Business Days prior to the date of the requested borrowing (except that, with regard to borrowings to bear interest at the Base Rate plus the Applicable Margin, such notice shall be at least two Business Days), followed by a signed original of such request mailed or hand-delivered to Agent. Borrower may not request that any Advance under the Revolving Credit Loan be in the principal amount of less than $500,000 (except that, from and after the Swing Line Termination
Date and through the Revolving Credit Termination Date, such amount shall be $100,000 or greater).

     (b) Swing Line Loan. Until the Swing Line Termination Date, the Borrower shall give STB written or telephonic notice of a requested borrowing (if telephonic, confirmed in writing if STB so requests) under the Swing Line Loan by 11 a.m. on the date of the requested borrowing, which date shall be on a Business Day. Borrower shall specify that such request is a request under the Swing Line Loan, and subject to availability under the Swing Line Loan, STB shall make the advance by crediting Borrower's operating account maintained with STB no later than the close of business on the day of borrowing.

     (c) All Loans. The following persons are authorized to request an Advance under either the Revolving Credit Loan or the Swing Line Loan: James D. Krugman, Jean-Paul Richard or William A. Martin, or such other person as may be designated in writing by Borrower (which writing shall be signed by one of the aforementioned individuals or by his successor designated as aforesaid). Any such writing purportedly signed by such individual or by a Person purportedly a successor to such individual may be relied on by Agent. The giving of notice by the Borrower that it is requesting any Loan or Advance shall constitute a warranty by the Borrower that, as of the date notice is given and as of the date the Advance is made, the officers of the Borrower do not have knowledge of any Event of Default as defined herein; and that as of such dates, the representations and warranties contained in Article IV are and will be true and correct, except as to changes occurring after the date of this Agreement caused by transactions permitted under this Agreement.

     Section 2.04. Disbursement of Funds. (a) No later than noon (local time for the Agent) on the date of any borrowing pursuant to the Revolving Credit Loan Commitments, each Lender will make available its Percentage of the amount of such borrowing in immediately available funds at the Principal Office of the Agent.
The Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent by depositing the funds being advanced into the Borrower's operating account with the Agent no later than the close of the Agent's business on the date of such borrowing, or by wiring such funds in accordance with the wiring instructions set forth in the applicable Borrowing Certificate. Borrower shall pay all wiring charges arising in connection with the wiring of any such funds. In the event that the Lenders do not make such amounts available to the Agent by the time prescribed above, but such amount is received later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business
Day, but such credit shall not be deemed to waive any rights of Borrower against any such Lender not timely delivering any funds required to be delivered hereunder.

     (b) Unless the Agent shall have been notified by any Lender prior to the date of a borrowing pursuant to the Revolving Credit Loan Commitments that such Lender does not intend to make available to the Agent such Lender's portion of the borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent together with interest at the Interest Rate Option previously selected by Borrower for such borrowing, which includes such amount paid and any amounts due under Section 2.13 hereof. Nothing in this
Section 2.04 shall be deemed to relieve any Lender from its obligation to fund its Revolving Credit Loan Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (c) All borrowings under the Revolving Credit Loan Commitments shall be loaned by the Lenders on the basis of their Percentage of such commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fund its Revolving Credit Loan Commitments hereunder.

     Section 2.05. Notes. Each Lender's Revolving Credit Loans shall be evidenced by a Revolving Credit Note payable to the order of such Lender in the applicable Maximum Revolving Credit Note

Amount. All Swing Line Loans shall be evidenced by the Swing Line
Note.

     Section 2.06. Interest on Revolving Credit Loan. Borrower shall elect which Interest Rate Option shall apply to all amounts that are outstanding under the Revolving Credit Loans on the day of such election, as follows: If the three-month LIBOR rate option or the two-month LIBOR rate option is not then in effect, Borrower shall make its election on the first Business Day of each month and may elect either (a) the Base Rate Interest Rate Option, in which case the interest rate applicable to all amounts outstanding under the Revolving Credit Loans shall bear interest at the Base Rate plus the Applicable Margin, from the first day of such month until the last day of such month, as such rate may change from day to day; or (b) the one-month Adjusted LIBOR Rate Interest Rate Option, in which case the interest rate applicable to all amounts outstanding under the Revolving Credit Loans as of the date the election is made shall bear interest at the one-month Adjusted LIBOR Rate plus the Applicable Margin, from the first day of such month until the last day of such month, it being acknowledged that such rate will not change during such month; or (c) the two-month Adjusted LIBOR Rate Interest Option, in which case the interest rate applicable to all amounts outstanding under the Revolving Credit Loans as of the date the election is made shall bear interest at the two-month Adjusted LIBOR Rate plus the Applicable Margin, from the first day of such month until the last day of the next month thereafter, it being acknowledged that such rate will not change during such two-month period; or (d) the three-month Adjusted LIBOR Rate Interest Rate Option, in which case the interest rate applicable to all amounts outstanding under the Revolving Credit Loans as of the date the election is made shall bear interest at the three-month Adjusted LIBOR Rate plus the Applicable Margin, from the first day of such month until the last day of the second month thereafter, it being acknowledged that such rate will not change during such three-month period. Advances made during any month during which the one-month Adjusted LIBOR Rate is then in effect shall bear interest at the Base Rate plus the Applicable Margin, as such rate shall change from day to day, until the end of such month, at which time (on the first Business Day of the following month) a new election can be made by Borrower of an Interest Rate Option encompassing all amounts previously applicable to such one-month Adjusted LIBOR Rate, plus all advances made during such month. Advances made during any two-month period during which the two-month Adjusted LIBOR Rate is then in effect shall bear interest at the Base Rate plus the Applicable Margin as such rate shall change from day to day until the end of such two-month period, at which time (on the first Business Day of the following month) a new election can be made by Borrower of an Interest Rate Option encompassing all amounts previously applicable to such two-month Adjusted LIBOR Rate, plus all advances made during such two-month period. Advances made during any three-month period during which the three-month Adjusted LIBOR Rate is then in effect shall bear interest at the Base Rate plus the Applicable Margin, as such rate shall change from day to day, until the end of such three month period, at which time (on the first Business Day of the following month) a new election can be made by Borrower of an Interest Rate Option encompassing all amounts previously applicable to such three-month Adjusted LIBOR Rate, plus all advances made during such three-month period. Borrower may not elect an Interest Rate Option corresponding to an Interest Period that would extend beyond the Maturity Date (it being understood and agreed that any Base Rate Interest Period otherwise including the Maturity Date shall end on the Maturity Date).

     Borrower shall notify Agent of its elections of the Interest Rate Option by telephone and, if requested to do so by Agent, in writing. If on the first Business Day of a particular month during which a prior election shall not otherwise extend Agent does not receive proper notification as aforesaid of Borrower's election of the Interest Rate Option, the parties agree that the Interest Rate Option applicable to the Revolving Credit Loan (except for amounts to which the three-month LIBOR rate is then applicable) for such month shall be the Base Rate Interest Rate Option, if such option was in effect as the immediately preceding month, or the one-month Adjusted LIBOR Rate Option in all other cases. Elections of Interest Rate Options shall be made on the first Business Day of a month and if the first Business Day of the month is not the first calendar day of the month, shall be retroactive to the first calendar day of such month. The terms and provisions of repayment of the obligations hereunder shall be as set forth in the Revolving Credit Notes. Interest shall be paid at the end of each Interest Period.

     Section 2.07. (a) Required Prepayment. Whenever the aggregate amount outstanding under the Notes exceeds the Maximum Total Amount, Borrower shall immediately pay to Lenders such amounts as may be necessary to cause the aggregate principal amount outstanding under the Notes to be equal to or less than the Maximum Total Amount. Whenever the amount outstanding under any individual Revolving Credit Note exceeds such Note's Maximum Revolving Credit Note Amount, Borrower shall immediately pay to the respective Lender such amounts as may be necessary to cause the principal amount outstanding under such Revolving Credit Note to be equal to or less than such Note's Maximum Revolving Credit Note Amount; and whenever the amount outstanding under the Swing Line Note exceeds the Swing Line Loan Maximum Amount, Borrower shall immediately pay to STB such amounts as may be necessary to cause the principal amount outstanding under the Swing Line Note to be equal to or less than the Swing Line Loan Maximum Amount; and

                (b) Optional Prepayment. Upon ten days prior written notice delivered from Borrower to Agent, the Borrower may prepay the Revolving Credit Notes and/or the Swing Line Note in whole or in part with accrued interest to the date of such prepayment or the amount prepaid, provided that each partial prepayment shall be in a principal amount of not less than $500,000 in the case of the Revolving Credit Notes and $10,000 in the case of the Swing Line Note. Any such prepayments shall be subject to payment of the amounts described in Section 2.13, in the manner set forth therein, but not to any other prepayment charge, fee or premium. All prepayments will be applied first to unpaid expenses (if any), then to breakage costs (if any), then to accrued interest, then to principal in the inverse order of maturity, allocated, in the case of the Revolving Credit Notes, pro-rata among the Revolving Credit Notes based on the relationship of the Maximum Revolving Credit Note Amount of each Revolving Credit Note to the total prepayment.

     Section 2.08. Participation Agreements. Notwithstanding any other provision of this Agreement, Borrower understands that Lenders may, subject to applicable securities laws, at any time enter into participation agreements with any of their affiliates, whereby Lenders, or any of them, may allocate certain percentages of their or its commitment to them. Borrower shall furnish a reasonably sufficient number of copies of reports and certificates to Lenders so that Lenders and each participating lender shall receive a copy of each such document.

     Section 2.09. Use of Proceeds. The proceeds of the Loans hereunder shall be used by the Borrower only as follows: (a) approximately $36,035,722.77 shall be used to refinance the indebtedness (without limitation including accrued interest) of the Borrower to STB under the Prior TNB Loan Agreement; (b) approximately $30,579,001.29 shall be used to repay the Refinanced Indebtedness of IMA to The Boatmen's National Bank of St. Louis and Mark Twain Bank; (c) for Permitted Acquisitions; and (d) to fund working capital needs and for general corporate purposes, including advances to Guarantors and their subsidiaries. All Permitted Acquisitions shall be made in compliance with all applicable laws, rules, regulations, orders and governmental and other requirements.

     Section 2.10. Conditions of Lending. Notwithstanding any other provision of this Agreement, the Lenders shall not be obligated or required to make any Advance under any of the Notes or issue any Letter of Credit unless each of the Conditions Precedent set forth in this Agreement has been satisfied at the time each Advance is made and each Letter of Credit is requested.

     Section 2.11. Term of Agreement; Reduction of Maximum Total Amount. This Agreement shall be binding on the Borrower so long as any portion of the Loans described herein remains outstanding, any amounts are available to be drawn hereunder, Borrower can request a Letter of Credit to be issued by STB hereunder, any Letter of Credit that is outstanding has not been fully secured by cash collateral reasonably satisfactory to STB in an amount equal to the face amount of such Letter of Credit pursuant to documentation reasonably satisfactory to STB, and/or any Letter of Credit has been drawn on but has not been reimbursed. However, if no Loans remain outstanding and no charges or amounts are owed to any of the Lenders by Borrower in connection with any of the Loans, and if there are no outstanding Letters of Credit for which Borrower has not pledged to Agent reasonably satisfactory cash collateral equal to the face amount of such Letters of Credit, and no drawn but unreimbursed Letter of Credit, and if there are no charges or amounts owing by Borrower in connection with any of the Letters of Credit, Borrower may terminate this Agreement by written notice thereof delivered to the Agent. Following such termination, Borrower shall have no ability to request the issuance of Letters of Credit hereunder. In the event this Agreement shall be terminated as aforesaid and any Letters of Credit shall remain outstanding, Borrower shall pledge to TNB reasonably satisfactory cash collateral for such Letters of Credit, in an amount equal to the face amounts of such Letters of Credit, pursuant to documentation reasonably satisfactory to STB. In addition, Borrower may at any time in the absence of an Event of Default and from time to time on at least three (3) Business Days' irrevocable written notice to Agent permanently reduce the Maximum Total Amount, provided, that reductions shall be in a minimum principal amount of at least $1,000,000 and in increments of $1,000,000, and that such new, reduced Maximum Total Amount, at the time of such notice, shall be an amount that is greater than the aggregate amount of Revolving Credit Loans plus the Swing Line Loan plus the face amounts of all Letters of Credit then outstanding, plus the aggregate amounts of any unreimbursed drafts under Letters of Credit. Reductions in the Maximum Total Amount shall be applied to first reduce the Revolving Credit Loan Commitments and then to reduce the Swing Line Loan. Once reduced, the Maximum Total Amount may not thereafter be increased without the prior express written consent of the Required Lenders.

     Section 2.12. Payments; Debit Authority; Etc. (a) Except as otherwise specifically provided herein, all payments under the Notes and under the Master Letter of Credit Demand Note (including any prepayment and payment of interest) shall be made without defense, set-off or counterclaim to the Agent in United States Dollars at its Principal Office for the account of Lenders in immediately available funds before 11:00 a.m. Nashville time on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment that is not made by such time from any ordinary deposit account of the Borrower with the Agent. All payments under the Notes (except for debits by Agent which may be in any amount) shall be in amounts equal to or greater than $500,000 with regard to the Revolving Credit Notes and $10,000 with regard to the Swing Line Note, unless a lesser amount is owed thereunder.

     (b) Each Lender that is not organized under the laws of the United States of America or a state thereof (including each Lender that becomes a party to this Agreement after the date hereof, if any) by becoming a party to this Agreement hereby represents that under applicable law and treaties no taxes are required to be withheld by the Agent or the Borrower with respect to any payment to be made thereto in respect of the Loans and agrees that, prior to the first date on which any payment is due to it hereunder, it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, as applicable, or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes, and the Master Letter of Credit Demand Note, payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9, as applicable, or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender that delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 and W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 and 4224 and Form W-8 or W-9, or successor applicable forms, or other manner or certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower.

     (c) Subject to Section 2.07(b), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the Business Day immediately following such day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

     (d) All computations of interest and fees shall be made on the basis of a year of three hundred and sixty (360) days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed).

     (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the Lenders under this Agreement.

     Section 2.13. Funding Losses. The Borrower shall compensate each Lender, upon such Lender's written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and which request, in the event of a prepayment under
Section 2.07(b), shall be delivered no later than five days prior to the date of prepayment), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Loans to which a LIBOR Rate applies in either case to the extent not recovered by such Lender in connection with the reemployment of such funds and including loss of anticipated profits), which such Lender may sustain if (a) any repayment (including mandatory prepayments) of any amounts to which the LIBOR Interest Rate Option applies occurs on a date that is not the last Business Day of a month (in the case of Loans to which the one-month LIBOR rate applies) or on the last Business Day of the second month after the beginning of a two-month term (in the case of Loans to which the two-month LIBOR Rate applies) or the last Business Day of the third month after the beginning of a three-month term (in the case of Loans to which the three-month LIBOR rate applies), and/or (b) Borrower fails to borrow any Loan requested to be borrowed in a Borrowing Request after submitting such Borrowing Request, it being understood that Borrower shall not be liable for consequential or incidental losses, expenses or liabilities.

     Section 2.14. Apportionment of Payments. Aggregate principal and interest payments in respect of Revolving Credit Loans shall be apportioned among all outstanding Revolving Credit Loan Commitments and Revolving Credit Loans to which such payments relate proportionately to the Lenders' respective Percentage of such Revolving Credit Loan Commitments and outstanding Revolving Credit Loans. The Agent shall distribute to each Lender at its Payment Office its share of all such payments received by the Agent, with such distribution by Agent occurring no later than the end of the Business Day following the Business Day of Agent's receipt of such payments.

     Section 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code) of the Obligations relating to Revolving Credit Loans (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Percentage of payments or reductions of such Revolving Credit Loan Obligations obtained by all the Lenders, such Lender shall forthwith (a) notify each of the other Lenders and Agent of such receipt, and (b) purchase from the other Lenders such participations in the affected Revolving Credit Loan Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless the Lender obligated to return such funds is required to pay interest on such funds. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.16. Capital Adequacy. Without limiting any other provision of this Agreement, but without duplication, in the event that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof after the Closing Date, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then within ten (10) Business Days after written notice and demand by such Lender (with copies thereof to the Agent), the Borrower shall from time to time pay to such Lender additional amounts sufficient to compensate such Lender for such reduction (but, in the case of outstanding Loans to which the Base Rate Interest Rate Option applies, without duplication of any amounts already recovered by such Lender by reason of an adjustment in the applicable Base Rate). Such Lender shall submit to Agent and Borrower a certificate as to the amount payable under this Section 2.16, which certificate shall set forth the basis for requesting such amounts in reasonable detail and shall be submitted in good faith.

     Section 2.17. Right of Offset, Etc. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lenders may otherwise have, the Lenders (and any participant of this Loan under Section 2.08) shall be entitled, at their option, to offset balances held by any of them at any of their offices against any principal of or interest on the Obligations hereunder, or any other Debt owed by the Borrower to such Lender, that is not paid when due by reason of a failure by the Borrower to make any payment when due to any Lender (regardless whether such balances are then due to the Borrower), in which case such offsetting Lender shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

     Section 2.18. Non-Use Fee. As additional consideration for the commitment of the Lenders to make the Revolving Credit Loans hereunder and reservation of monies to fund such Loans, the Borrower shall pay to the Agent, for the account of each Lender, on each December 31, March 31, June 30 and September 30 after the Closing Date through the Revolving Credit Termination Date (and/or on any earlier date on which this Agreement is terminated, a fee in the amount of 0.1875% per annum of the average unused portion of the Maximum Total Amount during the prior Fiscal Quarter (or other period following the previous date payment of the non-use fee was due), in each case taking into account the entire outstanding principal amount of Revolving Credit Loans and Swing Line Loans and the face amounts of all Letters of Credit outstanding during such quarter or other period in determining such use).

     Section 2.19.    Letter of Credit Fees. (a) Facing Fees.
Borrower shall pay to STB facing fees in the amount of one-eighth of one percent (0.125%) of the face amount of each Letter of Credit issued by STB. Each facing fee shall be paid prior to or at issuance of the Letter of Credit.

     (b) Letter of Credit Fee. Borrower shall pay to Agent, for the account of each Lender in proportion to its pro-rata Percentage as applied to the face amount of each requested Letter of Credit, a letter of credit fee in the aggregate equal to the Applicable Margin that would be applicable to the Adjusted LIBOR Rate at the time each such fee is due (the fees described herein being referred to as the "Letter of Credit Fees"), multiplied by the aggregate face amounts of all Letters of Credit outstanding at any time during the quarters ending on or about the dates payment is due of the Letter of Credit Fees. The Letter of Credit Fees shall be paid by Borrower to Agent quarterly in arrears, on the last Business Day of each consecutive December, March, June and September so long as any Letter of Credit is outstanding, and such fees shall be remitted by Agent to the Lenders quarterly in arrears based on their pro-rata Percentages.

     Section 2.20. Other Fees. Borrower shall pay to STB or SunTrust Capital Markets, Inc. as the case may be, the fees set forth in the third paragraph of the engagement letter from SunTrust Corporate Finance to Borrower dated August 30, 1995, executed by Borrower on August 31, 1995.

     Section 2.21. Substitute Revolving Credit Facility. Borrower shall be entitled to obtain a working capital revolving credit loan, and/or a standby letter of credit facility, from a bank or other institutional lender in the maximum principal amount of no more than (a) if made by a bank or other institutional lender that is not a Lender, $10,000,000 for such revolver and $5,000,000 for such letter of credit facility, or (b) if made by a Lender, the greater of (x) $10,000,000, for such revolver and $5,000,000 for such standby letter of credit facility, or (y) the remaining availability under the Revolving Credit Loan (after deducting the Swing Line Loan immediately prior to the Revolving Credit Termination Date), up to a maximum of $25,000,000, for the purpose of furnishing working capital for itself or any Subsidiary, plus $5,000,000 for the purpose of furnishing a standby letter of credit facility (the "Substitute Revolving Credit Facility"), if and only if: (i) the Lenders have refused to extend the Revolving Credit Termination Date as set forth in Section 2.01(b), (ii) solely in the case of a Substitute Revolving Credit Facility from a bank or other institutional lender other than a Lender, no Lender or group of Lenders (including replacement Lenders) has agreed to make a revolving working capital loan to Borrower in the principal amount of $10,000,000 upon terms reasonably satisfactory to Borrower, plus $5,000,000 for the purpose of furnishing a standby letter of credit facility upon terms satisfactory to Borrower, (iii) the Revolving Credit Termination Date has passed, (iv) the Substitute Revolving Credit Facility is unsecured (except for ordinary provisions regarding setoff of accounts maintained with the Lender thereof and consisting solely of funds drawn from such Substitute Revolving Credit Facility) and is pari passu with the Obligations, (v) copies of all documents executed in connection with the Substitute Revolving Credit Facility are delivered to Agent, and (vi) no Event of Default and no event which, with the giving of notice or passage of time or both would constitute an Event of Default, has occurred hereunder or would otherwise occur by reason of the existence of such Substitute Revolving Credit Facility.

     Section 2.22. Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the state of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for the Obligations or the Master Letter of Credit Demand Note or any of the obligations or indebtedness arising from time to time in connection with the Letters of Credit, Borrower and Lenders agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law that is contracted for, charged, or received under any of the Loan Documents, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the Obligations by the holder thereof (or, if the Obligations shall have been paid in full, at Agent's option credited on the Master Letter of Credit Demand Note or on other Debt owed by Borrower to Lenders or any of them or refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the Obligations or if the Obligations shall have been paid in full, at Agent's option credited on other Debt owed by Borrower to Lenders or any of them, or refunded to Borrower).

     Section 2.23. Interest Rate Not Ascertainable, Etc. In the event that the Agent shall in good faith have determined that on any date for determining the Adjusted LIBOR Rate, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders of such determination and a summary of the basis for such determination. At the expiration of any Interest Period then in effect and until the

Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist (which notice shall be given forthwith after such determination is made by the Agent), all Loans shall bear interest at the Base Rate plus the Applicable Margin.

     Section 2.24. Illegality. (a) In the event that any Lender shall have determined any time that the making or continuance of any Loan bearing interest at a LIBOR Rate Option has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, the Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

     (b) Upon the giving of the notice to the Borrower referred to in Section 2.24(a), the Borrower's right to elect a LIBOR Rate
Option shall be immediately suspended, and all Loans shall bear interest at the Base Rate plus the Applicable Margin.

     Section 2.25. Increased Costs. (a) If by reason of (i) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

           (A) any Lender shall be subject to any tax, duty or other charge with respect to any Loans bearing interest at a LIBOR Rate Interest Rate Option plus the Applicable Margin (all such Loans being collectively referred to as the "LIBOR Loans") or its obligation to make LIBOR Loans, or the basis of taxation of payments to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans shall have changed (except for changes in the tax on the overall net income of such Lender, or similar taxes, pursuant to the laws of jurisdictions with taxing authority over such Lender); or

           (B) any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or its obligation to make LIBOR Loans shall be imposed on any Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans (except to the extent already included in the determination of the interest rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then the Borrower shall from time to time, upon written notice from and demand in good faith by such Lender on the Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost; provided, however, that nothing in this section shall require Borrower to indemnify any Lender for withholding taxes.

     (b) If the Agent shall in good faith determine that at any time, because of the circumstances described in Section 2.25(a)(i) or (ii) arising after the date of this Agreement affecting any Lender or the London interbank market or any Lender's position in such market, the calculations for the interest rates for LIBOR Loans as determined by the Agent will not adequately and fairly reflect the cost to Lenders of funding such Loans, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders of such advice, and a summary of the basis for such determination, and then, and in any such event and until Agent notifies the Borrower that such circumstances no longer exist (which notice shall be given forthwith after such determination is made by the Agent):

           (i) The Borrower's right to request, and the Lenders' obligation to make or permit portions of the Revolving Credit Loans to remain outstanding past the last day of the then current Interest Periods as LIBOR Loans shall be immediately suspended; and

           (ii) After the last day of the then-current Interest
     Period, all Revolving Credit Loans shall bear interest at the Base Rate plus the Applicable Margin.


                       ARTICLE III.  GUARANTIES.

     Section 3.01. Guarantors. Repayment and performance of the Obligations, and payment and performance of the Master Letter of Credit Note and all amounts, duties and obligations arising in connection with the Letters of Credit shall be guaranteed by the Guarantors pursuant to the Guaranties.


             ARTICLE IV.  REPRESENTATIONS AND WARRANTIES.

     To induce Lenders to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Lenders that as of the date hereof and as of the Closing Date:

     Section 4.01. Organization and Qualification. Borrower is a corporation duly organized and existing under the laws of the State of Delaware, each of the corporate Subsidiaries is a corporation duly organized and existing under the laws of its jurisdiction of incorporation, and Borrower and each of the corporate Subsidiaries is qualified to do business in all jurisdictions in which it conducts its business, the failure to qualify in which would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and the Significant Subsidiaries on a consolidated basis.

     Section 4.02. Corporate Power and Authorization. Borrower and each Guarantor is duly authorized and empowered to execute, deliver, and perform under all Loan Documents to which it is a party; the Borrower's and each Guarantor's board of directors or other governing body has authorized the Borrower and each Guarantor to execute and perform under those Loan Documents to which it is a party; and all other corporate and/or shareholder and/or partnership action on Borrower's part and on each Guarantor's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

     Section 4.03. Binding Obligations. This Agreement is, and the Notes, Master Letter of Credit Demand Note, Guaranties and other
Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon the Borrower and the Guarantors, respectively, enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind.

     Section 4.04. No Legal Bar or Resultant Lien. The Borrower's and each Guarantor's execution, delivery and performance of those Loan Documents to which it is a party do not constitute a default under, and will not violate any provisions of the articles of incorporation or bylaws of Borrower or the respective Guarantor, any contract, agreement, law, regulation, order, injunction, judgment or decree to which Borrower or any Guarantor is subject, or result in the creation or imposition of any lien upon any Properties of Borrower or any Guarantor, other than those contemplated by the Loan Documents (provided, however, that the parties acknowledge that with respect to the Panola County Bond Obligations, the Hanseatic Obligations and the Shelby County Bond Obligations, Borrower may be required to obtain waivers of certain breaches of certain financial covenants contained in the documents evidencing such obligations, prior to borrowing under this Agreement), which violation, creation or imposition would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and the Significant
Subsidiaries on a consolidated basis, or on the ability of the Borrower or any Guarantor to perform its obligations under this Agreement or any of the other Loan Documents.

     Section 4.05. No Consent. Borrower's and each Guarantor's execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person, which has not been obtained (provided however that the parties acknowledge that with respect to the Panola County Bond Obligations, the Hanseatic Obligations and the Shelby County Bond Obligations, Borrower may be required to obtain waivers of certain breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under this Agreement).

     Section 4.06. Liabilities and Litigation. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, not fully covered by insurance, that may materially adversely affect the business or the Properties of the Borrower and the Significant Subsidiaries on a consolidated basis, the ability of Borrower or any Guarantor to carry out the terms of the Loan Documents, or the ability of Borrower and the Significant Subsidiaries on a consolidated basis, to carry on its/their business as now conducted. Notwithstanding any provision to the contrary contained herein, the representation and warranty contained in this Section 4.06 hereof shall not, insofar as made when any Advance is requested or made under the Loans, and upon execution and delivery of this Loan Agreement, include the litigation matters disclosed in the Registration Statement, but only to the extent such litigation matters are disclosed in all material respects therein and only to the extent the nature and amount of such litigation, and the likely outcome thereof, have not changed from such disclosures in any material respect, all the foregoing of which shall constitute notice under Sections 5.02(a)(iv) and 6.10(iii) and (iv) hereof.

     Section 4.07. Taxes; Governmental Charges. Borrower and each Subsidiary of Borrower has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of its Properties or income, which are due and payable, including interest and penalties, in each case the failure to file or pay which would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan
Documents. Borrower and each Subsidiary has made all required withholding deposits, the failure to make which would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform its obligations under this Agreement or any of the other Loan Documents. There are no unpaid assessments pending against Borrower or any Subsidiary for any taxes or withholdings, and neither Borrower nor any Subsidiary knows of any basis therefor, in each case which would have a material adverse effect on the business, Property, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis or on the ability of the Borrower or any of the Guarantors to perform its obligations under this Agreement or any of the other Loan Documents.

     Section 4.08. Title, Etc. Borrower and each Guarantor has good title to its Properties, free and clear of all liens except those referenced or reflected in the financial statements described in Section 4.14 hereof, and except for any defects in title which would not have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis or on the ability of the Borrower or any of the Guarantors to perform its obligations under this Agreement or any of the other Loan Documents. Borrower and each Guarantor possesses all trademarks, copyrights, trade names, patents, licenses, and rights therein, adequate for the conduct of its business as now conducted and presently proposed to be conducted, except insofar as would not have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis or on the ability of the Borrower or any of the Guarantors to perform its obligations under this Agreement or any of the other Loan Documents.

     Section 4.09. No Default. Borrower is not in default, and no Subsidiary of Borrower is in default, in any respect that materially adversely affects the business, Properties, operations, or condition, financial or otherwise, of the Borrower and the Significant Subsidiaries on a consolidated basis, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or its Properties are bound. No party to any such indenture, mortgage, deed of trust, credit agreement, note, agreement or other instrument has declared a default thereunder which such default or breach would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or has notified Borrower or any Subsidiary of the occurrence of any breach or default thereunder involving Debt of $1,100,000 or more. Notwithstanding any provision to the contrary herein, the representation and warranty contained in this
Section 4.09 shall not, insofar as made when any Advance is requested or made under the Loan, and upon execution and delivery of this Agreement, include any reference to the Enviroq
Obligations.

     Section 4.10. Compliance with Laws, Etc. Borrower is not in violation, and no Subsidiary is in violation, of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any Subsidiary of Borrower, or any of its respective Properties, is subject, which violation would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant

Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents. Borrower is in compliance in all material respects with the applicable provisions of ERISA. The Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA, and the Borrower has not incurred any material liability to PBGC in connection with any Plan, which deficiency or liability would be materially adverse to the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries, on a consolidated basis. Notwithstanding any provision to the contrary contained herein, the representation and warranty contained in the first sentence of this Section 4.10, insofar as relating to the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, and insofar as made when any Advance is requested or made under the Loan, and upon execution and delivery of this Loan Agreement, shall not include the subject of the litigation matters described under the final sentence of Section 4.06 hereof or of Borrower's letter to Third National Bank in Nashville dated January 6, 1995, but only to the extent set forth therein.

     Section 4.11. Subsidiaries, Etc. As of the date hereof, Borrower has no Significant Subsidiaries other than the Significant Subsidiaries specifically listed in the definition of "Significant Subsidiary" in Article 1 of this Agreement and other than the Exempted Significant Subsidiaries. For purposes of any subsequent Advance hereunder, the Significant Subsidiaries so referenced shall be deemed to include Significant Subsidiaries later acquired or created (provided Borrower is in compliance with Section 6.13 hereof).

     Section 4.12. No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Lenders in connection with this Agreement, contain as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

     Section 4.13. Use of Proceeds; Purpose of the Credit. Borrower will use proceeds from the Loan exclusively for the purposes stated in this Agreement. No proceeds of the Loans will be used for any purpose that violates, or that would be inconsistent or not in compliance with, the provisions of any of Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

     Section 4.14. Financial Statement. The consolidated financial statements of the Borrower dated December 31, 1994 previously delivered by Borrower to Agent, and Borrower's financial statements dated June 30, 1995 delivered by Borrower to Agent, fairly and accurately present the consolidated financial condition of Borrower

(including the Subsidiaries at such dates) as of such dates and have been prepared in accordance with generally accepted accounting principles consistently applied. The consolidated financial statements of IMA dated September 30, 1994 previously delivered by Borrower to Agent, and IMA's financial statements dated June 30, 1995 delivered by Borrower to Agent fairly and accurately present the consolidated financial condition of IMA as of such dates and have been prepared in accordance with generally accepted accounting principles consistently applied. Since June 30, 1995, there has been no material, adverse change in the consolidated financial condition of, respectively, Borrower and IMA as disclosed by such financial statements, subject to the matters set forth therein and without reference to any expenses associated with the IMA Merger or the restructuring provisions in connection therewith in all material respects in an amount not to exceed a total of $15,000,000.

     Section 4.15. Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company" or a company
"controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 4.16. Securities Act, Etc. The Notes and the Master Letter of Credit Demand Note are not required to be registered under the Securities Act of 1933, as amended, or under the securities laws of any state. This Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

     Section 4.17. Personal Holding Company; Subchapter S. Neither the Borrower nor any of its Subsidiaries is a "personal holding company" as defined in Section 542 of the Code, and Borrower is not a "Subchapter S" corporation within the meaning of the Code.

     Section 4.18. Solvency. Borrower individually and Borrower on a consolidated basis is now and, after giving effect to the Loans to be made hereunder, will be, Solvent.

     Section 4.19. Filings. To the date hereof, Borrower has filed all reports and statements required to be filed with the Securities and Exchange Commission. As of the date thereof, the Registration Statement referred to above complied in all material respects with all rules and regulations promulgated by the Securities and Exchange Commission and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   ARTICLE V.  CONDITIONS PRECEDENT.

     Section 5.01. Initial Conditions. Lenders' obligation to extend credit and STB's obligation to issue any Letter of Credit or make a Swing Line Loan hereunder is subject to the Conditions Precedent that Agent shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date (except as otherwise indicated herein), in form and substance satisfactory to Agent and its counsel:

           (a) Note and Loan Documents. The Notes of Borrower payable to the order of Lenders, respectively, the Master
     Letter of Credit Demand Note of Borrower payable to the order of STB, the Guaranties and all other Loan Documents;

           (b) Evidence Of All Corporate Action By The Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

           (c) Incumbency And Signature Certificate Of The Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

           (d) Opinion of Counsel For the Borrower and the Subsidiaries. A favorable opinion of Krugman, Chapnick and Grimshaw, counsel for the Borrower and the Subsidiaries, in substantially the form of Exhibit D and as to such other matters as the Agent may reasonably request;

           (e) Evidence Of All Corporate and Partnership Action By The Guarantors. Certified (as of the date of delivery of their respective Guaranties) copies of all corporate and partnership action taken by the Guarantors and by the general partners of Insituform Southwest and any other Partners, including resolutions of their Boards of Directors, authorizing the execution, delivery, and performance of the Guaranties;

           (f) Incumbency And Signature Certificates Of The Guarantors. A certificate (dated as of the date of delivery of their respective Guaranties) of the secretary or assistant secretary of each of the Guarantors, and/or of the secretaries or assistant secretaries of the Partners of the partnership Guarantors, certifying the names and true signatures of the officers of the Guarantors authorized to sign the Guaranties, and of the officers of the Partners authorized to sign on behalf of Insituform Southwest and any other partnership Guarantor;

           (g) Other Opinions, Approvals And Documents. The Agent shall have received such other approvals, opinions or documents as the Agent or its counsel may reasonably request;

           (h) No Material Adverse Change. No material adverse changes in the financial or other condition of Borrower or any of the Guarantors shall have occurred since the date of this Agreement which, in the reasonable opinion of Lenders, is likely to materially adversely affect the ability of Borrower to perform its obligations under this Agreement, or of the Guarantors to collectively perform their obligations under the Guaranties (in each case without reference to any expenses incurred in the IMA Merger or the restructuring provisions in connection therewith in all material respects in an amount not to exceed a total of $15,000,000).

           (i) Certificates of Good Standing. Certificates of good standing of Borrower and each corporate Guarantor from the states of their incorporation and of Borrower in each state in which Borrower has qualified to do business and is doing business, in each case dated a date reasonably proximate to Closing, as reasonably accepted by Agent;

           (j) Consents, Etc. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents;

           (k) Charter and By-Laws. Copies of Borrower's and corporate Guarantors' and the Partners' by-laws and articles of incorporation, and a copy of the partnership agreement of Insituform Southwest (and any other partnership Guarantor) (including all amendments thereto) certified by the secretary of Borrower or the respective Guarantor, and by the partners of Insituform Southwest (and any other partnership Guarantor), as being true and complete copies of the current by-laws, articles of incorporation and partnership agreement of Borrower, the Partners, and the Guarantors, as applicable;

           (l)  Fees.      Payment of the fees required to be paid by
     Borrower to Agent and/or Lenders as of the Closing Date;

           (m) Request for Borrowing. A Request for Borrowing, properly completed and signed by Borrower;

           (n) Letter of Credit Application(s) and Agreement(s). Applications and Agreements for Standby Letters of Credit in STB's customary form therefor, properly completed and signed by Borrower or a Subsidiary for each Letter of Credit requested to be issued as of the Closing Date, together with payment of the facing fee therefor; and

           (o) Other. Such other documents as Lenders may reasonably request.

     Section 5.02.    All Borrowings; Acquisitions.

           (a) The Lenders' obligations to extend credit under any of the Notes and/or the obligations of STB to issue any Letter of Credit are subject to the following additional Conditions Precedent which shall be met when an Advance is requested and an Advance is made and when the issuance of a Letter of Credit is requested and a Letter of Credit is issued: (i) The representations of the Borrower contained in Article IV are true and correct as of the date of the requested Advance and as of the date of the requested Letter of Credit, with the same effect as though made on the date additional funds are advanced and/or the Letter of Credit is issued; (ii) There has been no material adverse change in the Borrower's consolidated financial condition since the date of the last borrowing hereunder (in each case without reference to any expenses incurred in connection with the IMA Merger or the restructuring provisions in connection therewith in all material respects in an amount not to exceed a total of $15,000,000); (iii) No Event of Default has occurred and continues to exist; (iv) No material litigation or governmental proceedings not disclosed in writing by the Borrower to the Lenders prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower, which could reasonably be expected to materially adversely affect the financial position or business of the Borrower and the Significant Subsidiaries on a consolidated basis or impair the ability of the Borrower or the Guarantors to perform their obligations under this Agreement or any other Loan Documents (in each case subject to the final sentence of Section 4.06 hereof); (v) If Borrower has a Significant Subsidiary (other than an Exempted Significant Subsidiary) that has been owned by Borrower for 90 days or more which Significant Subsidiary did not previously execute a Guaranty in favor of Agent and Lenders, such Significant Subsidiary shall have executed a Guaranty, and Agent shall have received copies as to such Significant Subsidiary of all items described in Section 5.01 (provided, that if such Significant Subsidiary is a limited liability company or limited liability partnership, such Significant Subsidiary shall have delivered also its articles of organization, operating agreement, articles of conversion and management agreement, as applicable); (vi) If a requested Advance would cause a breach of a financial covenant under any of the documents executed in connection with the Bond Obligations or the Hanseatic Obligations, evidence reasonably satisfactory to Agent that such breach has been waived; (vii) if a borrowing is requested, a properly-completed Borrowing Request has been received by Agent by at least three (3) Business Days prior to the requested date of such borrowing in the case of LIBOR Loans, and at least two (2) Business Days prior to the requested date of such borrowing in the case of Loans bearing interest at the Base Rate plus the Applicable Margin; and (viii) if issuance of a Letter of Credit is requested, a properly-completed Application and Agreement for Standby Letter of Credit in STB's customary form therefor, has been received by Agent at least three (3) Business Days prior to the requested issuance date for such Letter of Credit, together with payment of the facing fee therefor.

           (b) Information Concerning Acquisitions. If any portion of a requested Advance (or any Letter of Credit) is to be used in connection with a Permitted Acquisition, and approval of the Agent on behalf of the Required Lenders is required hereunder, the Agent shall have received the following information from the Borrower, in writing: (i) full identification of any licensee or sublicensee, and/or its holding company, or joint venture or Subsidiary interest being acquired with the proceeds of the Loan; (ii) an explanation of the terms of the acquisition, including without limitation the purchase price; (iii) the estimated amount of goodwill that will be added to the Borrower's balance sheet; (iv) historical financial statements for any licensee or sublicensee acquired with proceeds of the Loan, covering the three years immediately preceding such acquisition, in a form reasonably satisfactory to the Lenders, together with a current interim financial statement of such entity, in a form reasonably satisfactory to the Lenders, containing such information as the Lenders may reasonably request; and (v) pro forma financial statements for the period from the commencement of Borrower's most recently completed fiscal year through the end of its most recently completed fiscal quarter showing that giving effect to such Permitted Acquisition Borrower would be in compliance with the financial covenants described in this Agreement for such period and that no default under such covenants would occur by reason thereof.

     Section 5.03. Additional Conditions to Funding. In addition to the other Conditions Precedent set forth in this Agreement, Borrower agrees with Agent and Lenders that prior to any funding or Advances or the issuance of any Letters of Credit under this
Agreement:

           (a) the IMA Merger must have occurred and Agent must receive such reasonable evidence thereof as it may request. The request by Borrower of any Advance under the Loan and/or the issuance of any Letter of Credit shall be and is hereby deemed to be a representation by Borrower that the IMA Merger was made in accordance with applicable law and was not in violation of any law, rule, order, regulation or other governmental requirement, and that the IMA Merger complied with the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Additionally, as part of the initial funding of the Loan, all of the Refinanced Indebtedness must be fully paid to The Boatmen's National Bank of St. Louis and Mark Twain Bank and IMA must be fully released from all liability and contractual obligations to The Boatmen's National Bank of St. Louis and

     Mark Twain Bank, and evidence thereof reasonably satisfactory to Agent must be furnished to Agent; and

           (b) the Intercreditor Creditor Agreement previously executed among Borrower, STB (as Third National Bank in Nashville), James D. Monaghan, Richard D. Beck, J.R. Investment Co., Pipe Recon Product, Ltd., Gelco Services, Inc. and certain other parties dated October 21, 1994, as previously amended in connection with the Prior TNB Loan Agreement, must be further amended pursuant to documentation reasonably satisfactory to Agent and Lenders to reflect that the TNB Debt described therein has been replaced by the Loan facility described herein, and to provide that the agreements between the parties under the Intercreditor Credit Agreement as to the TNB Debt shall relate to the Loans described herein.

                 ARTICLE V-A.  POST-CLOSING CONDITIONS

     Section 5A.01. Post-Closing Conditions and Agreements. Borrower has requested that Agent and Lenders agree that the duties, obligations and agreements described below may be performed by Borrower after the Closing Date for the convenience of the Borrower, and Borrower agrees that each and all of the following duties, obligations and agreements will be performed and fulfilled by the deadlines described below:

           (a) All Liens securing the Refinanced Indebtedness must be released and terminated, and Borrower shall, if Agent so requests, furnish Agent with the results of UCC lien searches, real property searches and/or other evidence that no such liens exist, as Agent may reasonably request. All of the foregoing shall be accomplished as promptly as practicable but in any event by 100 days after the Closing Date.

           (b) If required by STB, the documents, instruments and agreements executed in connection with the Panola County Bond Obligations must be amended by documentation reasonably satisfactory to STB to provide that such obligations, documents, instruments and agreements are fully cross-defaulted with this Agreement and the Loans described herein, and STB must receive an opinion of counsel reasonably satisfactory to STB as to matters reasonably requested by STB regarding such Panola County Bond Obligations and amendments. All of the foregoing shall be accomplished by no later than ninety (90) days after the Closing Date or as soon thereafter as practicable provided Borrower is diligently pursuing such action.

                  ARTICLE VI.  AFFIRMATIVE COVENANTS.

     Borrower covenants and agrees that, during the term of this Agreement (including any extensions hereof) and until all Loans and any fees or expenses due the Agent or any Lender have been finally paid, satisfied in full, and/or any amounts are available to be requested or disbursed hereunder, and provided that there are no unreimbursed drafts under any Letters of Credit, and so long as any Letter of Credit is outstanding (unless Borrower has otherwise pledged to STB reasonably satisfactory cash collateral for such Letters of Credit, in an amount equal to the aggregate face amounts of all such Letters of Credit, pursuant to documentation reasonably satisfactory to STB), unless Agent shall otherwise first consent in writing, Borrower shall:

     Section 6.01. Financial Statements and Reports. Make no changes in the dates of its Fiscal Year and Fiscal Quarters, and promptly furnish to Agent and each Lender:

           (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, from the present independent certified public accountants of Borrower or by such other firm of independent public accountants as may be designated by Borrower and be reasonably satisfactory to the Agent, the audited consolidated Financial Statements of the Borrower and its Subsidiaries setting forth the audited consolidated and unaudited consolidating balance sheets of Borrower and its Subsidiaries at the end of such year, and the audited consolidated and unaudited consolidating statements of income, statements of cash flows, and statements of retained earnings of Borrower and its Subsidiaries for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year, together with the unqualified opinion of such accountants regarding the fairness in all material respects of such financial statements and their compliance with GAAP, except as otherwise specified therein;

           (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the unaudited consolidated and consolidating statement of income of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the close of such quarter, all certified by the chief financial or chief accounting officer of the Borrower as being true and correct to the best of his or her knowledge;

           (c) Reports Concerning Subject Business. Quarterly with the delivery of the financial statements described in Section 6.01(b) above, Borrower shall deliver to Agent a report showing the identity of all Non-Guaranteeing Subsidiaries and Non-Guaranteeing Joint Venturers engaged in any Subject Business and to which amounts were advanced or loaned by Borrower or any Guaranteeing Subsidiary during the immediately preceding quarter (and exempted from the provisions of Section
     7.10 by reason of clause (iv) thereof), including a description of all amounts loaned to or received by such Non-Guaranteeing Subsidiaries and Non-Guaranteeing Joint Ventures from Borrower or any Guaranteeing Subsidiary (and so exempted), the location of any project or projects entering into such calculation for such quarter, and the status of such project or projects, and such other information in connection therewith as Agent may reasonably request; and

           (d) Other Information. At the same time as they are filed with the Securities and Exchange Commission, copies of Borrower's 10-Q and 10-K reports, and at the same time as they are released to the public, copies of all press releases issued by Borrower and/or any of its Subsidiaries, and, with reasonable promptness, such other information as the Agent and/or the Lenders may from time to time reasonably request.

All such balance sheets and other Financial Statements referred to in Sections 6.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

     Section 6.02. Certificates of Compliance. Concurrently with the furnishing of the annual Financial Statements pursuant to
Section 6.01(a) hereof and the quarterly Financial Statements pursuant to Section 6.01(b) hereof, furnish or cause to be furnished to Agent a certificate of compliance in the form of Exhibit G hereto, certified by the president or chief accounting or financial officer of the Borrower, stating that neither such officer nor the Borrower has obtained knowledge of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default or, if such officer or the Borrower has obtained such knowledge, disclosing the nature, details, and period of existence of such event.

     Section 6.03. Taxes and Other Liens. Pay and cause the Subsidiaries to pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien (other than Liens permitted under Section 7.02) upon any or all of its Property, the failure to pay which might have material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis; provided, however, that Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower or such Subsidiary shall establish reserves therefor adequate under GAAP.

     Section 6.04.    Maintenance.

           (a)  Maintain its corporate existence;

           (b) cause each Subsidiary to maintain its corporate existence, the failure to maintain which would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and its Significant Subsidiaries on a consolidated basis and except as otherwise permitted under Section 7.06;

           (c) Remain and cause each Subsidiary to remain substantially in the business in which it is currently engaged (other than changes to such business by Subsidiaries that would not have a material adverse effect on the business, Properties, operations or financial condition of Borrower or on Borrower and the Subsidiaries as a whole);

           (d) Observe and comply and cause each Subsidiary to observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of the Borrower and the Significant Subsidiaries on a consolidated basis) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and

           (e) Maintain and cause each Subsidiary to maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may in all respects material to the business, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis, be conducted properly and efficiently at all times.

     Section 6.05. Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Agent upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

     Section 6.06.    Performance of Obligations.

           (a) Pay the indebtedness of Borrower to Lenders hereunder and the other Obligations according to the terms of the Notes and this Agreement, and pay the indebtedness and obligations of Borrower to Lenders under the Master Letter of Credit Demand Note and/or the Letters of Credit and the other Loan Documents; and

           (b) do and perform, and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Notes, the Master Letter of Credit Demand Note and the other Loan Documents, at the time or times and in the manner specified.

     Section 6.07. Insurance. Maintain and continue to maintain, and cause the Subsidiaries to maintain and continue to maintain, with financially sound and reputable insurors, insurance reasonably satisfactory in type, coverage and amount to Agent against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated insofar as appropriate in order to avoid any material adverse effect on the business, Properties, operations or financial condition of the Borrower and the Significant Subsidiaries on a consolidated basis. Upon request of Agent, Borrower will furnish or cause to be furnished to Agent from time to time a summary of the insurance coverage of Borrower and the Subsidiaries in form and substance satisfactory to Agent and if requested will furnish Agent copies of the applicable policies.

     Section 6.08. Accounts and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP.

     Section 6.09. Right of Inspection. Permit and cause the Subsidiaries to permit any officer, employee, or agent of Agent or any Lender as may be designated by Agent to visit and inspect any of the Property of Borrower or the Subsidiaries, to examine Borrower's and the Subsidiaries' books of record and accounts, to take copies and extracts from such books of record and accounts, all at such reasonable times and upon reasonable (which may be same-day) notice and as often as Agent may reasonably desire.

     Section 6.10. Notice of Certain Events. Promptly notify Agent if Borrower learns of the occurrence of (i) any event that constitutes an Event of Default together with a detailed statement by a responsible officer of Borrower of the steps being taken as a result thereof; or (ii) other than the matters identified in
Schedule 2 or in connection with the Enviroq Obligations, the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of Borrower or of any security (as defined under the Securities Act of 1933, as amended) of Borrower, representing Debt in excess of $500,000, with respect to a claimed default, together with a detailed statement by an officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or (iii) subject to the final sentence of Section 4.06 herein, any legal, judicial, or regulatory proceedings affecting Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower; or (iv) subject to the final sentence of Section 4.06 herein, any dispute between Borrower and any governmental or regulatory authority or any other person, entity, or agency which, if adversely determined, might materially interfere with the normal business operations of Borrower; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document (other than as a result of any expenses associated with the IMA Merger, or the restructuring provisions in connection therewith in all material respects in an amount not to exceed a total of $15,000,000).

     Section 6.11. ERISA Information and Compliance. Comply and cause those Subsidiaries subject thereto to comply in all respects in which noncompliance might cause a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis, with ERISA and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower or any Subsidiary is a party. Borrower shall provide Agent and shall cause those Subsidiaries subject thereto to provide Agent with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

     Section 6.12. Management. Give immediate notice to Lenders of any change in the senior management of Borrower, other than as identified in the Registration Statement.

     Section 6.13. Acquired Subsidiaries' Guaranties. In the event of the Borrower's acquisition or creation subsequent to the date hereof of any Significant Subsidiary, cause each such Significant Subsidiary (other than an Exempted Significant Subsidiary) to execute Guaranties and deliver to Lenders the related articles of incorporation, bylaws, certificates of good standing, certificates of incumbency, attorney opinion letters and all other applicable items described in Article 5 related thereto, within 90 days after the acquisition or creation by Borrower thereof.

     Section 6.14. Indemnification of Agent and Lenders. Borrower agrees to and hereby does indemnify and hold harmless Agent and each Lender and each director, officer, employee, affiliate, and agent thereof (each of the foregoing being referred to as an "indemnified person") against, and to reimburse each indemnified person, upon its demand, for any losses, claims, damages, liabilities or other expenses ("Losses") incurred by such indemnified person in connection with claims asserted against such indemnified person by parties other than Borrower or its Subsidiaries if such Losses arise out of or in connection with this Agreement, the Letters of Credit or the Loans, including, without limitation, Losses in connection with any legal proceeding relating to any of the foregoing (whether or not such indemnified person is a party thereto); provided that the foregoing will not apply to any Losses to the extent that such losses result from the gross negligence or willful misconduct of such indemnified person, and will not apply to any amount paid in settlement of claims without the Borrower's written consent having been obtained, which consent shall not be unreasonably withheld. Neither Agent nor any other indemnified person, nor the Borrower, shall be responsible or liable to any other person for consequential damages which may be alleged as a result of this Agreement. Reasonably promptly after an indemnified person receives notice of the commencement of any action in respect of which indemnification or reimbursement may be sought hereunder, the indemnified person will notify the Agent and Borrower thereof (provided, that if at the time of receipt by the indemnified person of notice of the commencement of such action the indemnified party has not identified such action as one in respect of which indemnification may be sought, failure to notify the Borrower promptly after receipt of such notice shall not limit, waive or adversely affect the indemnification by the Borrower, and promptly after such identification is made the indemnified person shall give notice thereof to the Borrower). If any such action or other proceeding shall be brought against any indemnified person, the Borrower shall, upon written notice given reasonably promptly following such a notice to the Borrower of such action or proceeding, be entitled to assume the defense thereof at the Borrower's expense with counsel chosen by the Borrower and reasonably satisfactory to the indemnified persons; provided, however, that the Borrower will keep the indemnified persons fully informed with respect to such action or proceeding and the content thereof and any indemnified person may at its own expense retain separate counsel to participate in such defense. Notwithstanding the foregoing, in no event shall the Borrower be required to pay fees and expenses under this indemnity for more than one firm of attorneys in any jurisdiction in any one legal action. The obligations and indemnifications arising under this Section 6.14 shall survive termination of this Agreement, payment of the Loans and the indebtedness arising in connection with the Letters of Credit, and expiration of the Letters of Credit.

     Section 6.15. Notice of Equity Offerings. Give to Agent and cause any Subsidiary to give to Agent at least five (5) days prior notice of any proposed equity offering intended to or that could give rise to Offering Proceeds, and deliver to Agent any information concerning which proposed equity offering that Agent may reasonably request.

                   ARTICLE VII.  NEGATIVE COVENANTS.

     Borrower covenants and agrees that, during the term of this Agreement (including any extensions hereof) and until all Loans and any fees or expenses due the Agent or any Lender have been finally paid, satisfied in full, and/or any amounts are available to be requested or disbursed hereunder, and provided that there are no unreimbursed drafts under any Letters of Credit, and so long as any Letter of Credit is outstanding (unless Borrower has otherwise pledged to STB reasonably satisfactory cash collateral for such Letters of Credit, in an amount equal to the aggregate face amounts of all such Letters of Credit, pursuant to documentation reasonably satisfactory to STB), unless Agent shall otherwise first consent in writing, Borrower will not, and will not allow or suffer any of its Subsidiaries to,:

     Section 7.01. Debts, Guaranties, and Other Obligations. Incur, create, assume, suffer to exist or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article, the foregoing prohibitions shall not apply to: (a) any Debt outstanding on June 30, 1995 that is reflected on the June 30, 1995 financial statement of Borrower or IMA (as such statements supplement the most recent year-end statements of the Borrower or IMA, respectively), that have been delivered to Agent, or subsequently incurred pursuant to credit lines in effect at June 30, 1995, or incurred in the ordinary course of business for customary operating needs from June 30, 1995 to the date hereof; (b) indebtedness incurred under or pursuant to this Agreement or any other agreement between Borrower or any Subsidiary and STB; (c) trade indebtedness incurred in the ordinary course of business payable (and paid) within 120 days of its incurrence, whether paid directly or by reimbursement in connection with any letter of credit facility; (d) any subordinated indebtedness in form, amount and substance reasonably approved in advance in writing by the Required Lenders and subordinated by subordination agreements reasonably satisfactory to the Agent; (e) Debt of a corporation acquired by the Borrower or a Subsidiary subsequent to the date of this Agreement, which Debt was incurred prior to such acquisition and is outstanding on the date of such acquisition; (f) intercompany Debt arising solely among Borrower and its Subsidiaries that is not otherwise prohibited under Section
7.10 of this Agreement; (g) guaranties given in the ordinary course of business to secure bids or contracts or performance bonds relating to work to be performed by Borrower or a Subsidiary; (h) the matters identified on Schedule 3; and (i) the Substitute Revolving Credit Facility described in Section 2.21, if all conditions to such facility are fully met; (j) indebtedness not to exceed $10,000,000 in the aggregate incurred by Borrower in connection with tax-advantaged financing under United States or Mississippi law for the construction of new facilities in Batesville, Mississippi, provided that the availability under the Revolving Credit Loans, and the corresponding Maximum Total Amount, shall be reduced by the amount of all such indebtedness incurred; and (k) other indebtedness (including guarantees therefor) not to exceed $5,000,000 in the aggregate for Borrower and its Subsidiaries at one time outstanding.

     Section 7.02. Liens. Grant or permit to exist any Lien in, or otherwise encumber, any of its Properties or assets or permit any of the Subsidiaries to grant or permit to exist any Lien in, or otherwise encumber, any of such Subsidiary's Properties or assets, except for (i) Liens now existing (including Liens existing on the date of acquisition of any corporation subsequently acquired by Borrower as a Subsidiary in accordance with this Agreement) (except for Liens securing the Refinanced Indebtedness, which must be released); (ii) Liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings; (iii) Liens arising in favor of the Lenders in connection with this Agreement, and/or liens arising in favor of STB; (iv) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance, old age pensions, social security and public liability laws and similar legislation; (v) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; (vi) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendor's liens, incurred in good faith in the ordinary course of business; (vii) zoning restrictions, easements, licenses, reservations, restrictions on the use or transfer of real property which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries taken as a whole, or materially impair the use of such property or assets in the operations of the business of the Borrower or any Subsidiary; (viii) attachment, judgment or similar liens so long as the finality of any judgments related thereto in excess of $500,000 in the aggregate is being contested in good faith, and for which adequate reserves have been provided in the financial statements of the Borrower; (ix) liens on the improvements constructed with the proceeds of the financing permitted under clause (j) under Section 7.01, and/or on the real property on which such improvements are located, securing only such indebtedness permitted under Section 7.01(j); and (x) liens securing any property for rent or hire or any deferred purchase price for any property.

     Section 7.03.    Investments. Subject to any limitations
otherwise provided in this Agreement:

           (a) purchase or own any stock or other securities or other ownership interest in any corporation, firm, or other entity other than the Subsidiaries owned by Borrower or a Subsidiary on the date of this Agreement or other than any of Borrower's direct or indirect licensees and sublicensees, or joint ventures or investments in similar or related businesses with respect to the Insituform process, the NuPipe process or other pipeline rehabilitation or construction business, provided that such purchases and/or investments not reflected in Borrower's or IMA's June 30, 1995 financial statements delivered to Agent in each case is (i) a Permitted Acquisition or (ii) is the IMA Merger or (iii) is in a Subsidiary that becomes a Guarantor pursuant to the terms of this Agreement provided that such investments or ownership interests in Subsidiaries that become Guarantors do not exceed $5,000,000 per Guarantor or are otherwise consented to by the Agent on behalf of the Lenders, which consent will not be unreasonably withheld by the Lenders or other than investments or interests of no more than $125,000 in any Subsidiary that is not a Significant Subsidiary.

           (b) invest in excess of 20% of its liquid assets in other marketable securities (such 20% limitation shall not apply to United States government backed securities, United
     States government bonds and United States Treasury investments).

     Compliance with the foregoing Section 7.03(a) or with Section 7.10, in the event that Borrower or any Subsidiary is required by the terms of an existing commitment (or any joint venture arrangement of whatever legal form) including any investment described in the Registration Statement under the caption "Business of ITI Investments" or in connection with Insituform Linings Plc, Midsouth Partners, Insituform Technologies Limited, or Insituform Permaline Ltd., shall not in and of itself be deemed to constitute a conflict with or a breach or default under such commitment including so as to cause an Event of Default under this Loan Agreement.

     Section 7.04. Dividends, Distributions, and Redemptions; Issuance of Stock. In any Fiscal Year commencing with the Borrower's Fiscal Year beginning January 1, 1995, declare or pay any dividend (other than dividends payable solely in common stock of Borrower), or purchase, redeem, or otherwise retire or acquire for value any of its stock, now or hereafter outstanding, or apply or set apart any of its assets, or return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, in excess of fifty percent (50%) of the aggregate net income (as defined in accordance with GAAP) of Borrower and its Subsidiaries, on a consolidated basis, for such Fiscal Year and the prior Fiscal Year. Dividends may be paid no more often than quarterly in any Fiscal Year. One-half of all Offering Proceeds must be applied to the Obligations owed to the Lenders arising from this Agreement (or any amendment hereto or restatement hereof), if required by the Lenders, and all such Offering Proceeds shall be applied first to outstanding expenses, then to accrued interest, and then to principal in the inverse order of maturity.

     Section 7.05. Nature and Ownership of Business. Suffer or permit any material change to be made in the character of Borrower's business as carried on at the Closing Date, or any change in the business of the Borrower or the Subsidiaries that would materially change the character of business of the Borrower and the Significant Subsidiaries on a consolidated basis.

     Section 7.06. Mergers, Dispositions, Etc. (a) Except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, sell, assign, lease, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (or any Subsidiary), or the Property (whether now owned or hereafter acquired) of any of its Subsidiaries, to any Person, except for transfers to a Subsidiary that is also a Guarantor that has been previously approved by the Lenders, and that has executed and delivered to Lenders its Guaranty and all related items as described in Article 5 of this Agreement; or (b) consolidate with or merge into, or permit any Subsidiary to consolidate with or merge into, any other corporation or entity, (i) unless no Event of Default (without reference to this Section 7.06) has occurred or would occur after giving effect to such merger, and (ii) (x) unless the Borrower or a Subsidiary that is also a Guarantor that has been previously approved by the Lenders and that has executed and delivered to Lenders its Guaranty and all related items as described in Article 5 of this Agreement is the surviving entity, or (y) such transaction is effectuated in order to consummate a Permitted Acquisition and is effectuated by a newly-formed Subsidiary (which is not a Significant Subsidiary) created for that purpose; (c) suffer or permit in whole or in part dissolution or liquidation of Borrower or any Subsidiary (except in a transaction permitted by clause (b) immediately preceding and except, with regard to a Subsidiary, but not with regard to the Borrower, in a transaction permitted by clause (a) immediately preceding); or (d) permit a reorganization or sale of securities that would cause Borrower to no longer maintain control of the Subsidiaries (other than any Subsidiary subject to a transaction permitted under clauses (a), (b) or (c) immediately preceding). For purposes of this Agreement, Lenders have previously approved as Guarantors all Subsidiaries identified by name under the definition of "Significant Subsidiary" in this Agreement.

     Section 7.07. Transactions With Affiliates. Except for transactions between Borrower and the Subsidiaries, or between Subsidiaries, which are not otherwise prohibited by this Agreement, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except for transactions entered into prior to the date hereof, which are noted in the Registration Statement if material, and except in the ordinary course of and pursuant to the reasonable and customary standards, practice and requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained by a Person other than an Affiliate in a comparable arm's length transaction with Borrower or such Subsidiary. Borrower and Lenders agree that this Section shall not be construed so as to allow, and shall be read so as to disallow, pricing below cost on product sales by Borrower or any Guarantor to any Affiliate, other than sales to Borrower or a Guarantor.

     Section 7.08. Use of Loan Proceeds. Permit the proceeds of the Loan to be used for any purpose other than the purposes described in Section 2.05 of this Agreement.

     Section 7.09. Disposition of Assets. Dispose of any of its assets or any assets of any of its Subsidiaries, other than as permitted under Section 7.06 and other than in the ordinary course of Borrower's (or the respective Subsidiary's, as applicable) present business upon terms not materially adverse to Borrower (or the applicable Subsidiary), and in any event only for full and adequate consideration.

     Section 7.10. No Loans. Make any loans, advances or extensions of credit to any person or entity, except for such loans, advances or extensions (i) set forth in the Registration Statement (and except for loans made pursuant to the commitments described in the Registration Statement), (ii) made to employees of the Borrower or any Subsidiary not to exceed an aggregate of $1,200,000, (iii) made to the Borrower or any Subsidiary that is also a Guarantor that has been previously approved by the Lenders, and that has executed and delivered to Lenders its Guaranty and all related items as described in Article 5 of this Agreement; (iv) (A) made to the entities described on Schedule 4 by Borrower, by United Pipeline Systems USA, Inc. ("UPSI") and by INA Acquisition Corp. in the amounts described in said Schedule, which amounts (for purposes of this sub-clause (A)), may not be increased (except for interest thereon and changes resulting from currency fluctuations) (and, once repaid, may not be reborrowed or readvanced, except for the amount from UPSI to United Sistema de Tuberias Ltd., which may be readvanced), plus (B) amounts required to be loaned or invested by Borrower or a Subsidiary due to a pro-rata call on all shareholders of Insituform Linings Plc, to the extent permitted under Section 7A.01(a) of this Agreement, plus (C) other amounts (exclusive of amounts identified elsewhere under clauses (i) through (v) of this
Section 7.10) to any Non-Guaranteeing Subsidiary or any Non-Guaranteeing Joint Venture, in the aggregate (and when combined with amounts permitted under Section 7A.01(a) to Insituform Linings from Borrower) not exceeding $10,000,000 (of which not greater than $5,000,000 shall be for loans, advances or extensions of credit outside of the Subject Business) (a "Non-Guaranteeing Subsidiary", for purposes of this Agreement, means any Subsidiary that is not an approved Guarantor and that has not delivered to Lenders the

Guaranty and related items described in Article 5, and the "Non-Guaranteeing Subsidiaries" means, collectively, each Non-Guaranteeing Subsidiary; and a "Non-Guaranteeing Joint Venture", for purposes of this Agreement, means any joint venture, in whatever legal form, that has not delivered to Lenders the Guaranty and other items described in Article 5 and to which the Borrower or any Subsidiary is a party, provided that the position of Borrower or its Subsidiary (or their respective representatives) in such joint venture is as an active participant (whether or not as manager) in connection with Subject Business and is not solely an investment position, and the "Non-Guaranteeing Joint Ventures" means, collectively, each Non-Guaranteeing Joint Venture); (v) subject in all respects to Section 7.13 hereof, if due from Non-Guaranteeing Subsidiaries and Non-Guaranteeing Joint Ventures in respect of goods sold and services rendered, provided such amounts (other than amounts for management or similar services from the Borrower or a Guaranteeing Subsidiary to a Non-Guaranteeing Subsidiary, and interest thereon, provided the amounts referenced in this parenthetical clause do not represent cash advances or non-service property transfers from the Borrower or such Guaranteeing Subsidiary to such Non-Guaranteeing Subsidiary) shall not be outstanding for longer than 120 days; (vi) extensions of credit made for the purchase of goods and services in the ordinary course of business to customers that are not Non-Guaranteeing Subsidiaries or Non-Guaranteeing Joint Venturers); and (vii) otherwise made to any licensee, sublicensee, vendor, sales agent or distributor not to exceed $2,000,000 in the aggregate; provided, however, that a Non-Guaranteeing Subsidiary may make loans, advances or extensions of credit to the Borrower or any Subsidiary so long as such loans, advances or extensions are not otherwise prohibited by this Agreement (without reference to this Section 7.10).

     Section 7.11. Prepayments of Other Debts. Prepay any Debt (excluding trade payables) to any Person, except that the foregoing restriction shall not apply to the Obligations (unless otherwise expressly prohibited by another provision herein or in any Loan Document) or to the Enviroq Obligations.

     Section 7.12. Financial Covenants. On a consolidated basis for Borrower and its Subsidiaries (compliance with the provisions hereof to be measured solely at the time of delivery of each certificate under Section 6.02 hereof).

           (a) Interest Coverage Ratio. Permit EBIT divided by Fixed Charges, calculated on a trailing four quarters period (it being acknowledged and agreed that all measurements for the quarters ended, respectively, September 30, 1995, June 30, 1995, March 31, 1995 and December 31, 1995 shall give retroactive effect to the IMA Merger on a pooling-of-interests basis), to equal or be less than 3.0 to 1.0 at any time.

           (b) Funded Debt to Total Capitalization. Permit the ratio of Funded Debt to Total Capitalization to be equal to or greater than .70 to 1.0 at any time from the Closing Date through December 31, 1996, or equal to or greater than .50 to
     1.0 at any time thereafter.

           (c)  Tangible Net Worth. Permit Tangible Net Worth
     (including Offering Proceeds raised in any equity offering) to be less at any time than the amounts and for the periods indicated below:

           Time Periods                     Minimum Tangible Net Worth

     From the Closing Date                  $50,000,000 (less
                                            expenses associated with
     through December 31, 1995              the IMA Merger and
                                            restructuring provisions
                                            in connection therewith,
                                            not to exceed the total
                                            amount of $15,000,000)
                                            plus Offering Proceeds
                                            received in any equity
                                            offerings closed during
                                            1995 (said sum being
                                            referred to herein as
                                            "1995 Required Net
                                            Worth")


     From January 1, 1996                   1995 Required Net Worth
                                            plus Offering Proceeds
     through December 31, 1996              received in any equity
                                            offerings closed during
                                            1996 (said sum being
                                            referred to as "1996
                                            Required Net Worth")


     From January 1, 1997                   1996 Required Net Worth
                                            plus 50 percent of net
     through December 31, 1997              earnings, determined in
                                            accordance with GAAP, for
                                            1996, plus Offering
                                            Proceeds received in any
                                            equity offerings closed
                                            during 1997 (said sum
                                            being referred to as
                                            "1997 Required Net
                                            Worth")

     From January 1, 1998                   1997 Required Net Worth
                                            plus 50 percent of net
     through December 31, 1998              earnings, determined in
                                            accordance with GAAP, for
                                            1997, plus Offering
                                            Proceeds received in any
                                            equity offerings closed
                                            during 1998 (said sum
                                            being referred to as
                                            "1998 Required Net
                                            Worth")


     From January 1, 1999                   1998 Required Net Worth
                                            plus 50 percent of net
     through December 31, 1999              earnings, determined in
                                            accordance with GAAP, for
                                            1998, plus Offering
                                            Proceeds received in any
                                            equity offerings closed
                                            during 1999 (said sum
                                            being referred to as
                                            "1999 Required Net
                                            Worth")


     From January 1, 2000                   1999 Required Net Worth
                                            plus 50 percent of net
     through the Maturity Date              earnings, determined in
                                            accordance with GAAP, for
                                            1999 plus Offering
                                            Proceeds received in any
                                            equity offerings closed
                                            during the year 2000.


           (d) Ratio of Funded Debt to EBITDA. Permit the ratio of Funded Debt to EBITDA, calculated on a trailing four-quarter period (it being acknowledged and agreed that all measurements for the quarters ended respectively, September 30, 1995, June 30, 1995, March 31, 1995 and December 31, 1994 shall give retroactive effect to the IMA Merger on a pooling-of-interests basis), to equal or exceed 2.5 to 1.0 at any time from the Closing Date through December 31, 1996, or 2.0 to 1.0 at any time beginning January 1, 1997 and thereafter.

     Section 7.13. Transactions with Guarantors. The Borrower shall not, and its Subsidiaries who are Guarantors shall not, take any action, and shall not allow any action to be taken, that would result in direct or indirect loans, or in transactions that could be construed as direct or indirect loans by the Borrower or such Subsidiary, to any Subsidiary that is not a Guarantor approved by Lenders that has delivered to Lenders its Guaranty and the other related items described in Article 5 of this Agreement (as used in this section, a "Guarantor") in excess of the loans permitted to be made to such non-guaranteeing Subsidiaries under Section 7.10, including without limitation pricing below cost on product sales by the Borrower or its Subsidiaries who are Guarantors to Subsidiaries that are not Guarantors.

   ARTICLE VIIA. SPECIAL AGREEMENT REGARDING INSITUFORM LININGS PLC
                         AND MIDSOUTH PARTNERS

     Section 7A.01. Insituform Linings Plc and Midsouth Partners. With regard to Insituform Linings Plc, an English corporation ("Insituform Linings"), and Midsouth Partners, a general partnership, Lenders acknowledge that they have been informed that the Borrower does not, as of the Closing Date, have control over Insituform Linings or Midsouth Partners, or that control thereover is disputed. Therefore, Borrower and Lenders agree that:

     Neither Insituform Linings nor Midsouth Partners shall be deemed to be included within the term "Subsidiary" as that term is used in Article 6 and Article 7 of this Agreement, except for
Section 7.12 of this Agreement. Additionally, Insituform Linings shall not be deemed to be a "Subsidiary" to which the Events of Default described in Article 8 of this Agreement apply, except for Sections 8.01 (g), (h), (i), (j) and (o).

     Provided, however, that notwithstanding any provision herein to the contrary (and/or the effect, on any other provision of this Agreement, of the agreements set forth above), the Borrower and Lenders agree that:

           (a) The Borrower and the other Subsidiaries (excluding Insituform Linings and Midsouth Partners, respectively) shall not have the ability to lend monies to, guarantee loans or performance of, obtain bonds for, or otherwise extend credit to or on behalf of or for the benefit of, or make itself or any of its property liable for any indebtedness or obligations of, Insituform Linings or invest additional capital in Insituform Linings (except for amounts permitted under Section 7.10(iv)(C) as if Insituform Linings were a Non-Guaranteeing Subsidiary and except that in the event Insituform Linings makes a call on all shareholders on a pro-rata basis according to the interest of each shareholder, Borrower or a Subsidiary shall be permitted to loan or invest the amount of such call, as the case may be, if such does not otherwise cause a Default under this Agreement); and

           (b) The Borrower and its Subsidiaries shall not deal with Insituform Linings or Midsouth Partners on any basis other than an arm's-length basis, no more favorable to Insituform Linings or Midsouth Partners than to an entity not owned (wholly or partially) by the Borrower, and shall not dispose of or transfer any property or assets to Insituform Linings or Midsouth Partners except for full and adequate consideration; and

           (c) Should the Borrower at any time gain control of Insituform Linings or acquire the entire interest in Midsouth Partners, Borrower agrees that immediately upon gaining such control or interest Insituform Linings or Midsouth Partners as the case may be, shall be deemed to be a "Subsidiary" for all purposes under this Agreement, and the provisions of this
     Section 7A.01 shall terminate.

                   ARTICLE VIII.  EVENTS OF DEFAULT.

     Section 8.01. Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement, unless otherwise consented to by the Agent:

           (a) Borrower fails to make payment within five (5) days of the due date (or, with respect to the Swing Line Note, within three (3) days after demand is made thereunder or otherwise within three (3) days after the Maturity Date thereof (as "Maturity Date" is defined in the Swing Line
     Note)) of any payment of interest or principal on any of the Notes or due hereunder or under any of the Loan Documents; or if the Revolving Credit Loans are in effect and have not been prepaid in whole and terminated, Borrower fails on the date any draw is honored or paid under a Letter of Credit to make payment to STB, by means of an advance (whether deemed or otherwise) under the Revolving Credit Note, the proceeds of which are paid to STB, in the amount of all amounts advanced by STB due to such draw on such Letter of Credit (provided, that should a draw under a Letter of Credit be honored or paid after 2:00 p.m. (Nashville, Tennessee time) on a Business Day, the failure of the Lenders to remit to Agent their Percentages of the deemed advance under the Revolving Credit Loan to pay such draw by the close of Agent's business on the date of such draw shall not constitute a default by Borrower hereunder, it being understood that in such case the Agent may nevertheless pay on the date of the draw the amount of the draw by means of a deemed Advance under the Revolving Credit Loans on the date of the draw, and the Lenders shall remit to Agent their Percentages by 12:00 noon on the next Business Day); or Borrower fails within three (3) days after the date demand is made therefor to make payment to STB of all amounts owing to STB under the Master Letter of Credit Demand Note;

           (b) Failure by Borrower to pay to STB within five (5) days from the due date thereof (in each case after expiration of any applicable notice or cure periods, if any, without timely cure) any principal or interest due on any other indebtedness of Borrower to STB, now existing or hereafter owing or arising, direct or contingent, secured or unsecured, including without limitation any indebtedness or obligations arising in connection with the Panola County Bond Obligations or any documents, instruments or agreements now or hereafter executed in connection therewith or with any of the indebtedness evidenced thereby; or

           (c) Any other default by Borrower or any of the Subsidiaries under any document, note, agreement or understanding with, held by, or executed in favor of STB which is not cured within twenty (20) days from receipt by Borrower of written notice from Lenders specifying such default (unless a shorter cure period is expressly applicable to such default, or it is expressly stated that no notice requirement or cure period is applicable thereto, in which case such shorter cure period, or such no notice requirement or cure period, shall apply with respect thereto)

           (d) Should any representation or warranty contained herein or made by or furnished on behalf of Borrower or any of the Subsidiaries in connection herewith be false or misleading in any material respect as of the date made; or

           (e) Failure to perform or observe any covenant, or agreement, duty or obligation (other than those for which an Event of Default is specifically listed in this Section 8.01, for which no notice or cure period, or a shorter cure period, is specified) contained in this Agreement within twenty (20) days after Agent sends written notice to Borrower specifying such non-performance; provided, however, that default or breach of any of the financial covenants described in Section
     7.12 shall not be subject to a notice requirement or cure period); or

           (f) Failure by Borrower or any of the Subsidiaries to pay its debts generally as they become due; or

           (g) Concealing, removing, or permitting to be concealed or removed, any part of the Property of Borrower or any of the Subsidiaries, with intent to hinder, delay or defraud its creditors or any of them, or making or suffering a transfer of any Property of Borrower or any of the Subsidiaries which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or making any transfer of any of Property of Borrower or any of the Subsidiaries to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffering or permitting, while insolvent, any creditor to obtain a lien upon any Property of Borrower or any of the Subsidiaries through legal proceedings or distraint which is not vacated within thirty days from the date thereof;

           (h) In each case except for Insituform Group Limited, an Isle of Man corporation which Borrower represents has no material assets and will not have any material assets ("Insituform Group Limited"), and except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, and except as otherwise permitted under this Agreement, a receiver, custodian, liquidator, or trustee of Borrower or of any Subsidiary, or of any of its respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower or any Subsidiary is adjudicated bankrupt or insolvent; or any of the Property of Borrower or any Subsidiary is sequestered by court order or a petition is filed against Borrower and/or any Subsidiary under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect (and if made involuntarily against Borrower or such Subsidiary, without the consent or cooperation of Borrower or any Subsidiary, is not dismissed within 60 days of the filing thereof) (it being acknowledged and agreed that no notice requirement on the part of Agent or any Lender, and no cure period except for the 60 days in which Borrower or the applicable Subsidiary may obtain a dismissal of an involuntary bankruptcy petition, shall apply to this Subsection 8.01(h)); or

           (i) In each case except for Insituform Group Limited, and except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, and except as otherwise permitted by this Agreement, Borrower or any Subsidiary takes affirmative steps to prepare to file, or Borrower or any Subsidiary files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law (it being acknowledged and agreed that no notice requirement on the part of Agent or any Lender, and no cure period, shall apply to this Subsection 8.01(i)); or

           (j) In each case except for Insituform Group Limited, and except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, and except as otherwise permitted by this Agreement, Borrower or any Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower (or any Subsidiary) or of all or any part of its Properties (it being acknowledged and agreed that no notice requirement on the part of Agent or any Lender, and no cure period, shall apply to this Subsection 8.01 (j)); or

           (k) Borrower or any Significant Subsidiary (other than Pipe Rehab International, Inc.) discontinues its usual business (it being acknowledged and agreed that no notice requirement on the part of Agent or any Lender, and no cure period, shall apply to this Subsection 8.01(k) and it being acknowledged that Insituform Permaline Limited may discontinue such business pursuant to a scheme of arrangement under English law with NuPipe Limited); or

           (l) Subject to any applicable grace period or waiver prior to any due date, Borrower or any Subsidiary fails to make any payment due on any Debt in excess of $1,100,000 (other than the Enviroq Obligations), or any Debt in an aggregate of $5,000,000 or more (including the Enviroq Obligations), or any other event shall occur or any condition shall exist with respect to any Debt of Borrower or any Subsidiary in excess of such limits or under any agreement securing or relating to such Debt the effect of which is to cause any holder of such Debt or other security or a trustee to cause such Debt or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

           (m) If final judgment for the payment of money in excess of $1,000,000, or any judgments aggregating $5,000,000 are rendered by any court or other governmental authority against Borrower and/or any Subsidiary which is not fully covered
     (less a reasonable deductible) by insurance or which is not discharged, paid, satisfied or appealed, or execution is not stayed, within 120 days of the date of the said judgments, respectively; or

           (n) Should any Guarantor give notice that the Guarantor is terminating or attempting to terminate or revoke its Guaranty, or assert that its guaranty is unenforceable, or should any other event occur that results in the termination or invalidity of the Guaranty of any Guarantor; or

           (o) Borrower shall fail to observe or perform within any applicable grace period any covenant or agreement contained in any agreement, document or instrument relating to the Substitute Revolving Credit Facility permitted under Section 2.21, or the tax-advantaged financing permitted under Section 7.01(j), in each case if entailing Debt in excess of $1,100,000, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Substitute Revolving Credit Facility or such tax-advantaged financing, in each case entailing Debt in excess of $1,100,000, or any other Person to accelerate, the maturity of such Substitute Revolving Credit Facility or such tax-advantaged financing, or the Substitute Revolving Credit Facility or tax-advantaged financing shall be required to be prepaid in whole or in part prior to its stated maturity;

           (p) Borrower or any Subsidiary violates any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any Subsidiary of Borrower, or any of its respective Properties, is subject, which violation would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents; or Borrower or any Subsidiary fails or refuses at any and all times to remain current in its financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower or any Subsidiary are traded, which failure or refusal would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents.

     Section 8.02. Cross-Default. It is the Borrower's intention that all indebtedness and obligations owed by Borrower to STB, now existing and hereafter arising or owing, direct or contingent, secured or unsecured, and howsoever evidenced, be fully cross-defaulted.

     Section 8.03. Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(h) and 8.01(i): (i) the Agent, pursuant to instruction from the Required Lenders, may declare the entire principal amount of all Obligations then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives; (ii) at the sole discretion and option of STB, all obligations of STB to issue any Letter of Credit shall immediately cease and terminate unless and until STB shall reinstate such obligations in writing, and with regard to any then-outstanding Letters of Credit, Borrower shall, on Agent's request, pledge to Agent reasonably satisfactory cash collateral to secure the face amounts of such Letters of Credit; (iii) at the Required Lenders' sole discretion and option, evidenced by notice from the Agent, all other obligations of the Lenders under this Agreement shall immediately cease and terminate unless and until the Required Lenders, evidenced by notice from the Agent, shall reinstate such obligations in writing; and/or (iv) the Required Lenders may bring one or more actions to protect or enforce their rights under the Loan Documents or seek to collect and/or enforce the Obligations and any indebtedness or obligations arising in connection with the Master Letter of Credit Demand Note and/or any of the Letters of Credit by any lawful means.

     Upon the happening of any event specified in Section 8.01(h) and Section 8.01(i): (i) all Obligations, including all principal, accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives,
(ii) at the sole discretion and option of STB, all obligations of STB to issue any Letter of Credit shall immediately cease and terminate unless and until STB shall reinstate such obligations in writing, and with regard to any then-outstanding Letters of Credit,

Borrower shall, at Agent's request, pledge to Agent reasonably satisfactory cash collateral to secure the face amounts of such Letters of Credit; (iii) all other obligations of Lenders under this Agreement shall immediately cease and terminate unless and until Lenders shall reinstate such obligations in writing; and/or
(iv) the Required Lenders may bring an action to protect or enforce its rights under the Loan Documents or seek to collect and/or enforce the Obligations and any indebtedness or obligations arising in connection with the Master Letter of Credit Demand Note and/or any of the Letters of Credit by any lawful means.

     Section 8.04. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender (and any participant of this Loan under Section 2.04) is authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by any Lender to or for the credit or the account of Borrower against any and all of the Obligations, the Master Letter of Credit Demand Note and/or any of the Letters of Credit, and/or any other Debt of Borrower to any Lender, irrespective of whether or not Lenders shall have accelerated the Obligations or Master Letter of Credit Demand Note or made any demand under this Agreement or the Notes or Master Letter of Credit Demand Note and although such Obligations, Master Letter of Credit Demand Note or other Debt may be unmatured.

                        ARTICLE IX.  THE AGENT.

     Section 9.01. Appointment of Agent. Each Lender hereby designates STB as Agent to administer all matters concerning the Loans and to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Loan Documents and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees. The Lenders agree that neither the Agent nor any of its directors, officers, employees or agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct. The Lenders agree that the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise be imposed upon or exist against the Agent.

     Section 9.02. Authorization of Agent with Respect to the Loan Documents. (a) Each Lender hereby authorizes the Agent to enter into each of the Loan Documents and to take all action contemplated thereby, all in its capacity as Agent for the ratable benefit of the Lenders. All rights and remedies under the Loan Documents may be exercised by the Agent for the benefit of the Agent and the Lenders upon the terms thereof. The Lenders further agree that the Agent may assign its rights and obligations under any of the Loan Documents to any affiliate of the Agent, if necessary or appropriate under applicable law, which assignee in each such case shall (subject to compliance with any requirements of applicable law governing the assignment of such Loan Documents) be entitled to all the rights of the Agent under and with respect to the applicable Loan Document.

     (b) The Lenders agree that the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or respect of, this Agreement, unless the Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action except for such actions or rights that expressly require the consent of the Required Lenders or all of the Lenders. The Lenders agree that the Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct. Agent shall incur no liability to any of the Lenders for giving consent on behalf of the Lenders when under the terms of this Agreement consent may not be unreasonably withheld.

     (c) The Agent shall not be liable to the Lenders or to any Lender in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders or all of the Lenders, where expressly required by this Agreement, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Loan Document or applicable law. In each circumstance where any consent of or direction from the Required Lenders or all of the Lenders is required or requested by Agent, the Agent shall send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Agent's proposed course of action with respect thereto. In the event the Agent shall not have received a response from any Lender within five (5) Business Days after Agent sends such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Agent.

     Section 9.03. Agent's Duties Limited; No Fiduciary Duty. The Lenders agree that the Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. The Lenders agree that none of the Agent nor any of its respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not have by reason of this Agreement a fiduciary relationship to or in respect of any Lender, and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or the other Loan Documents except as expressly set forth herein.

     Section 9.04. No Reliance on the Agent. (a) Each Lender represents and warrants to the Agent and the other Lenders that independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries, and, each Lender further agrees that, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. As long as any of the Loans are outstanding and/or any amount is available to be requested or borrowed hereunder, or this Agreement and the Loan Documents have not been cancelled and terminated, each Lender shall continue to make its own independent evaluation of the financial condition and affairs of the Borrower and its Subsidiaries.

     (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, the Master Letter of Credit Demand Note, the Guaranties, the other Loan Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Borrower or any of the Subsidiaries, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Master Letter of Credit Demand Note, the Guaranties, the other Loan Documents or the other documents contemplated hereby or thereby, or the financial condition of the Borrower or any of the Subsidiaries or the existence or possible existence of any Default or Event of Default; provided, however, to the extent that the Agent has been advised in writing that a Lender has not received any information formally delivered to the Agent pursuant to Section 8.01, the Agent shall deliver or cause to be delivered such information to such Lender.

     Section 9.05. Certain Rights of Agent. The Lenders agree that if the Agent shall request instructions from the Required Lenders
(or all of the Lenders where unanimity is expressly required under the terms of this Agreement) with respect to any action or actions (including the failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until the Agent shall have received instructions from the Required Lenders (or all of the Lenders where unanimity is expressly required under the terms of this Agreement); and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders (or, with regard to acts for which the consent of all of the Lenders is expressly required under the terms of this Agreement, in accordance with the instructions of all of the Lenders).

     Section 9.06. Reliance by Agent. The Lenders agree that the Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Lenders agree that the Agent may consult with legal counsel (including counsel for any Lender), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 9.07. Indemnification of Agent. To the extent the Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent, ratably according to the respective amounts of the Loans outstanding hereunder (or if no amounts are outstanding, ratably in accordance with their applicable Percentages), in either case, for, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including fees of experts, consultants and counsel and disbursements) or disburse-ments of any kind or nature whatsoever that may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Loan Documents; provided that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations and indemni-fications arising under this Section 9.07 shall survive termination of this Agreement, repayment of the Loans and indebtedness arising in connection with the Letters of Credit and expiration of the Letters of Credit.

     Section 9.08. The Agent in its Individual Capacity. With respect to its obligation to lend under this Agreement, the Loan made by it and the Note issued to it, the Agent shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties of Agent specified herein; and the terms "Lenders," "Required Lenders," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, its Subsidiaries or any Affiliate of the Borrower as if it were not performing the duties specified herein as Agent, and may accept fees and other consideration from the Borrower and/or its Subsidiaries for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     Section 9.09. Holders of Notes. The Agent and the Borrower may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the Borrower. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     Section 9.10. Successor Agent. (a) The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Required Lenders; provided, however, the Agent may not resign or be removed until a successor Agent has been appointed and shall have accepted such appointment. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank that maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

     (b) Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

     Section 9.11. Notice of Default or Event of Default. In the event that the Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default (other than through a notice by one party hereto to all other parties), the Agent or such Lender shall promptly notify the Agent, and the Agent shall take such action and assert such rights under this Agreement as the Required Lenders or of all the Lenders, where expressly required by this Agreement, shall request in writing, and the Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If, following notification by Agent to Lenders, the Required Lenders shall fail to request the Agent to take action or to assert rights under this Agreement in respect of any Default or Event of Default within five (5) Business Days after their receipt of the notice of any Default or Event of Default from the Agent or any Lender, or shall request inconsistent action with respect to such Default or Event of Default, the Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article IX hereof) as it deems in its discretion to be advisable for the protection of the Lenders.

     Section 9.12. Benefit of Agreement.

     (a) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender, provided that no such action shall increase the cost of the Loans to the Borrower.

     (b) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its commitments (including without limitation its commitment to participate in Letters of Credit) and the Loans at the time owing to it and the Notes held by it) to any Eligible As-signee; provided, however, that (i) the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) unless such assignment is an Affiliate of the assigning Lender or unless an Event of Default has occurred and is continuing, (ii) the amount of the Loan commitments of the assigning Lender subject to each assignment (determined as of the date the assignment and acceptance with respect to such assignment is delivered to the Agent) shall not be less than an amount equal to $5,000,000 or greater integral multiples thereof, and (iii) the parties to each such assignment shall execute and deliver to the Agent and the Borrower an Assignment and Acceptance, together with a Note or Notes subject to such assignment and, un-less such assignment is to an Affiliate of such Lender, a process-ing and recordation fee of $3,000. Borrower shall not be responsible for such processing and recordation fee or any costs or expenses incurred by any Lender or the Agent in connection with such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, the assignee thereunder shall be a party hereto and to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Notwithstanding the foregoing, the assigning Lender must retain after the consummation of such Assignment and Acceptance, a minimum aggregate amount of Loan commitments of $5,000,000; provided, however, no such minimum amount shall be required with respect to any such assignment made at any time there exists an Event of Default hereunder. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance, Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Loan commitments assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Loan commitment. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes that they replace, and shall otherwise be in substantially the form attached hereto.

     (c) No assignment of all or any portion of this Agreement by any Lender shall be permitted without compliance with the provisions of Section 2.12(b) hereof, or if such assignment would violate any applicable securities law. In connection with its execution and delivery hereof each Lender represents that it is acquiring its interest herein for its own account for investment purposes and not with a view to further distribution thereof, and shall require any proposed assignee to furnish similar representations to the Agent and the Borrower.

     (d) Each Lender may, without the consent of Borrower or the Agent but subject to the provisions of Section 2.08, sell participations in its respective Loan and Letter of Credit commitments to such Lender's affiliate(s), but sales of participations to Persons other than such Lender's affiliates shall be made only with the prior consent of the Agent and in all events subject to said section. Provided, however, that (i) no Lender may sell a participation in its aggregate Loan and Letter of Credit commitments (after giving effect to any permitted assignment hereof) unless it retains an aggregate exposure of at least $5,000,000 (except that no such limitation shall be applicable to any such participation sold at any time there exists an Event of Default hereunder, (ii) such Lender's obligations under this Agreement shall remain unchanged, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (v) Borrower and the Agent and other Lenders shall continue to deal solely and directly with each Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and such Lender shall retain the sole right to enforce the obligations of Borrower relating to the Loan and to approve any amendment, modification or waiver of any provisions of this Agreement. Each Lender shall promptly notify in writing the Agent and the Borrower of any sale of a participation hereunder.

     (e) Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section 9.12, disclose to the assignee or participant or proposed assignee or participant any information relating to Borrower or its Subsidiaries furnished to such Lender by or on behalf of Borrower or any Subsidiary. With respect to any disclosure of confidential, non-public, proprietary information, such proposed assignee or participant shall agree to use the information only for the purpose of making any necessary credit judgments with respect to this credit facility and not to use the information in any manner prohibited by any law, including without limitation, the securities laws of the United States. The proposed participant or assignee shall agree in writing not to disclose any of such information except (i) to directors, employees, auditors or counsel to whom it is necessary to show such information, each of whom shall be informed of the confidential nature of the information and agree to maintain the confidentiality thereof as described herein, (ii) in any statement or testimony pursuant to a subpoena or order by any court, governmental body or other agency asserting jurisdiction over such entity, or as otherwise required by law (provided prior notice is given to Borrower and the Agent unless otherwise prohibited by the subpoena, order or law), and (iii) upon the request or demand of any regulatory agency or authority with proper jurisdiction. The pro-posed participant or assignee, and such representatives, shall further agree to return to Borrower at Borrower's expense all documents or other written material and copies thereof received from any Lender, the Agent or Borrower relating to such confiden-tial information.

     (f) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release the Lender from any of its obligations hereunder.

                    ARTICLE X.  GENERAL PROVISIONS.

     Section 10.01.   Representation and Indemnity Regarding
Hazardous Substances.

           (a) Borrower has no knowledge of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any of its Property; or of any spills or disposal of Hazardous Substances that have occurred or are occurring off any of its Property as a result of any construction on or operation and use of the Property; in each case under this paragraph (a) so as to violate any Environmental Law in a manner that would have a material adverse effect on the business, Properties or financial condition of the Borrower and the Significant Subsidiaries on a consolidated basis or the ability of the

     Borrower or the Guarantors to perform their respective obligations under this Agreement or any of the other Loan
     Documents.

           (b) Borrower represents that its Property and any current operation concerning its Property and its business operations are not in violation of any applicable Environmental Law and Borrower has no actual knowledge or any notice from any governmental body claiming that the Property or its business operations or operations or uses of the Property have or may result in any violation of any Environmental Law or requiring or calling attention to the need for any work, repairs, corrective actions, construction alterations or installation on or in connection with the Property or Borrower's business in order to comply with any Environmental Law with which Borrower has not complied, in each case under this paragraph (b) wherein such violation would have a material adverse effect on the business, Properties, or financial condition of the Borrower and the Significate Subsidiaries on a consolidated basis. If there are any such notices which would have such effect with which Borrower has not complied, Borrower shall provide Agent with copies thereof. If Borrower receives any such notice which would have such effect, Borrower will immediately provide a copy to Agent.

           (c) Borrower agrees to indemnify and hold Lenders harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits, and other proceedings, costs and expenses (including, without limitation, reasonable attorneys' fees), arising directly or indirectly from or out of, or in any way connected with (i) the presence of any Hazardous Substances on any of its Property in violation of any Environmental Law;
     (ii) any violation or alleged violation of any Environmental Law relating to Hazardous Substances on any of its Property, whether attributable to events occurring before or after Borrower's acquisition of any of its Property; (iii) any violation of any Environmental Law by Borrower resulting from the conduct of its business, use of its Property, or otherwise; or (iv) any inaccuracy in the certifications contained in this Section 10.01.

           As used in this section, the term "release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment. The term "environment" means any surface or groundwater, drinking water supply, land, surface or subsurface strata or the ambient air.

           The obligations and indemnifications arising under this
     Section 10.01 shall survive termination of this Agreement, repayment of the Loans and indebtedness in connection with the Letters of Credit and expiration of the Letters of Credit.

     Section 10.02. Notices. All communications under or in con-nection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

           (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Lenders in writing:
                      Insituform Technologies, Inc.
                      1770 Kirby Parkway
                      Suite 300
                      Memphis, Tennessee 38138
                      Attn:  Mr. William A. Martin

           (b) if to Agent and/or to STB as a Lender, to its addresses shown below, or to such other address(es) or to such individual's or department's attention as it may have furnished Borrower in writing:

                      with a copy to:

     SunTrust Bank, Nashville, N.A. SunTrust Bank, Nashville, N.A.
     Suite 320, 6410 Poplar Avenue  P.O. Box 305110
     Memphis, Tennessee  38119      201 Fourth Avenue, North
     Attn:  Ms. Carol Yochem        Nashville, Tennessee 37230-5110
     Department:  U.S. Banking      Attn: Mr. J.H. Miles
                                    Department: U.S. Banking

           (c) If to the other Lenders, to the addresses set forth opposite such party's name on the signature pages hereof, or such other address as such party may hereafter specify in writing to Agent and Borrower.

     Each such notice, request or other communication shall be effective (a) if given by mail seventy-two (72) hours after such communication is deposited in the mails with first-class postage prepaid, addressed as aforesaid, (b) if given by telecopy, when such telecopy is transmitted to the telecopy number as described above and the appropriate confirmation is received, or (c) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section, provided that notices to the Agent shall not be effective until received.

     Section 10.03. Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Agent and/or Lenders to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

           (a) Borrower shall send a written notice to Agent setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and
     (iii) the reason for the requested deviation from the covenant(s); and

           (b) Agent will send a written notice to Borrower, signed by Agent, permitting the request with the approval of the Required Lenders, or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Agent, which shall be conditioned upon the Agent's receiving consent thereto from the Required Lenders. Agent's failure to provide such written notice shall be deemed a refusal of such request.

     Section 10.04. Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

     Section 10.05. Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing.

     Section 10.06. Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Agreement or any other Loan Document without the prior express written consent of the Agent. All covenants and agreements contained by or on behalf of Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of Lenders and their successors and assigns. In the event that Lenders sell participations in the Loans to participating lenders, each of such participating lenders shall have the rights of set-off against such Obligations and similar rights or Liens to the same extent available to Lenders, except as otherwise provided in this Agreement.

     Section 10.07. Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Debt and Obligations and the Master Letter of Credit Demand Note and indebtedness arising in connection with the Letters of Credit shall apply with equal force and effect to each and all promissory notes (and, with regard to Letters of Credit, reimbursement agreements) executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of such Debt, Obligations, Master Letter of Credit Demand Note (or indebtedness arising in connection with the Letter(s) of Credit) originally represented by any part of such other Debt or Obligations or Master Letter of Credit Demand Note (or Letter(s) of Credit).

     Section 10.08. Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Agent or Lenders, their officers, employees, consultants, or agents, nor any failure or delay by Agent, STB or Lenders with respect to exercising any right, power, or privilege of Agent, STB or Lenders under the Notes, the Master Letter of Credit Demand Note, the Letters of Credit, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Agent, STB or Lenders may from time to waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Agent. The execution by Agent, STB and/or Lenders of any waiver shall not obligate Agent, STB or the Lenders to grant any further, similar, or other waivers.

     Section 10.09.   Cumulative Rights. Rights and remedies of
Lenders, Agent and STB under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 10.10. Nature of Loan Commitment. With respect to the Loans and the Advances and the Letters of Credit, Lenders' obligation to make the Loans or any Advances or issue or participate in any Letters of Credit shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

     Section 10.11. Governance; Exhibits. The terms of this Agree-ment shall govern if determined to be in conflict with the terms or provisions in any other Loan Document. The exhibits attached to this Agreement are incorporated in this Agreement and shall be considered a part of this Agreement except that in the event of any conflict between an exhibit and this Agreement or another Loan Document, the provisions of this Agreement or the Loan Document, as the case may be, shall prevail over the exhibit.

     Section 10.12. Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits to this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

     Section 10.13. Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

     Section 10.14. Remedies. All remedies for which this Agreement and all other Loan Documents provide for Agent, STB and/or Lenders shall be in addition to all other remedies available to Lenders under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

     Section 10.15. Application of Prepayments. Prepayments shall be applied at Agent's sole discretion (i) first to any unpaid expenses or other charges hereunder, (ii) then to any amounts due under the Master Letter of Credit Demand Note, (iii) then to accrued interest under any of the Obligations as determined by Agent, (iv) then to reduce principal of any of the Obligations, all in such manner as determined by Agent.

     Section 10.16. Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Agent in the administration (both before and after the execution hereof and including reasonable expenses relating to advice of counsel as to the rights and duties of the Agent and/or the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and refinancing, renegotiation and/or restructuring of, this Agreement and the other Loan Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of counsel for the Agent), and of the Lenders (including the reasonable fees and out-of-pocket expenses of counsel for Lenders) incurred by Lenders in connection with the preparation of the Loan Documents and any waivers or amendments in connection therewith or the enforcement or protection of Lenders' rights under the Loan Documents. In addition, subject to compliance with Section 2.12(b), Borrower agrees to pay, and to hold Agent and Lenders harmless from all liability for, any taxes which may be payable in connection with the execution or delivery of this Agreement, the Advances, or the issuance of any of the Notes, the Master Letter of Credit Demand Note, any of the Letters of Credit or any other Loan Documents. Borrower, upon request, promptly will reimburse Agent and Lenders for all amounts expended, advanced, or incurred by Agent or Lenders to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to protect the Properties or business of Borrower or to collect the obligations, or to enforce the rights of Agent and/or Lenders under this Agreement or any other Loan Document, which amounts will include all court costs, reasonable attorney's fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lenders in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

     Section 10.17. Governing Law; Construction; Consent to Forum. This Agreement, each of the Notes and the Master Letter of Credit Demand Note have been negotiated, executed and delivered in and shall be deemed to have been made in Tennessee. This Agreement, the Notes and the other Loan Documents shall be governed by and construed in accordance with the internal laws of the State of Tennessee. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lenders, Borrower hereby consents and agrees that any Tennessee state courts sitting in Davidson County, Tennessee, or, at Agent's or Lenders' option, the United States District Court for the Middle District of Tennessee, shall have jurisdiction to hear and determine any claims or disputes between Borrower, Agent and/or Lenders pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, however, Agent and/or Lenders may, at their option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclosure upon any collateral, to obtain equitable relief or to enforce any judgment or order obtained by Agent and/or Lenders against Borrower or with respect to any collateral, to enforce any other right or remedy under this Agreement or to obtain any other relief deemed appropriate by Lenders and/or Agent. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. Mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Agent or Lenders to serve legal process in any other manner permitted by law.

     Section 10.18. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have executed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent or, in the case of the Lenders, shall have given to the Agent written or telex notice (actually received) that the same has been executed and mailed to them.

     Section 10.19. Severability. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     Section 10.20. Counterparts. This Agreement may be executed by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart; each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

     Section 10.21.   Entire Agreement; No Oral Representations
Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

     Section 10.22. Amendments, Etc. No amendment of any provision of this Agreement or the other Loan Documents, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, except that any waiver of any covenant contained in
Article VI or Article VII, or any Event of Default under Article VIII, or any consent to any departure by Borrower or any Subsidiary from any such covenant, shall be effective if in writing and signed solely by the Agent (provided, that the Agent shall not sign any such waiver or consent unless with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders do any of the following:
(a) increase the Revolving Credit Loan Commitments or other contractual obligations to the Borrower under this Agreement, (b) reduce the principal of, or interest on, the Notes or any fees hereunder, (c) postpone any date fixed for the payment in respect of principal of, or interest on, the Notes or any fees hereunder,
(d) change the percentage of the Revolving Credit Loan Commitments or of the aggregate unpaid principal amount of the Notes, or the number or identity of Lenders that shall be required for the Lenders or any of them to take any action hereunder, (e) modify the definition of "Required Lenders," (f) release any Guarantor, or (g) without limiting the Agent's authority to waive the provisions thereof, modify Article VIII or (g) modify this Section 9.02. Notwithstanding the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement or under any other Loan Document; and (ii) no amendment, waiver or consent shall, unless in writing and signed by STB, affect the interests, rights or duties of STB in its capacity as the provider of the Swing Line Loan.

     Section 10.23. Jury Waiver. IF ANY ACTION OR PROCEEDING INVOLVING THIS LOAN AGREEMENT OR ANY LOAN DOCUMENT IS COMMENCED IN ANY COURT OF COMPETENT JURISDICTION, EACH OF BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE THEIR RIGHTS TO DEMAND A JURY TRIAL.

     IN WITNESS WHEREOF, the undersigned execute this Credit
Agreement as of the day and date first set forth above.

                                      BORROWER:

                                      INSITUFORM TECHNOLOGIES, INC.


                                      By: s/William A. Martin
                                         --------------------------
                                      Title: Senior Vice President
                                            -----------------------



                                      AGENT:

                                      SUNTRUST BANK, NASHVILLE,
                                      NATIONAL ASSOCIATION,
                                      as Agent


                                      By: s/Carol B. Yochem
                                         --------------------------
                                      Title: Group Vice President
                                            ------------------------

                                      LENDERS:

Percentage: 33.3333%                  SUNTRUST BANK, NASHVILLE,
Initial Maximum Note                   NATIONAL ASSOCIATION
 Amount: $35,000,000

                                      By: s/Carol B. Yochem
                                         -----------------------
                                      Title: Group Vice President
                                            --------------------

Address for Notices:                  THE BOATMEN'S NATIONAL BANK
                                      OF ST. LOUIS
One Boatmen's Plaza
800 Market Street
P.O. Box 236                          By: s/Susan L. Bentle
St. Louis, Missouri 63166-0236           ---------------------------
                                      Title: Vice President
                                            -----------------------

Payment Office:

One Boatmen's Plaza
800 Market Street
P.O. Box 236
St. Louis, Missouri 63166-0236

Percentage: 21.4286%
Initial Maximum Note Amount: $22,500,000

Address for Notices:                  UNITED STATES NATIONAL BANK
                                       OF OREGON
555 S.W. Oak Street, Suite 400
Portland, Oregon 97204
                                      By: s/Fiza Noordin
                                         ---------------------------
                                      Title: Corporate Banking
                                             Officer
                                            ------------------------

Payment Office:

555 S.W. Oak Street, Suite 400
Portland, Oregon 97204


With a copy to:

Fiza Noordin
Assistant Relationship Manager
U.S. Bank of Oregon
555 S.W. Oak Street, Suite 400
Portland, Oregon 97204


Percentage: 16.6667%
Initial Maximum Note Amount: $17,500,000

Address for Notices:                  HARRIS TRUST AND SAVINGS BANK

111 West Monroe
P.O. Box 755                          By: s/Catherine C. Ciolek
Chicago, Illinois 60690                  ---------------------------
                                      Title: Vice President
                                            ---------------------

Payment Office:

111 West Monroe
P.O. Box 755
Chicago, Illinois 60690

Percentage: 14.2857%
Initial Maximum Note Amount: $15,000,000

Address for Notices:                        THE DAIWA BANK, LIMITED

One Peachtree Center
303 Peachtree Street                        By: s/Teryll L. Herron
Suite 4420                                     ----------------------
Atlanta, Georgia 30308                      Title: Vice President
                                                  ------------------

Payment Office:

Chicago, IL

Percentage: 9.5238%
Initial Maximum Note Amount: $10,000,000

Address for Notices:                  UNION PLANTERS NATIONAL BANK

6200 Poplar Avenue, 4th Floor
Memphis, Tennessee 38119              By: s/Leonard McKinnon
                                         ---------------------------
                                      Title: Vice President
                                            ------------------------

Payment Office:

6200 Poplar Avenue, 4th Floor
Memphis, Tennessee 38119


Percentage: 4.7619%
Initial Maximum Note Amount: $5,000,000

                              SCHEDULE 1


                DESCRIPTION OF REFINANCED INDEBTEDNESS


     Indebtedness, including accrued interest, of IMA pursuant to:
(i) the Credit Agreement dated February 15, 1995 between IMA and the Boatmen's National Bank of St. Louis and Mark Twain Bank and The Boatmen's National Bank of St. Louis, as agent, and (ii) the Term Loan Agreement dated April 18, 1995 among IMA, The Boatmen's National Bank of St. Louis and Mark Twain Bank and The Boatmen's National Bank of St. Louis, as agent, in each case together with all documents referred to therein, as may be amended.

                              SCHEDULE 2


                             NOTIFICATIONS


     Letter dated December 29, 1994 from the Borrower to Third
National Bank in Nashville, and the matters set forth therein.

                              SCHEDULE 3


                       ADDITIONAL PERMITTED DEBT


     Debt described in the letter dated December 31, 1993 from the Borrower to Third National Bank in Nashville, and in the letter dated March 23, 1995 from Third National Bank in Nashville to the
Borrower.

                              SCHEDULE 4

                   Schedule of Certain Net Positive
               Receivables Outstanding at June 30, 1995 to Borrower and Guaranteeing Subsidiaries
                 by Non-Guaranteeing Subsidiaries (1)


                                                      Receivable
INA Acquisition Corp.:                                Balance (2)

Insituform Licensees B.V.                        $10,192,166(3)
Insituform (Netherlands) B.V.                        638,500(4)
Insituform Management Services                     3,019,449(5)
Insituform Japan                                   1,656,920(6)
Other                                                133,908

Insituform Technologies, Inc.
Other                                                134,932

United Pipeline Systems
USA, Inc.
United Sistema de Tuberias, Ltda. (7)                952,147


(1)  Capitalized terms are as defined in the Credit Agreement.
(2) Calculations herein exclude reference to transactions exempted from the provisions of Section 7.10 of the Credit Agreement other than pursuant to clause (iv) (A) thereof.
(3) Primarily represents transfer of United States license in 1987, plus interest.
(4)  Primarily represents transfers made for tax payments.
(5)  Primarily represents receipts of royalties on behalf of INA
     Acquisition Corp.
(6) Primarily represents intercompany debt between Insituform Japan KK and Insituform Group Limited ("IGL") existing prior to acquisition of IGL by ITI, plus interest.
(7) Primarily represents receivable for goods and services which may not be paid within 120 days.

                      EXHIBIT A TO CREDIT AGREEMENT

                   REVOLVING CREDIT BORROWING REQUEST


  Via fax (901) 766-7565         and
  Attn: Ms. Carol B. Yochem           Attn:  J.H. Miles
  SunTrust Bank, Nashville, N.A.      SunTrust Bank, Nashville, N.A.
  6410 Poplar Avenue                  201 Fourth Avenue North
  Suite 320                           P.O. Box 305110
  Memphis, Tennessee 38119            Nashville, Tennessee 37230-5110

                    Date:                   ,

  Re: Credit Agreement dated October 25, 1995 by and among INSITUFORM TECHNOLOGIES, INC., the lenders listed therein and SunTrust Bank, Nashville, National Association, as agent (as may be amended from time to time, the "Credit Agreement")
Agent:

  Capitalized terms not otherwise defined in this request have the same meaning as in the Credit Agreement. The individual signing this request certifies that (i) he or she is an individual authorized by the Borrower to submit Borrowing Requests to the Agent pursuant to the Credit Agreement, (ii) the undersigned hereby irrevocably gives notice of and requests, pursuant to Section 2.03 of the Credit Agreement, a borrowing under the Revolving Credit Loan facility described in the Credit Agreement (the "Proposed Borrowing"), and
(iii) the amount of the Proposed Borrowing is available to the Borrower pursuant to the Credit Agreement. The information below is true and correct as of the date of this Borrowing Request and relates to the loan and letter of credit facility described in the Credit Agreement and the Proposed Borrowing:

  a.       Current principal amount outstanding under all Revolving
Credit Loans:   $

  b.       Current principal amount outstanding under Swing Line
Loan:           $

  c.       Aggregate face amounts of all outstanding Letters of
Credit:         $

  d.       Total amount of all unreimbursed drafts under Letters of
Credit:         $


1.  AMOUNT OF PROPOSED BORROWING:  $


2.  DATE OF PROPOSED BORROWING:

  Borrowing Requests must be given three (3) Business Days prior to the Proposed Borrowing or, in the case of borrowings to bear interest at the Base Rate, two (2) Business Days prior to the Proposed
Borrowing. All Borrowing Requests received after 1:00 P.M. shall be deemed received on the next Business Day.

3.   (a)   DEPOSIT PROCEEDS OF BORROWING INTO BORROWER'S ACCOUNT NO.
                                        MAINTAINED WITH AGENT:

     OR

     (b)   WIRE TRANSFER PROCEEDS OF BORROWING ACCORDING TO THE
           FOLLOWING INSTRUCTIONS:

           ABA No.
           Account No.
           Name of Bank:
           Customer Reference:
           Other Information:


     In connection with the Proposed Borrowing the undersigned represents on the date hereof and on the date of the Proposed Borrowing (a) it has not obtained knowledge that there exists any Event of Default and (b) all representations and warranties by the Borrower contained in the Credit Agreement are true and correct in all material respects.

Very truly yours,

BORROWER:

INSITUFORM TECHNOLOGIES, INC.


By:
   ---------------------------
Title:
      -----------------------

                      EXHIBIT B TO CREDIT AGREEMENT


                             PROMISSORY NOTE

Nashville, Tennessee                                 $
October         , 1995


     FOR VALUE RECEIVED, INSITUFORM TECHNOLOGIES, INC. ("Borrower") promises and agrees to pay to the order of
               ("Lender") at the offices of SunTrust Bank, Nashville, National Association, as agent (the "Agent"), in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the
principal sum of                                  and no/100 Dollars
($                ), or so much thereof as may be advanced from time
to time by Lender, together with interest on the principal balance outstanding from time to time hereon computed as provided below, from the date of each advance through the Maturity Date. Interest for each year shall be computed based upon a 360-day year for the actual number of days elapsed.

     This Note is issued pursuant to, and is one of the Revolving Credit Notes referred to in, that certain Credit Agreement of even date herewith among Borrower, the Agent, Lender, The Boatmen's National Bank of St. Louis, United States National Bank of Oregon, Harris Trust and Savings Bank, The Daiwa Bank, Limited, Union Planters National Bank and the other lenders from time to time parties thereto (such credit agreement, as it may be amended, modified, extended and/or renewed from time to time, including without limitation all restatements thereof, replacements therefor and changes in form thereto, being collectively referred to herein as the "Credit Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions.

     Interest shall accrue on all amounts outstanding under this Note at the applicable interest rate(s) elected by Borrower in accordance with Section 2.06 of the Credit Agreement. Borrower promises to pay interest on the outstanding principal amount of each Loan hereunder, at such interest rates, payable at such times, and computed in such manner, as in accordance with the terms of the Credit Agreement in strict accordance with the terms thereof.

     As long as no Event of Default has occurred, Borrower may
borrow, repay, reborrow and repay hereunder until the Revolving
Credit Termination Date; provided, however, that at no time shall the principal amount outstanding hereunder exceed
                                    Dollars ($              ) (the

"Maximum Principal Amount"), or, when combined with the principal amounts outstanding under all Revolving Credit Loans under the Credit Agreement and the Swing Line Loan described in the Credit Agreement and the face amounts of all outstanding Letters of Credit and the amount of all unreimbursed draws paid under Letters of Credit, exceed the Maximum Total Amount. If any such excess occurs, Borrower shall immediately pay to Agent for the benefit of the Lender or the Lenders, as the case may be, all principal outstanding hereunder in excess of the Maximum Principal Amount (or Maximum Total Amount, as applicable), plus all interest, fees and charges accrued as required by the Credit Agreement.

     The terms and conditions of any prepayment of this Note shall be governed by the Credit Agreement. Any such prepayment(s) shall be applied first to payment of any fees or expenses due Lender, then to funding losses (if any), then to accrued interest and then to principal. All or part of the indebtedness evidenced by this Note may be prepaid during the period any LIBOR Rate Interest Rate Option is in effect only in accordance with the terms set forth in, and subject to payment of the amounts described in Section 2.13 of, the Credit Agreement.

     The terms and conditions in connection with requesting an Advance by Borrower and for making any Advances by Lender hereunder shall be governed by the applicable provisions of the Credit
Agreement.

     This Note shall be repaid as follows:

           (a) From the date hereof through the Maturity Date, Borrower shall pay to Lender all fees or other charges (if any) under this Note on the last Business Day of each month, and shall pay to Lender accrued interest under this Note, as follows:

                (i) interest on all Loans bearing interest at the Base Rate plus the Applicable Margin, and on all Loans bearing interest at the one-month Adjusted LIBOR rate plus the Applicable Margin, shall be paid by Borrower to Lender on the last Business Day of each month;

                (ii) interest on all Loans bearing interest at the two-month Adjusted LIBOR rate plus the Applicable Margin shall be paid by Borrower to Lender on the last Business Day of the month following the month such interest rate was elected by Borrower under the terms of the Credit Agreement;

                (ii) interest on all Loans bearing interest at the three-month Adjusted LIBOR rate plus the Applicable Margin shall be paid by Borrower to Lender on the last Business Day of the second month following the month such interest rate was elected by Borrower under the terms of the Credit Agreement; and

           (b) Beginning on the first December 31 after the Revolving Credit Termination Date, and continuing on the last Business Day of each consecutive March, June, September and December thereafter until the Maturity Date, Borrower shall pay to Lender principal payments each equal to one-twentieth (1/20th) of the unpaid principal balance outstanding under this Note as of the Revolving Credit Termination Date.

     This Note shall mature on October 25, 2000 (the "Maturity
Date"), at which time all outstanding principal, accrued interest, and all unpaid fees or charges hereunder (if any) will be immediately due and payable.

     Notwithstanding any provision to the contrary, it is the intent of Lender, Borrower and all parties liable on this Note, that neither Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

     In the event that there occurs any Event of Default under the Loan Agreement (any such event constituting an Event of Default under this Note), then, in such event, at the option of the Required Lenders or automatically in the case of Events of Default under Sections 8.01(h) or (i) of the Credit Agreement, as evidenced by notice from the Agent, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without further notice, as the holder may elect regardless of the date of maturity. The Required Lenders, evidenced by notice from the Agent, may waive any default or Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

     Following the occurrence of an Event of Default, principal and unpaid interest bear interest at the lesser of (a) four percentage points (4%) above the Base Rate of SunTrust Bank, Nashville, National Association or (b) the maximum lawful rate of interest permitted by law until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

     The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee
Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

           Executed this the          day of October, 1995.


                           INSITUFORM TECHNOLOGIES, INC.


                           By:


                           Title:

                      EXHIBIT C TO CREDIT AGREEMENT

                       SWING LINE PROMISSORY NOTE


$5,000,000                                       October        , 1995

     For value received, the undersigned, INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the "Borrower") promises to pay on the earlier of DEMAND or the Swing Line Termination Date to the order of SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, a national banking association (the "Lender") at its principal office in Nashville, Tennessee, or at such other place as Lender may designate in writing, the principal sum of up to Five Million Dollars ($5,000,000) in lawful money of the United States of America, or, if less, so much thereof as may be from time to time advanced by Lender to the Borrower hereunder and remain outstanding, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance until the Maturity Date (hereafter defined) at a varying rate of interest which is one-half of one percentage point (0.5%) per annum below the base rate of interest from time to time charged by SunTrust Bank, Nashville, National Association. Interest for each year shall be computed based upon a 360-day year of actual days elapsed. The "base rate of interest" is defined as that rate of interest established from time to time and announced by SunTrust Bank, Nashville, National Association as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans. The rate of interest provided herein shall be determined daily to reflect changes in the base rate of interest charged by SunTrust Bank, Nashville, National Association as such base rate of interest may change from time to time. Interest shall be paid to the Lender on the last Business Day of each month for the preceding month (or portion thereof) following the date of execution.

     This Note is issued pursuant to, and is the Swing Line Note referred to in, that certain Credit Agreement of even date herewith by and between Borrower, Lender, the other lenders set forth on the signature pages thereof and SunTrust Bank, Nashville, National Association, as Agent (as it may be amended, restated and/or modified from time to time, the "Credit Agreement"). This Note, and all advances hereunder, and repayment hereof, is subject to the terms and provisions of the Credit Agreement. Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the automatic maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions. Borrower's failure to pay this Note prior to the Maturity Date (as hereinafter defined) shall not be considered a default hereunder if full payment of this Note is made by Borrower on the Maturity Date.

     Borrower shall be entitled to borrow, repay and reborrow funds hereunder, up to the Swing Line Loan Maximum Amount, pursuant to the terms and conditions of this Note and the Credit Agreement. On any Business Day on or prior to the Swing Line Termination Date, Borrower may request an advance pursuant to this Note by a communication received by Lender not later than 11:00 a.m. o'clock Central Standard Time or Central Daylight Time, whichever is in effect, requesting an advance in a minimum amount of $10,000. The following persons are authorized to request an advance hereunder: James D. Krugman, Jean-Paul Richard or William A. Martin, or such other person as may be designated in writing by Borrower (which writing purportedly shall be signed by one of the aforementioned individuals or by his successor designated as aforesaid).

     Nothing in this Note shall be deemed a commitment to make an advance to Borrower subsequent to the Swing Line Termination Date or the Maturity Date. The Lender shall make the advance by depositing such advance into the Borrower's operating account maintained with Lender. The term "Business Day" means a day other than a Saturday, Sunday, or a day on which commercial banks are authorized to close under federal laws or the laws of the State of Tennessee, or other day on which Lender is closed.

     On the date that is the earlier of (a) three Business Days after demand by Lender for repayment hereunder, or (b) the date Borrower files any petition in bankruptcy or three Business Days after it has had filed against it any such petition, or three Business Days after any other date on which Lender is for any reason precluded under law from making demand on Borrower under this Note, or (c) the Swing Line Termination Date (the earliest of such dates being referred to herein as the "Maturity Date"), the entire principal amount outstanding hereunder, together with all accrued interest and any fees or other charges hereunder, shall be immediately due and payable. Borrower acknowledges that the actual crediting of the amount of any advance to an account of Borrower, or the transfer to Borrower, or to any bank for the account of Borrower, of any advance shall constitute presumptive evidence of such advance and that an advance to Borrower was made pursuant to this Note.

     Any borrowing under this Note shall be deemed a representation and warranty that all amounts outstanding under this Note, plus all advances requested to be made hereunder, do not exceed the Swing Line Loan Maximum Amount, and that all amounts outstanding under the this Note, plus all advances requested to be made hereunder, plus all amounts outstanding under all Revolving Credit Loans described in the Credit Agreement, plus the aggregate face amounts of all Letters of Credit then outstanding, do not exceed the Maximum Total Amount (as such term is used in the Credit Agreement). Any request for a borrowing shall also be deemed a representation by Borrower that it does not have any knowledge that any Event of Default has occurred and is then existing, and that the representations and warranties set forth in the Credit Agreement are true and correct.

     Advances may be prepaid at any time before their or its maturity without penalty or premium.

     This Note is a revolving credit note and it is contemplated that by reason of payments hereon, there may be times when no indebtedness is owing hereunder. Notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each advance made hereunder. This Note shall be valid and enforceable as to the aggregate amount advanced at any time hereunder, plus interest thereon, whether or not the full face amount hereof is advanced.

     Notwithstanding anything to the contrary contained herein, Lender may cancel its option to make advances under this Note, in its sole discretion, at any time in accordance with the Credit Agreement, and/or upon any Event of Default by Borrower under the Credit Agreement. Any such cancellation shall in no way lessen or release Borrower's obligations hereunder.

     All parties now or hereafter liable with respect to this Note, whether the Borrower or any guarantor, endorser or any other person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest. No delay or omission on the part of the Lender, or any holder hereof, in exercising its rights under this Note shall operate as a waiver of such rights or any other right of the Lender or of any holder hereof of any such right or rights on any occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     Lender may, but shall not be required to, apply to the payment of any advance hereunder, on or after the maturity of such advance, any funds or credit held by Lender on deposit for the account of Borrower or any other party liable hereon.

     Following the earlier of (a) three Business Days after demand by Lender for repayment hereunder, or (b) the occurrence of any Event of Default under the Loan Agreement (any such event being a default hereunder), then at the option of Lender or automatically in the case of Events of Default under Sections 8.01(h) or (i) under the Credit Agreement, all unpaid amounts advanced hereunder and interest thereon may be accelerated and become due in accordance with the Credit Agreement regardless of the due date of any advance made hereunder. Lender may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any of Lender's rights hereunder, such right of waiver being a continuing one.

     Borrower shall have no right to assign any rights or obligations under this Note without the written consent of Lender.

     Following the earlier to occur of (a) three Business Days after demand is made hereunder, or (b) the occurrence of an Event of Default, principal and unpaid interest shall bear interest at the rate that is the lesser of (a) the maximum lawful rate of interest permitted by law, or (b) four percentage points (4%) above the Base

Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

     The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee
Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

     This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

     IN WITNESS WHEREOF, the duly authorized officer of the Borrower, being an authorized signatory, has executed this Note as of the day and date first set forth above.


                                 INSITUFORM TECHNOLOGIES, INC.


                                 By:
                                    ---------------------------------
                                 Title:
                                       ------------------------------

                      EXHIBIT D TO CREDIT AGREEMENT

                   MASTER LETTER OF CREDIT DEMAND NOTE


$5,000,000                                       October        , 1995


     For value received, the undersigned, INSITUFORM TECHNOLOGIES, INC., a Delaware corporation (the "Borrower") promises to pay on demand of Lender (or otherwise on the Maturity Date, as set forth below, whichever is earlier), to the order of SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, a national banking association (the "Lender") at its principal office in Nashville, Tennessee, or at such other place as Lender may designate in writing, the principal sum of up to Five Million Dollars ($5,000,000) in lawful money of the United States of America, or, if less, so much thereof as may be from time to time deemed advanced by Lender to the Borrower hereunder by reason of any draws under any Letters of Credit issued by Lender for the account of Borrower and/or a Subsidiary of Borrower, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of any draw(s) under any such Letter(s) of Credit at a varying rate of interest equal to the base rate of interest from time to time charged by SunTrust Bank, Nashville, National Association. Interest for each year shall be computed based upon a 360-day year of actual days elapsed. The "base rate of interest" is defined as that rate of interest established from time to time and announced by SunTrust Bank, Nashville, National Association as its "base rate," such rate being an interest rate used as an index for establishing interest rates on loans. The rate of interest provided herein shall be determined daily to reflect changes in the base rate of interest charged by SunTrust Bank, Nashville, National Association as such base rate of interest may change from time to time.

     This Note is issued pursuant to, and is the Master Letter of Credit Demand Note referred to in, that certain Credit Agreement of even date herewith by and between Borrower, Lender, the other lenders set forth on the signature pages thereof and SunTrust Bank, Nashville, National Association, as Agent (as it may be amended, restated and/or modified from time to time, the "Credit Agreement"). Any term not otherwise defined in this Note shall have the same meaning as in the Credit Agreement. Reference is made to the Credit Agreement, which, among other things, provides for the automatic maturity hereof upon the occurrence of certain events in certain circumstances and upon certain terms and conditions. Borrower's failure to pay this Note prior to the Maturity Date (as hereinafter defined) shall not be considered a default hereunder if full payment of this Note is made by Borrower on the Maturity Date.

     This Note shall be repaid as follows: On the date that is the earliest of (a) the date any draw is made under a Letter of Credit, if the Revolving Credit Loan Commitments are still in effect and have not been terminated, or (b) three Business Days after demand by Lender for repayment under this Note, or (c) the date Borrower files any petition in bankruptcy, or (d) three Business Days after Borrower has had filed against it any petition in bankruptcy, or (e) three Business Days after any other date on which Lender is for any reason precluded under law from making demand on Borrower under this Note, or (f) the Revolving Credit Termination Date (the earliest of such dates being referred to herein as the "Maturity Date"), the entire principal amount outstanding hereunder, together with all accrued interest and any fees or other charges hereunder, shall be immediately due and payable. Borrower acknowledges that payment by Lender of any amount(s) under any Letter of Credit shall constitute an advance to Borrower under this Note. This Note shall be repaid by an advance under the Revolving Credit Loan Commitments made on the date of any draw under any Letter of Credit so long as such Revolving Credit Loans have not been terminated.

     This Note evidences amounts due to Lender in connection with draws under Letters of Credit issued from time to time by Lender for the account of Borrower or any Subsidiary of Borrower. Borrower is personally and jointly and severally liable with any such Subsidiary for any such Letter of Credit issued by Lender. There may be times when no indebtedness is owing hereunder. Notwithstanding such occurrence, this Note shall remain valid and in full force and effect as to each advance deemed made hereunder due to draws under any Letters of Credit.

     All parties now or hereafter liable with respect to this Note, whether the Borrower or any guarantor, endorser or any other person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest. No delay or omission on the part of the Lender, or any holder hereof, in exercising its rights under this Note shall operate as a waiver of such rights or any other right of the Lender or of any holder hereof of any such right or rights on any occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     Lender may, but shall not be required to, apply to the payment of any advance hereunder, on or after the maturity of such advance, any funds or credit held by Lender on deposit for the account of Borrower or any other party liable hereon.

     Following the earliest of (a) the date of any draw under any Letter of Credit if the Revolving Credit Loan Commitments are still in effect and have not been prepaid in whole and terminated, or (b) three Business Days after demand by Lender for repayment hereunder, or (c) the occurrence of any Event of Default under the Loan Agreement (any such event being a default hereunder), then at the option of Lender or automatically in the case of Events of Default under Section 8.01(h) or (i) of the Credit Agreement, all unpaid amounts advanced hereunder and interest thereon may be accelerated and become due in accordance with the Credit Agreement regardless of the due date of any advance made hereunder. Lender may waive any default before or after the same has been declared and restore this Note to full force and effect without impairing any of Lender's rights hereunder, such right of waiver being a continuing one.

     Borrower shall have no right to assign any rights or obligations under this Note without the written consent of Lender.

     Following the earlier to occur of (a) three Business Days after demand is made hereunder, or (b) the occurrence of an Event of Default, principal and unpaid interest bear interest at the rate that is the lesser of (a) the maximum lawful rate of interest permitted by law, or (b) four percentage points (4%) above the Base Rate, until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

     The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

     Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

     The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee
Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

     This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

     This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

     IN WITNESS WHEREOF, the duly authorized officer of the Borrower, being an authorized signatory, has executed this Note as of the day and date first set forth above.


                                 INSITUFORM TECHNOLOGIES, INC.


                                 By:

                                 Title:

                      EXHIBIT E TO CREDIT AGREEMENT

               FORM OF BORROWER'S COUNSEL'S OPINION LETTER

                      KRUGMAN, CHAPNICK & GRIMSHAW
                        Park 80 West - Plaza Two
                     Saddle Brook, New Jersey 07663


                                        October 25, 1995

Each of the Lenders (collectively,
 the "Lenders") party to the Credit
 Agreement dated as of even date
 herewith (the "Loan Agreement")
 among Insituform Technologies,
 Inc. (the "Borrower"), the Lenders
 and SunTrust Bank, Nashville,
 National Association, acting as
 agent (the "Agent") for the Lenders

Ladies and Gentlemen:

     We have acted as counsel for Insituform Technologies, Inc., a Delaware corporation (the "Borrower"), and each of the guarantors (each, a "Guarantor" and, collectively, the "Guarantors") named in Schedule A attached hereto and made a part hereof in connection with the loan to the Borrower in the principal amount of up to $105,000,000 (the "Loan") from the Lenders, and related transactions.

     As such counsel, we have examined the original or copies, certified or otherwise authenticated to our satisfaction of, and are familiar with, the following documents:

     1.    The Loan Agreement;

     2. The Promissory Notes, each dated as of even date herewith, in the aggregate principal amount of up to $105,000,000 executed by the Borrower and payable to the Lenders, respectively, or their respective order (collectively, the "Revolving Credit Notes");

     3. The Swing Line Promissory Note dated as of even date herewith in the principal amount of up to $5,000,000 executed by the Borrower and payable to SunTrust Bank, Nashville, National
Association, or order (the "Swing Line Note");

     4. The Master Letter of Credit Demand Note dated as of even date herewith in the principal amount of up to $5,000,000 executed by the Borrower and payable to SunTrust Bank, Nashville, National Association, or order (the "Master Letter of Credit Demand Note"; the Loan Agreement, the Revolving Credit Notes, the Swing Line Note and the Master Letter of Credit Demand Note are sometimes referred to herein, collectively, as the "Loan Documents"); and

     5. The Guaranties dated as of even date herewith (each a "Guaranty" and, collectively, the "Guaranties") executed by each of the Guarantors, respectively, to the Lenders guaranteeing payment of the Loan and the Master Letter of Credit Demand Note.

     In addition, we have examined such further documents and records and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. On the basis of the foregoing examination, we advise you that, in our opinion:

     (i) The Borrower is a corporation duly organized, existing and in good standing under the General Corporation Law of the State of Delaware and no certificate of dissolution has been filed with the Secretary of State of Delaware, nor has any legal proceeding been instituted by the State of Delaware questioning the legal status of the Borrower as a corporation.

     (ii) The Borrower has been qualified as a foreign corporation in the State of Tennessee, and such qualification has not been revoked or permitted to lapse.

     (iii) The Borrower has the corporate power and corporate authority under the General Corporation Law of Delaware to own and operate its properties, to carry on its business as now conducted, to enter into the Loan Documents and to carry out the terms of the Loan Documents.

     (iv) The Loan Documents have been duly authorized, executed and delivered by the Borrower, and are valid, binding and enforceable obligations of the Borrower, in accordance with their respective terms.

     (v) The amounts to be received by the Lenders as interest under the Revolving Credit Notes, the Swing Line Note and the Master Letter of Credit Demand Note, respectively, constitute lawful interest under applicable law and are neither usurious nor illegal.

     (vi) The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder do not violate any provision of law or any regulation applicable to the Borrower, or any applicable judgment, writ, decree, order or regulation of any court or of any public or governmental agency or authority having jurisdiction over the Borrower or any of its activities or property and, to the best of our knowledge after due inquiry of the Borrower, do not conflict with or result in any breach of or constitute a default under, any of the provisions of any agreement or instrument to which the Borrower is a party or by which it is bound (except that, under the Panola County Bond Obligations, the Shelby County Bond Obligations and the Hanseatic Obligations [as defined in the Loan Agreement], the Borrower may be required to obtain waivers of breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under the Loan Agreement); which violation, conflict, breach or default would have a material adverse effect on the business of the Borrower and the Guarantors on a consolidated basis.

     (vii) All consents, approvals, and authorizations, if any,   of
any governmental authority required in connection with the execution, delivery and performance by the Borrower of its obligations under the Loan Documents have been obtained (except that, under the Panola County Bond Obligations and the Shelby County Bond Obligations, the Borrower may be required to obtain waivers of breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under the Loan Agreement).

     (viii) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending, or, to the best of our knowledge after due inquiry of the Borrower, threatened against or affecting the Borrower, nor, to the best of our knowledge, is there any basis therefor, in each case wherein an unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by, or the validity of, any of the Loan Documents, or the Borrower's ability to perform its obligations thereunder.

     (ix) Each of the Guarantors (other than Insituform Southwest) is a corporation duly organized, existing and in good standing under the laws of its state of incorporation and no certificate of dissolution has been filed with the Secretary of State of such state of incorporation, nor has any legal proceeding been instituted by such state questioning the legal status of the Guarantor as a corporation. Insituform Southwest is a general partnership duly formed under the laws of the State of California.

     (x) Each of the Guarantors (other than Insituform Southwest) has the corporate power and corporate authority under the corporation act of its state of incorporation to carry on its business as now conducted, to enter into its Guaranty and to carry out the terms of its Guaranty; and Insituform Southwest has the partnership power and partnership authority to carry on its business as now conducted, to enter into its Guaranty and carry out the terms of its Guaranty, in accordance with its terms.

     (xi) Each Guaranty has been duly authorized, executed and delivered by the Guarantor thereof, and is the valid, binding and enforceable obligation of the Guarantor.

     (xii) The execution and delivery by the Guarantors of their respective Guaranties and performance by the Guarantors of their respective obligations thereunder do not violate any provisions of law or any regulation applicable to the Guarantors, or any applicable judgment, writ, decree, order or regulation of any court of any public or governmental agency or authority having jurisdiction over the Guarantors, or any of their activities or property and, to the best of our knowledge after due inquiry of the Guarantors, do not conflict with or result in any breach of, or constitute a default under, any of the provisions of any agreement or instrument to which any of the Guarantors is a party or by which they are bound, respectively (except that under the Panola County Bond Obligations and the Shelby County Bond Obligations and the Hanseatic Obligations, the Borrower may be required to obtain waivers of breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under the Loan Agreement); which violation, conflict, breach or default would have a material adverse effect on the business of the Borrower and the Guarantors on a consolidated basis.

     (xiii) All consents, approvals, and authorizations, if any, of any governmental authority required in connection with the execution and delivery and the performance by each of the Guarantors of its obligations under their respective Guaranties have been obtained (except that, under the Panola County Bond Obligations and the Shelby County Bond Obligations, the Borrower may be required to obtain waivers of breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under the Loan Agreement).

     (xiv) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending or, to the best of our knowledge after due inquiry of the Guarantors, threatened against or affecting any of the Guarantors, nor, to the best of our knowledge, is there any basis therefor, in each case wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by or the validity of any Guaranty.

     In rendering the opinion expressed above, we advise you that members of this firm are members of the bars of the States of New York and New Jersey and the District of Columbia. We do not hold ourselves out as experts in the law of any other jurisdictions. We have, however, examined such questions of the laws of such other jurisdictions as we have considered relevant to our opinion.

     To the extent that matters of fact are involved in the conclusions expressed in the foregoing opinion, such opinion is based upon certificates of officers of the Borrower or the Guarantors, respectively, or of public officials, and the representations of the Borrower and the Guarantors set forth in the Loan Documents and of the parties thereto set forth in the Agreement and Plan of Merger dated as of May 23, 1995 among the Borrower, Insituform Mid-America, Inc. and ITI Acquisition Corp. In rendering the opinion expressed in Paragraphs (viii) and (xiv) above, we have relied solely upon the litigation files of the Borrower and the Guarantors and the certificates described in the immediately preceding sentence. Without limiting the immediately preceding sentence, insofar as statements are made herein which relate to our knowledge of certain matters, our inquiry to supplement matters otherwise actually known to us has been limited to a review of documents in our files and due inquiry of the Borrower and the Guarantors, respectively, without any independent review of the records of any court or governmental agency, except that, in rendering the opinions expressed in Paragraphs (i), (ii) and

(ix) above, we have relied upon good standing certificates issued by the relevant jurisdictions in respect of the Borrower and the Guarantors. In rendering the opinion set forth in Paragraph (vi) above, we have relied, without limitation, on the final paragraph of
Section 7.3 of the Loan Agreement. In addition, the opinion expressed in Paragraph (viii) above does not extend to the litigation matters disclosed in the Registration Statement on Form S-4 (No. 33-62677) filed by the Borrower with the Securities and Exchange Commission on September 15, 1995, to the extent such litigation matters are disclosed in all material respects therein and to the extent the nature and amount of such litigation, and the likely outcome thereof, have not materially changed from such disclosures.

     In rendering the opinion set forth herein, we have also assumed the genuineness of all signatures on documents not signed in our presence (and confirm that the Loan Documents and the Guaranties have been signed in our presence), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the due authorization, execution and delivery of the Loan Agreement by the Lenders, respectively, and the Agent.

     The opinion expressed above is subject to the further qualification that: (i) the enforceability of the rights and remedies of the parties thereto in the Loan Documents may be subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of equity remedies, and the unavailability of the remedy of specific performance in certain cases; and (ii) certain of the remedial provisions in the documents may be limited or rendered unenforceable under applicable laws and judicial decisions, provided, however, that the inclusion of such provisions does not affect the validity of the Loan Documents, and the Loan Documents contain adequate provision for enforcing payment of the Note and for the practical realization of the rights and benefits afforded by the Loan Documents.

     This opinion is furnished by us as counsel for the Borrower and the Guarantors solely for your benefit in connection with the transactions contemplated by the Loan Agreement. This opinion may not be relied upon by you for any other purpose, or used or relied upon by, or circulated, furnished or quoted to, any other person, firm or corporation for any purpose without our prior written consent.

                                      Very truly yours,


                                      KRUGMAN, CHAPNICK & GRIMSHAW

                                            SCHEDULE A

Affholder, Inc.,
     a Missouri corporation
E-Midsouth, Inc.,
     a Florida corporation
Gelco Services, Inc.,
     an Oregon corporation
Geltech Constructors, Inc.,
     an Oregon corporation
INA Acquisition Corp.,
     a Delaware corporation
Insituform California, Inc.,
     a Delaware corporation
Insituform Capital Corp.,
     a Delaware corporation
Insituform Central, Inc.,
     a Delaware corporation
Insituform de Puerto Rico, Inc.,
     a Delaware
Insituform Gulf South, Inc.,
     a Delaware corporation
Insituform Mid-America, Inc.,
     a Delaware corporation
Insituform Midwest, Inc.,
     a Delaware corporation
Insituform Missouri, Inc.,
     a Delaware corporation
Insituform North America Corp.,
     a Tennessee corporation
Insituform North, Inc.,
     a Delaware corporation
Insituform of New England, Inc.,
     a Massachusetts corporation
Insituform Plains, Inc.,
     a Delaware corporation
Insituform Rockies, Inc.,
     a Delaware corporation
Insituform Southeast, Inc.,
     a Florida corporation
Insituform Southwest,
     a partnership having Insituform
     California, Inc., a Delaware
     corporation, and NuPipe
     California, Inc., a Delaware
     corporation, as sole partners
Insituform Texark, Inc.,
     a Delaware corporation
NuPipe California, Inc.,
     a Delaware corporation
NuPipe, Inc.,
     an Oregon corporation
NuPipe International, Inc.,
     a Delaware corporation
PALTEM Systems, Inc.,
     a Delaware corporation
Pipe Rehab International, Inc.,
     a Delaware corporation
United Pipeline Systems USA, Inc.,
     a Delaware corporation

                      EXHIBIT F TO CREDIT AGREEMENT


                                GUARANTY

     THIS GUARANTY ("Guaranty") is executed as of October         ,
1995, by                                     , a
    corporation [or                                        ]
("Guarantor"), in favor of SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION, a national banking association with principal offices in Nashville, Tennessee, as lender/issuer under the Letter of Credit Documents, as hereinafter defined, and as lender under the Swing Line Loan (hereafter defined) ("STB"), and in favor of STB and the other lenders, banks and lending institutions from time to time parties to and/or lenders under the Credit Agreement as hereinafter defined (STB, in all its lender/issuer capacities, and such other lenders, banks and lending institutions collectively referred to herein as the "Lenders"), and accepted by SUNTRUST BANK, NASHVILLE, NATIONAL ASSOCIATION for itself and in its capacity as agent for the Lenders under the Credit Agreement (the "Agent").

                          W I T N E S S E T H:

     WHEREAS, Guarantor is a direct or indirect subsidiary of Insituform Technologies, Inc., a Delaware corporation (the
"Borrower"); and

     WHEREAS, Guarantor desires that Lenders extend credit to Borrower; and

     WHEREAS, Lenders have agreed to extend certain credit to Borrower under certain terms and conditions; and

     WHEREAS, among the conditions to Lenders' agreement to extend credit to Borrower is that Guarantor must guarantee the obligations of Borrower to Lenders, as described herein, without which guarantee Lenders would not extend credit to Borrower; and

     WHEREAS, Guarantor's business is a specialized part of an integrated and coordinated enterprise conducted by Borrower through Borrower and Guarantor for the convenience, economic advantage and greater profit of the integrated and coordinated enterprise represented by Borrower and Guarantor;

     NOW, THEREFORE, as an inducement to cause Lenders to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Guarantor agrees as follows:

     Article I. Definitions.

     Section 1.01 The following terms shall have the following meanings unless the context expressly requires otherwise:

           (a) "Borrower" means Insituform Technologies, Inc. and its successors and assigns, and shall include, without limitation:
     (i) Borrower as debtor-in-possession or any trustee in any bankruptcy proceeding, (ii) any trustee, receiver, custodian, conservator, or other similar appointee over Borrower or over any of Borrower's Property pursuant to any court proceeding of any kind, and (iii) any successor corporation or successor Person.

           (b) "Collateral" means: (i) any and all Property and things of value in or against which a lien and/or security interest has been granted or may in the future be granted to secure to Lenders repayment and performance of the Guaranteed Obligations; (ii) any and all Property and things of value now held or which may in the future be held by or for the benefit of Lenders as security for or for application to the Guaranteed Obligations; and (iii) any and all Property and things of value assigned to or which may in the future be assigned to or for the benefit of Lenders as security for or for application to the Guaranteed Obligations.

           (c) "Guaranteed Obligations" means (i) any and all obligations of any kind and character whatsoever of Borrower to Lenders or any of them, evidenced by and/or arising in connection with any of the following: (A) the Revolving Credit Notes (as such term is defined in the Credit Agreement) executed by Borrower in favor of each of the Lenders under the Credit Agreement, in the initial aggregate principal amount of $105,000,000, originally dated as of October 25, 1995, and any and all amendments, modifications, increases, decreases, restatements, extensions and renewals of, to and for any of the foregoing, and all notes given in modification, consolidation, separation, extension, renewal, payment and/or replacement thereof, and all changes in form thereof (collectively referred to herein as the "Notes"), (B) that certain Swing Line Note (as such term is defined in the Credit Agreement) executed by Borrower in favor of STB under the Credit Agreement, in the initial principal amount of $5,000,000, originally dated as of October 25, 1995, and any and all amendments, modifications, increases, decreases, restatements, extensions and renewals thereof, thereto and therefor, and all notes given in modification, consolidation, separation, extension, renewal, payment and/or replacement thereof, and all changes in form thereof (collectively referred to herein as the "Swing Line Note"), and/or (C) any and all applications and/or agreements for standby letter(s) of credit, reimbursement agreements, promissory notes and/or other documents, instruments or agreements executed from time to time by Borrower in connection with any letter(s) of credit issued at any time and/or from time to time by STB for the account of Borrower (or any subsidiary of Borrower) or otherwise on behalf of Borrower or any subsidiary of Borrower for the benefit of any Person, including without limitation all indebtedness and obligations evidenced by and/or arising in connection with that certain Master Letter of Credit

     Demand Note dated October 25, 1995 in the original principal amount of $5,000,000, executed by Borrower in favor of STB, and any and all amendments, modifications, increases, decreases, restatements, extensions and renewals thereof, thereto and therefor, and all notes given in modification, consolidation, separation, extension, renewal, payment and/or replacement thereof, and all changes in form thereof (collectively referred to herein as the "Master Letter of Credit Demand Note") and any and all renewals, replacements, extensions, increases, decreases and/or substitutions of or to any of the foregoing, and all changes in form thereof (all of the foregoing being collectively referred to as "Letter of Credit Documents"), and/or (D) that certain Credit Agreement between and among Borrower, STB as Agent and the lenders parties thereto from time to time, dated
     as of October         ,1995, and any and all amendments,
     modifications, restatements and extensions thereof and thereto and all replacements therefor (collectively referred to herein as the "Credit Agreement"), including without limitation all interest that would accrue and be payable but for the operation of any provisions of the Bankruptcy Code, plus (ii) all costs, fees and expenses associated with and/or incurred in connection with the enforcement of this Guaranty and/or the Guaranteed Obligations, and/or the protection of the rights of Lenders or any of them, under this Guaranty and/or the Guaranteed Obligations, including without limitation any reasonable legal fees and expenses incurred by Lenders in connection with such enforcement or protection, whether any of the foregoing indebtednesses and obligations are now existing or hereafter arising, whether direct or indirect, whether absolute or contingent, whether such indebtedness and obligations are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred, whether such indebtedness arises with or without notice to Guarantor, whether such indebtedness expressly arises with or without reliance on this Guaranty, including, without limitation, all renewals, extensions, amendments, increases, decreases, restatements and modifications of and to any of the aforementioned, and shall include all principal, interest, fees, reasonable attorney fees, court costs, and all other monies evidenced by and comprising the Guaranteed Obligations.

           (d)  "Guarantor" means                                  ,
     a                         corporation [or
                                   ], and its successors and assigns,
     and shall include without limitation: (i) Guarantor as debtor-in-possession or any trustee in any bankruptcy proceeding, (ii) any trustee, receiver, custodian, conservator or other similar appointee over Guarantor or over Guarantor's Property pursuant to any court proceeding of any kind, and (iii) any successor corporation or successor Person.

           (e) "Other Guarantors" means any and all Persons who now or in the future guarantee to Lenders all or any portion of the Guaranteed Obligations.

           (f) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

           (g) "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

     Article II. Representations and Warranties.

     To induce Lenders to accept this Guaranty and to cause Lenders to extend credit from time to time to Borrower, Guarantor hereby represents and warrants to Lenders the following:

     Section 2.01 Corporate Existence. Guarantor is a corporation duly organized, legally existing, and in good standing under the laws
of the State of                       and it is duly qualified as a
foreign corporation in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary, failure to qualify in which would have a material adverse effect on the business, Properties, financial condition or operations of Guarantor.

     [Alternatively: Guarantor is a general partnership duly organized and legally existing under the laws of the state of
                        , having as its [sole] general partner[s]
                     and                       , each a corporation
     duly organized, legally existing and in good standing under the laws of the State of Delaware, and it is duly qualified as a foreign partnership in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary, the failure to qualify in which would have a material adverse effect on the business, Properties, financial condition or operations of the Guarantor.]

     Section 2.02 Corporate Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver, and perform under this Guaranty; Guarantor's board of directors and shareholders [Alternatively: the board of directors and shareholders of Guarantor's general partners] have authorized Guarantor to execute and perform under this Guaranty; and all other corporate and/or shareholder action on Guarantor's part required for the due execution, delivery, and performance of this Guaranty has been duly and effectively taken.

     Section 2.03 Binding Obligations. This Guaranty is legal, valid and binding upon and against Guarantor, enforceable in accordance with its terms, subject to no defense, counterclaim, set-off, or objection of any kind.

     Section 2.04 No Legal Bar or Resultant Lien. Guarantor's execution, delivery and performance of this Guaranty do not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter) or bylaws of Guarantor, any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which Guarantor is subject, or result in the creation or imposition of any lien upon any Properties of Guarantor (provided that, it is acknowledged that Borrower will have obtained any required waivers of certain breaches of certain financial covenants contained in the documents evidencing the Panola County Bond Obligations, the Shelby County Bond Obligations and the Hanseatic Obligations (as defined in the Credit Agreement) prior to borrowing under the Credit Agreement), which violation, creation or imposition would have a material adverse effect on the business, Properties, financial condition or operations of Guarantor.

     Section 2.05 No Consent. Guarantor's execution, delivery, and performance of this Guaranty do not require the consent or approval of any other Person (provided that, it is acknowledged that Borrower will have obtained any required waivers of certain breaches of certain financial covenants contained in the documents evidencing the Panola County Bond Obligations, the Shelby County Bond Obligations and the Hanseatic Obligations (as defined in the Credit Agreement) prior to borrowing under the Credit Agreement).

     Section 2.06 Solvency. Guarantor is solvent as of the date hereof. Guarantor is generally paying its debts as they mature and the fair value of Guarantor's assets exceeds the sum total of Guarantor's liabilities without reference to the Guaranteed
Obligations.

     Section 2.07 In Furtherance of Business Purposes. The extension of credit to Borrower by Lenders is a direct or indirect financial benefit to Guarantor and the execution of this Guaranty is made in furtherance of the purposes of Guarantor. Guarantor's business is a specialized part of an integrated and coordinated enterprise conducted by Borrower through Guarantor and Borrower's other subsidiaries. Borrower, Guarantor and Borrower's other subsidiaries are so related and situated that they share an identity of interests, because what benefits one will benefit the other. For these and other reasons, Guarantor is directly and indirectly benefited by the credit extended by Lenders to Borrower; and this benefit is reasonably equivalent value received by Guarantor in exchange for this Guaranty.

     Article III. Covenants and Agreements.

     Section 3.01 Guarantee of Payment.

           (a) Guarantor hereby irrevocably and unconditionally guarantees to Lenders the full and timely payment and performance of the Guaranteed Obligations.

           (b) All payments by Guarantor shall be paid in lawful money of the United States of America.

           (c) Each and every default in payment of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder by Lenders as each cause of action arises.

           (d) Guarantor shall pay on demand to Lenders all costs and expenses (including without limitation reasonable legal fees, and the reasonable fees and expenses of auditors and consultants) incurred by Lenders in protecting, interpreting, and/or enforcing any of their rights or in the pursuance of any of their remedies in respect of the Guaranteed Obligations or this Guaranty.

     Section 3.02 Obligations Continuing and Unconditional. The obligations of Guarantor under this Guaranty are continuing, absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and expenses on the Guaranteed Obligations shall have been paid in full and discharged and none of STB or any of the Lenders have any obligation to lend or issue Letters of Credit under the Credit Agreement, and such obligations shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event whatsoever, including, without limitation, any of the following, whether or not with notice to or the consent of Guarantor:

           (a) the invalidity, irregularity, illegality or unenforceability of, or any defect in, any instrument, document, agreement or contract evidencing or comprising the Guaranteed Obligations;

           (b) any present or future law or order of any government or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any other obligation of Borrower or any other obligor or to vary any terms of payment;

           (c) any claim of immunity or defense (other than full and final payment of the Guaranteed Obligations) on behalf of Borrower or any other obligor;

           (d) the waiver, compromise, settlement, release or termination of any or all of the Guaranteed Obligations or the release of any Collateral or any Other Guarantor;

           (e) the failure to give notice to Guarantor of the occurrence of any event of default or breach of any of the Guaranteed Obligations or the breach of any provisions hereunder;

           (f) the extension of the time for payment of any principal of or interest or premium on any of the Guaranteed Obligations or of the time for performance of any other obligations, covenants or agreements under or arising out of the Guaranteed Obligations;

           (g) the modification or amendment (whether material or otherwise) of any obligation, instrument, contract, covenant or agreement set forth in, evidencing, or comprising any part of, or failure to marshal any of, the Guaranteed Obligations;

           (h) the taking of, or the omission to take, any of the actions referred to in this Guaranty or in any of the instruments, documents, agreements, and contracts evidencing or comprising the Guaranteed Obligations;

           (i) any failure, omission or delay on the part of Lenders or any other Person to enforce, assert or exercise any right, power or remedy conferred on Lenders or such other Person in the Guaranty or the Guaranteed Obligations;

           (j) the voluntary or involuntary liquidation of, dissolution of, sale or other disposition of all or substantially all the assets of, cessation of business of, marshalling of assets and liabilities of, receivership of, financial decline of, insolvency of, bankruptcy of, assignment for the benefit of creditors of, reorganization of, arrangement of, composition with creditors or readjustment of, or other similar proceedings affecting, Borrower or any of its subsidiaries or assets or any allegation or contest of the validity of the Guaranteed Obligations or this Guaranty, or the disaffirmance or attempted disaffirmance of the Guaranteed Obligations or this Guaranty, in any such proceedings;

           (k) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

           (l) the merger or consolidation of Borrower or a change in Borrower's business operations or management;

           (m) the failure of any other Person to guarantee any or all of the Guaranteed Obligations;

           (n) the failure of Lenders to take or perfect a lien, security interest, or any other interest in any Collateral, or the failure by Lenders to give notice to Guarantor of any foreclosure or other sale of the Collateral by Lenders;

           (o) the release by Lenders of any Collateral or determination by Lenders not to assert a claim against or proceed against Borrower, any Collateral or any Other Guarantor;

           (p) Lenders' compromise or settlement with or without release of any other Person liable for any of the Guaranteed
     Obligations;

           (q)  Lenders' failure to file suit against Borrower
     (regardless whether Borrower is becoming insolvent, is believed to be about to leave the state, or any other circumstance);

           (r)  Lenders' acceleration of any or all of the Guaranteed
     Obligations;

           (s) the renewal, extension, or amendment of any of the Guaranteed Obligations;

           (t) Lenders' failure to exercise diligence in the collection of the Guaranteed Obligations;

           (u) the termination of any relationship of Guarantor with Borrower or Borrower's business, including, without limitation, any relationship of employment, ownership, commerce, or marriage; or

           (v) to the extent permitted by law, any event or action that would, in the absence of this paragraph, result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

     Section 3.03 Waivers by Guarantor.

           (a) Guarantor hereby waives with respect to the Guaranteed Obligations and this Guaranty: diligence; presentment; demand of payment; filing of claims with a court in the event of bankruptcy of Borrower or any other Person liable in respect of the Guaranteed Obligations; any right to require Lenders to proceed first against Borrower or any other Person; protest; notice of dishonor or nonpayment of any such liabilities; notice of the release of any Other Guarantor; notice of the release or sale of any Collateral; and any other notice and all demands whatsoever. Guarantor hereby waives notice from Lenders and the holders at any time or from time to time of the Guaranteed Obligations, of the issuance of the instruments evidencing the Guaranteed Obligations, and of acceptance of, or notice and proof of reliance on, the benefits of this Guaranty.

           (b) Guarantor hereby agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of Borrower even upon payment in full of the Guaranteed
     Obligations.

           (c) The obligations of Guarantor hereunder shall not be discharged except by full and final payment and discharge of the Guaranteed Obligations.

     Section 3.04 Primary Liability of Guarantor. This Guaranty constitutes a guarantee of payment and performance and not of collection. Accordingly, Lenders may enforce this Guaranty against Guarantor without first making demand or instituting collection proceedings upon the Guaranteed Obligations. Guarantor's liability for the Guaranteed Obligations is hereby declared to be primary, and not secondary, and each document presently or hereafter executed by

Borrower to evidence or secure an obligation to Lenders is incorporated herein by reference and shall be fully enforceable against Guarantor. Guarantor shall not be entitled to satisfy this Guaranty by contributing ratably with any Other Guarantor or otherwise paying less than the entire unpaid indebtedness comprising the Guaranteed Obligations.

     Section 3.05 Subordination. Guarantor agrees that any presently existing or hereafter arising loan or extension of credit made by Guarantor to Borrower and any other presently existing or hereafter arising obligation of Borrower to Guarantor shall be subordinate to the Guaranteed Obligations as to both payment and collection. Accordingly, Guarantor agrees not to accept any payment whatsoever from Borrower or to allow any payment by Borrower on Guarantor's behalf while any default, event of default, or breach exists with respect to the Guaranteed Obligations. Guarantor agrees that in the event of a bankruptcy or other insolvency proceeding involving Borrower, Guarantor will timely file a claim for the amount of the subordinated debt, in form reasonably acceptable to Lenders. Guarantor agrees to pursue said claim with diligence. The proceeds of such claim shall be delivered to Lenders to the extent Guarantor owes to Lenders any amounts under this Guaranty.

     Section 3.06 Statute of Limitations. Guarantor acknowledges that the statute of limitations applicable to this Guaranty shall begin to run only upon Lenders' accrual of a cause of action against Guarantor hereunder caused by Guarantor's refusal to honor a demand for performance hereunder made by Lenders in writing; provided, however, if, subsequent to the demand upon Guarantor, Lenders reach an agreement with Borrower on any terms causing Lenders to forbear in the enforcement of their demand upon Guarantor, the statute of limitations shall be reinstated for its full duration until Lenders subsequently again make demand upon Guarantor.

     Section 3.07 Recovery of Avoided Payments. If any amount applied by Lenders to the Guaranteed Obligations is subsequently challenged by a bankruptcy trustee or debtor-in-possession or other Person as an avoidable transfer on the grounds that the payment constituted a preferential payment or a fraudulent conveyance under state law or the Bankruptcy Code or any successor statute thereto or on any other grounds, Lenders may at their option and in their sole discretion, elect whether to contest such challenge. If Lenders contest the avoidance action, all costs of the proceeding, including Lenders' reasonable attorneys' fees, will become part of the Guaranteed Obligations, and shall be due and payable by Guarantor on demand. If the contested amount is successfully avoided, the avoided amount will become part of the Guaranteed Obligations hereunder and shall be due and payable by Guarantor on demand. If Lenders elect not to contest the avoidance action, Lenders may tender the amount subject to the avoidance action to the bankruptcy court, trustee or debtor-in-possession and the amount so advanced shall become part of the Guaranteed Obligations hereunder, and shall be due and payable by Guarantor on demand. Guarantor's obligation to reimburse Lenders for amounts due under this section shall survive the purported cancellation hereof.

     Article IV. Setoff Rights. In order to further secure the payment of the Guaranteed Obligations, Guarantor hereby grants Lenders a right to setoff against all of Guarantor's presently owned or hereafter acquired monies, securities, deposits, instruments (including certificates of deposit), and other Property presently or hereafter in the possession of Lenders. By maintaining any such accounts with Lenders or placing Property in Lenders' possession, Guarantor acknowledges that Guarantor voluntarily subjects the Property to Lenders' rights hereunder.

     Article V. Events Requiring Guarantor to Perform.

     Section 5.01 Events. Upon the occurrence of any of the following events, Guarantor shall immediately and without notice pay to Lenders an amount equal to all of the Guaranteed Obligations, and Lenders shall be entitled to enforce the provisions hereof, and to exercise any other rights, powers, and remedies provided hereunder. Guarantor agrees that if any of the following events occurs, Guarantor shall pay to Lenders an amount equal to all Guaranteed Obligations, regardless whether any of the Guaranteed Obligations themselves have been accelerated, are past due, or are in default:

           (a) any warranty, representation or other statement by or on behalf of Guarantor contained in this Guaranty is false or misleading in any material respect; or

           (b) an Event of Default occurs under or in connection with any of the Guaranteed Obligations or any of the instruments, documents, agreements or contracts evidencing the Guaranteed Obligations, including without limitation the Notes or any of them, the Swing Line Note, the Credit Agreement, the Letter of Credit Documents or any of the other documents, instruments or agreements executed or delivered at any time in connection with any of the foregoing.

     Section 5.02 Remedies; Waiver, Etc.

           (a) No remedy herein conferred upon or reserved to Lenders is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute or by contract.

           (b) No delay or omission to exercise any right or power accruing upon the occurrence of any of the events specified in
     Section 5.01 hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

           (c) In order to entitle Lenders to exercise any remedy reserved to them in this Guaranty, it shall not be necessary to give any notice, except as may be set forth in the Guaranteed Obligations regarding notice to Borrower.

           (d) In the event any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

           (e) No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

     Article VI. Miscellaneous

     Section 6.01. Notices. All communications under or in con-nection with this Guaranty shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

           (a) if to Guarantor, to its address shown below, or to such other address as Borrower may have furnished to Lenders in writing:




                     Attn:


           (b) if to Lenders, to the Agent at the address shown below, or to such other address or to such individual's or department's attention as Lenders may have furnished Borrower in writing:

                with a copy to:

     SunTrust Bank, Nashville, N.A.   SunTrust Bank, Nashville, N.A.,
           as Agent                         as Agent
     Suite 320, 6410 Poplar Avenue    P.O. Box 305110
     Memphis, Tennessee  38119        201 Fourth Avenue, North
     Attn:  Ms. Carol Yochem          Nashville, TN  37230-5110
     Department:  U.S. Banking        Attn:  Mr. J.H. Miles
                                      department:  U.S. Banking

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

     Section 6.02. Invalidity. In the event that any one or more of the provisions contained in this Guaranty for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Guaranty.

     Section 6.03 Survival. All warranties, representations, and covenants made by Guarantor herein shall be deemed to have been relied upon by Lenders and the holder(s) from time to time of the Guaranteed Obligations and shall survive the delivery to Lenders of this Guaranty.

     Section 6.04 Successors and Assigns. This Guaranty shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that Guarantor shall not assign any rights or delegate any obligation hereunder without the prior written consent of Agent (and/or STB with regard to the Swing Line Loan and Letter of Credit Documents). Any attempted assignment or delegation without the required prior consent shall be void. The provisions of this Guaranty are intended to be for the benefit of Lenders and any other holder or holders of the Guaranteed Obligations. Guarantor acknowledges that the Guaranteed Obligations and this Guaranty may be assigned or sold by Lenders to one or more third parties.

     Section 6.05. Renewal, Extension, or Rearrangement. All provisions of this Guaranty relating to Guaranteed Obligations shall apply with equal force and effect to each and all promissory notes and other documents executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Guaranteed Obligations originally represented by any part of such other Guaranteed Obligations.

     Section 6.06. Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Lenders, their officers, employees, consultants, or agents, nor any failure or delay by Lenders with respect to exercising any right, power, or privilege of Lenders under this Guaranty, shall operate as a waiver thereof, except as otherwise provided in this Guaranty. Agent may from time to waive any requirement hereof on behalf of the Lenders and each of them; however no waiver shall be effective unless in writing and signed by Agent. The execution by Agent of any waiver shall not obligate Lenders or Agent to grant any further, similar, or other waivers.

     Section 6.07.  Cumulative Rights.  Rights and remedies of
Lenders under this Guaranty shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 6.08. Construction. This Guaranty constitutes a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

     Section 6.09. Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Guaranty or the exhibits to this Guaranty are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

     Section 6.10. Time of Essence. Time is of the essence with regard to each and every provision of this Guaranty.

     Section 6.11. Remedies. All remedies that this Guaranty provides for Lenders shall be in addition to all other remedies available to Lenders under any other document or under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

     Section 6.12 Entire Agreement. This Guaranty represents the entire agreement between the parties concerning the liability of Guarantor for the Guaranteed Obligations, and any previously made oral statements regarding Guarantor's liability for the Guaranteed Obligations are merged herein. Without limiting the foregoing, Guarantor acknowledges that Lenders have made no oral statements to Guarantor that could be construed as a waiver of Lenders' right to enforce this Guaranty by all available legal means. By its acceptance hereof, Agent, on behalf of STB individually hereby releases any and all prior guaranties executed by Guarantor for its benefit.

     Section 6.13. Amendments. The parties hereto agree that this Guaranty may not be modified or amended except in writing signed by the parties hereto; provided, however, that Agent, in Agent's discretion, may at any time and from time to time grant waivers of the provisions hereof in accordance with Section 6.06.

     Section 6.14. No Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lenders partners of Borrower or Guarantor for any purpose. This Guaranty and any documents securing the Guaranteed Obligations have been executed for the sole benefit of Lenders as an inducement to cause Lenders to extend credit to Borrower, and neither Guarantor nor any other third party is authorized to rely upon Lenders' rights hereunder or to rely upon an assumption that Lenders have exercised or will exercise their rights under any document.

     Section 6.15. Indulgence Not Waiver. Lenders' indulgence in the existence of a default hereunder or any other departure from the terms of this Guaranty shall not prejudice Lenders' rights to make demand and recover from Guarantor.

     Section 6.16. Costs of Collection Against Guarantor. Guarantor agrees to pay on demand all reasonable costs of collection, including, without limitation, court costs, reasonable attorneys' fees and compensation for time spent by Lenders' employees, that

Lenders may incur in enforcing the terms of this Guaranty or that may be incurred in any legal proceeding brought to construe, enforce, or apply this Guaranty.

     Section 6.17. Governing Law; Consent to Forum. This Guaranty has been negotiated, executed and delivered at and shall be deemed to have been made in Nashville, Tennessee. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Tennessee. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Guarantor or Lenders, Guarantor hereby consents and agrees that any Tennessee state courts sitting in Davidson County, Tennessee, or, at Agent's option, the United States District Court for the Middle District of Tennessee, shall have jurisdiction to hear and determine any claims or disputes between Guarantor and Lenders pertaining to this Guaranty or to any matter arising out of or related to this Guaranty; provided, however, Lenders may, at their option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclosure upon any collateral, to obtain equitable relief or to enforce any judgment or order obtained by Lenders against Guarantor or with respect to any collateral, to enforce any other right or remedy under this Guaranty or to obtain any other relief deemed appropriate by Lenders. Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Guarantor hereby waives any objection which Guarantor may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Guarantor hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Guarantor at the address set forth in this Guaranty and that service so made shall be deemed completed upon the earlier of Guarantor's actual receipt thereof or three (3) days after deposit in the United States Mails, proper postage prepaid. Nothing in this Guaranty shall be deemed or operate to affect the right of Lenders to serve legal process in any other manner permitted by law.

     Section 6.18. Gender. Words used herein indicating gender or number shall be read as context may require.

     Section 6.19. Cancellation by Lenders. Lenders may evidence their cancellation of this Guaranty and the release of Guarantor from liability hereunder by delivering to Guarantor an instrument of release, or by delivering the original of this Guaranty to Guarantor with a notation on its face signed and dated by an authorized officer of Lenders stating "Cancelled in Full As To All Guaranteed Obligations." However, the purported cancellation hereof and release of Guarantor shall not impair Guarantor's continuing liability for
(i) any amount of principal, interest, or expenses that was mistakenly omitted by Lenders in calculating the final payment due under the Guaranteed Obligations, if the release of Guarantor was based upon Lenders' belief that it had been paid in full,
(ii) liability for avoided payments and expenses related thereto set forth in Section 3.07 hereto, and (iii) any surviving liability of Borrower to reimburse Lenders or to indemnify Lenders for any amounts whatsoever. Lenders shall not be obligated to release any collateral securing this Guaranty until after all applicable time periods have expired regarding bankruptcy preference or other avoidance actions that may be applicable to the circumstances of payment of any or all of the Guaranteed Obligations.

     Section 6.20. Guaranty Irrevocable. Guarantor's guarantee of the Guaranteed Obligations is irrevocable, except that Guarantor may terminate its continuing obligation to guarantee new indebtedness of Borrower by providing written notice to Agent of such termination and obtaining written confirmation thereof by Agent. No attempted or purported termination by Guarantor shall be effective unless receipt of the notice of termination is acknowledged by Agent thereof in writing. Termination shall apply only to principal portions of the Guaranteed Obligations arising after Agent has confirmed in writing receipt of such notice of termination and shall apply only to such Guaranteed Obligations with respect to which Lenders were not obligated to advance credit to Borrower prior to confirmation by Agent in writing of receipt of such notice of termination. The notice of termination shall not relieve Guarantor of any of the Guaranteed
Obligations: (i) incurred by Borrower before delivery (and confirmation of receipt thereof) of the notice of termination; (ii) arising from and out of Lenders' commitments and agreements to extend credit to Borrower made before delivery (and confirmation of receipt thereof) of the notice of termination; and (iii) consisting of accrued interest, attorney fees, premiums, and other costs, charges, and monies owing under or pursuant to any of the instruments, documents, agreements, or contracts evidencing or comprising any of the Guaranteed Obligations. Termination of this Guaranty may constitute an event of default under the Guaranteed Obligations.

     Section 6.21. No Marshaling of Assets. Lenders may proceed against any Collateral and against parties liable therefor in such order as it may elect, and Guarantor shall not be entitled to require Lenders to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

     Section 6.22. Bankruptcy, Etc. of Borrower. Without limitation, the Guarantor's obligations hereunder shall not be affected by: (a) the filing of a petition in bankruptcy by or against Borrower under 11 U.S.C. Section 101, et seq., or the appointment of a trustee, receiver, custodian, conservator, or other similar appointment over Borrower or any of Borrower's assets, whether under 11 U.S.C.
Section 101, et seq. or other statutory, administrative, or other laws, rules, or regulations; (b) any order, ruling, or action taken (by Lenders, Borrower, or others) in any bankruptcy case initiated by or against Borrower or in any receivership, conservatorship, or other similar estate. Lenders may in their discretion modify any of the terms of the Guaranteed Obligations with any successor or assignee of Borrower or its Property including a debtor-in-possession or trustee in bankruptcy, receiver, custodian, conservator, or similar Person, without affecting Guarantor's obligations hereunder. Any such debtor-in-possession, trustee, receiver, custodian, conservator, or other similarly appointed Person shall be deemed to be authorized to act on behalf of Borrower, and Guarantor authorizes Lenders to deal with any such Person as if that Person were Borrower for purposes of this Guaranty.

     Section 6.23. Guarantor's Independent Decision. Guarantor delivers this Guaranty based solely on its own independent investigation and determination, and Guarantor has not relied on any statement or representation of Lenders or its agents with respect to any matter whatsoever. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning the Guaranteed Obligations and Borrower.

     ENTERED INTO the date first set forth above.

                                 GUARANTOR:



                                 By:
                                    --------------------------------
                                 Title:
                                      ------------------------------

Accepted in Tennessee by:

LENDERS:

SUNTRUST BANK, NASHVILLE,
 NATIONAL ASSOCIATION, as Agent


By:
   -----------------------------
Title:
      --------------------------

STATE OF NEW JERSEY                   )
COUNTY OF                             )


     Before me,                   , a Notary Public of said County
and State, personally appeared                     , with whom I am
personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself/herself to be
                        (or other officer authorized to execute the
instrument) of                                           , the within
named bargainor, a corporation, and that          as such
                           executed the foregoing instrument for the
purposes therein contained, by signing the name of the corporation by
himself/herself as                        .

     Witness my hand and seal, at Office, this      day of         ,
1995.




Notary Public



My Commission Expires:

                     EXHIBIT G TO CREDIT AGREEMENT

                       CERTIFICATE OF COMPLIANCE

     I,                                               , (the
"undersigned") hereby certify that I am the duly elected and
qualified                                   of Insituform
Technologies, Inc. ("Borrower"), and I hereby make the following certifications as required under the terms of the Credit Agreement
dated October         , 1995, as may be amended from time to time
(the "Credit Agreement") by and among Borrower, SunTrust Bank, Nashville, National Association as Agent ("Agent"), and the lenders now or hereafter parties thereto (collectively, "Lenders"):

     1.    This Certificate of Compliance is given to Lenders on the
                 day of                        , 19       . The
information set forth below is derived from Borrower's and its Subsidiaries' [check one]


           ____ quarterly        ____ annual
           financial statements dated [check one]:


____ March 31, 19                           ____ September 30, 19

____ June 30, 19                            ____ December 31, 19

The date checked and completed above is referred to herein as the "Covenant Test Date."

     2. On the Covenant Test Date as calculated pursuant to the Credit Agreement, Borrower's and its Subsidiaries':

           (a)  Consolidated ratio of EBIT to Fixed Charges is
                       to   1.0  ; and

           (b)  Consolidated ratio of Funded Debt to Total
                Capitalization is           to   1.0  ; and

           (c)  Tangible Net Worth (including Offering Proceeds) is
                $                   .

           (d)  Consolidated ratio of Funded Debt to EBITDA is
                            to   1.0  ; and


     3. The undersigned certifies that attached to this Certificate of Compliance are illustrations of the calculations made to determine the covenants described in Section 2 above.

     4. The undersigned certifies that neither the undersigned nor Borrower has obtained knowledge of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default, except for:


                                   .

     5. Capitalized terms appearing herein shall have the meanings ascribed to them in the Credit Agreement.


                                      INSITUFORM TECHNOLOGIES, INC.


                                      By:
                                         ----------------------------
                                      Title:
                                            -------------------------